UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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HENRY SCHEIN, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Henry Schein, Inc. (the “Company” or “Henry Schein”), to be held at 12:30 p.m., on Tuesday, May 14, 2013 at The Carlyle Hotel, 35 East 76th Street, New York, New York 10021.

The Annual Meeting will be held for the following purposes:

1.	to consider the election of fourteen directors of the Company for terms expiring in 2014;

2.	to consider and act upon a proposal to amend the Company’s Section 162(m) Cash Bonus Plan to extend the term of the plan to December 31, 2017 and to re-approve the performance goals thereunder;

3.

to consider and act upon a proposal to amend and restate the Company’s Amended and Restated 1994 Stock Incentive Plan to, among other things, increase the aggregate share reserve and extend the term of the plan to May 14, 2023;

4.	to consider the approval, by non-binding vote, of the 2012 compensation paid to the Company’s Named Executive Officers (as defined in the proxy statement) (commonly known as a “say-on-pay” proposal);

5.	to ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2013; and

6.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 15, 2013 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. The Company believes the rules allow it to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Accordingly, stockholders of record at the close of business on March 15, 2013 will receive a Notice Regarding the Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement of the meeting.

To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice Regarding the Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. Any stockholder of record attending the Annual Meeting may vote in person, even if he or she previously voted over the Internet, by telephone or returned a completed proxy card.

Whether or not you expect to attend the meeting in person, your vote is very important. Please cast your vote regardless of the number of shares you hold. I believe that you can be proud, excited and confident to be a stockholder of Henry Schein. I look forward to discussing our plans for the Company’s future at the Annual Meeting, and I hope to see you there.

STANLEY M. BERGMAN
Chairman and Chief Executive Officer

Melville, New York

April 2, 2013

HENRY SCHEIN, INC.

135 DURYEA ROAD

MELVILLE, NEW YORK 11747

PROXY STATEMENT

The Board of Directors of Henry Schein, Inc. (the “Company”) has fixed the close of business on March 15, 2013 as the record date for determining the holders of the Company’s common stock, par value $0.01, entitled to notice of, and to vote at, the 2013 Annual Meeting of Stockholders (the “Annual Meeting”). As of that date, 87,596,226 shares of common stock were outstanding, each of which entitles the holder of record to one vote. The Notice of Annual Meeting, this proxy statement and the form of proxy are being made available to stockholders of record of the Company on or about April 2, 2013. A copy of our 2012 Annual Report to Stockholders is being made available with this proxy statement, but is not incorporated herein by reference.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

At the Annual Meeting, a “FOR” vote by a majority of votes cast is required for the election of directors (Proposal 1). A “FOR” vote by a “majority of votes cast” means that the number of shares voted “FOR” exceeds the number of votes “AGAINST.” Abstentions and broker non-votes shall not constitute votes “FOR” or votes “AGAINST” a director, and thus will have no effect on the outcome of Proposal 1. Proposals 2 through 5 each require the affirmative “FOR” vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on the matter. Broker non-votes will have no effect on the outcome of Proposals 2 through 5, but abstentions will have the same effect as a vote “AGAINST” each such proposal.

We engaged Innisfree M&A Incorporated to act as proxy solicitor in connection with the Annual Meeting, for a fee of approximately $15,000 (subject to increase if additional services are requested), plus reasonable expenses. We will pay all expenses of this proxy solicitation. In addition to this proxy solicitation, proxies may be solicited in person or by telephone or other means (including by our directors or employees without additional compensation). We will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in distributing proxy materials to the beneficial owners of shares held by such persons as stockholders of record.

If your shares of common stock are registered directly in your name with the Company’s transfer agent, you are considered, with respect to those shares, the stockholder of record. In accordance with rules and regulations adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials to our stockholders on the Internet. If you received a Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of these proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in these proxy materials. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

Shares of common stock held in a stockholder’s name as the stockholder of record may be voted in person at the Annual Meeting. Shares of common stock held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy electronically via the Internet, by telephone or if you have requested a paper copy of these proxy materials, by returning the proxy card or voting instruction card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee.

Whether or not you are able to attend the Annual Meeting, you are urged to complete and return your proxy or voting instructions, which are being solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy or voting instructions when properly completed. In the event no directions are specified, such proxies and voting instructions will be voted “FOR” the nominees for election to the Board of Directors, “FOR” the amendment to the Company’s Section 162(m) Cash Bonus Plan, “FOR” the amendment and restatement of the Company’s 1994 Stock Incentive Plan, “FOR” the say-on-pay proposal, “FOR” the ratification of BDO USA, LLP (“BDO USA”) as the Company’s independent registered public accountants for the fiscal year ending December 28, 2013 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting.

You may revoke or change your proxy or voting instructions at any time before the Annual Meeting. To revoke your proxy, send a written notice of revocation or another signed proxy with a later date to the Corporate Secretary of the Company at Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747 before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. To revoke your voting instructions, submit new voting instructions to your broker, trustee or nominee; alternatively, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, you may attend the Annual Meeting and vote in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors has approved the fourteen persons named below as nominees for election at the Annual Meeting to serve as directors until the 2014 Annual Meeting of Stockholders and until their successors are elected and qualified. Each director will be elected by the vote of the majority of the votes cast with respect to that director’s election, where a majority of the votes cast means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Any executed proxies returned to the Company will be voted for the election of all of such persons except to the extent the proxy is specifically marked to withhold such authority with respect to one or more of such persons. All of the nominees for director currently serve as directors and were elected by the stockholders at the 2012 Annual Meeting of Stockholders, except for Carol Raphael who was appointed as a director by the Board of Directors in August 2012. All of the nominees have consented to be named and, if elected, to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted in the discretion of the persons acting pursuant to the proxy for the election of other nominees. Set forth below is certain information, as of March 15, 2013, concerning the nominees:

Name	Age	Position
Barry J. Alperin	72	Director
Gerald A. Benjamin	60	Executive Vice President, Chief Administrative Officer, Director
Stanley M. Bergman	63	Chairman, Chief Executive Officer, Director
James P. Breslawski	59	President, Chief Operating Officer, Chief Executive Officer of Henry Schein Global Dental, Director
Paul Brons	71	Director
Donald J. Kabat	77	Director
Philip A. Laskawy	71	Director
Karyn Mashima	59	Director
Norman S. Matthews	80	Director
Mark E. Mlotek	57	Executive Vice President, Chief Strategic Officer, Director
Steven Paladino	55	Executive Vice President, Chief Financial Officer, Director
Carol Raphael	70	Director
Bradley T. Sheares, Ph.D.	56	Director
Louis W. Sullivan, M.D.	79	Director

BARRY J. ALPERIN has been a director since 1996. Mr. Alperin, who is retired, served as Vice Chairman of Hasbro, Inc. from 1990 through 1995, as Co-Chief Operating Officer of Hasbro from 1989 through 1990 and as Senior Vice President or Executive Vice President of Hasbro from 1985 through 1989. He was a director of Hasbro from 1985 through 1996. Prior to joining Hasbro, Mr. Alperin practiced law in New York City for 20 years, dealing with corporate, public and private financial transactions, corporate mergers and acquisitions, compensation issues and securities law matters. The Company values Mr. Alperin’s financial expertise and his extensive experience in corporate and securities laws and corporate governance matters. Additionally, as the Company continues to grow through strategic acquisitions, the Board of Directors values Mr. Alperin’s experience leading Hasbro’s mergers and acquisitions and global expansion efforts. Mr. Alperin currently serves as a director of Fiesta Restaurant Group, Inc. (and is Chairman of its finance committee and a member of its audit and corporate governance and nominating committees) and is a director of two privately held corporations, K’NEX Industries, Inc., a toy manufacturer, and Weeks Marine, Inc., a marine construction company (and its subsidiary McNally Construction Co., Inc.). During the past five years, Mr. Alperin served on the Board of Directors of K-Sea Transportation Partners L.P. and The Hain Celestial Group, Inc. He serves as a trustee and member of the Executive Committee of The Caramoor Center for Music and the Arts, President Emeritus and a Life Trustee of The Jewish Museum in New York City and is a past President of the New York Chapter of the American Jewish Committee where he also served as Chair of the audit committee of the national organization. Mr. Alperin also formerly served as Chairman of the Board of Advisors of the Tucker Foundation at Dartmouth College, was President of the Board of the Stanley Isaacs Neighborhood Center in New York City, was a trustee of the Hasbro Children’s Foundation, was President of the Toy Industry Association and was a member of the Columbia University Medical School Health Sciences Advisory Council.

GERALD A. BENJAMIN has been with the Company since 1988, in his current position as Executive Vice President and Chief Administrative Officer since 2000 and a director since 1994. He is also a member of our Executive Management Committee. Prior to holding his current position, Mr. Benjamin was Senior Vice President of Administration and Customer Satisfaction since 1993. Mr. Benjamin was Vice President of Distribution Operations from 1990 to 1992 and Director of Materials Management from 1988 to 1990. Before joining us in 1988, Mr. Benjamin was employed at Estée Lauder, Inc. holding various management positions over his 13-year tenure, including Director of Materials Planning and Control. Mr. Benjamin brings experience to the Company’s Board of Directors in the areas of global services, human resources, operations and leadership. Mr. Benjamin oversees operations at Henry Schein’s distribution centers in North America, Europe, Australia and New Zealand, including over 4 million square feet of distribution space. Mr. Benjamin also has guided our human resources and organizational development as the Company has grown to include over 15,000 employees in 25 countries around the world.

STANLEY M. BERGMAN has been with the Company since 1980, including as our Chairman and Chief Executive Officer since 1989 and as a director since 1982. He is also a member of our Executive Management Committee. Mr. Bergman held the position of President of the Company from 1989 to 2005. Mr. Bergman held the position of Executive Vice President from 1985 to 1989 and Vice President of Finance and Administration from 1980 to 1985. Mr. Bergman brings to the Company’s Board of Directors management and leadership experience. Mr. Bergman is a well known, highly regarded leader in the global health care industry. He has expansive knowledge of the health care industry and macro-economic global conditions, maintains strategic relationships with chief executives and other senior management in the health care industry throughout the world and brings a unique and valuable perspective to the Board of Directors. During his tenure, Mr. Bergman has led the Company from sales of $600 million in 1995 to $8.9 billion in 2012. Mr. Bergman is active in numerous dental industry and professional associations, including the American Dental Association (where he served on the Oversight Committee of the Future of Dentistry Project and was awarded honorary membership) and The Forsyth Institute, the premiere oral health research institution in the United States. Mr. Bergman is also a Certified Public Accountant.

JAMES P. BRESLAWSKI has been with the Company since 1980, in his current position as our President and Chief Operating Officer since 2005 and as a director since 1992. He is also a member of our Executive Management Committee and the Chief Executive Officer of our Henry Schein Global Dental Group. Mr. Breslawski held the position of Executive Vice President and President of U.S. Dental from 1990 to 2005, with primary responsibility for the North American Dental Group. Between 1980 and 1990, Mr. Breslawski held various positions with us, including Chief Financial Officer, Vice President of Finance and Administration and Corporate Controller. Mr. Breslawski is responsible for the Company’s Global Dental and North American Medical businesses. Mr. Breslawski brings to the Company’s Board of Directors management and leadership experience. The Board of Directors is aided by Mr. Breslawski’s understanding of the health care business and his keen business acumen, leadership ability and interpersonal skills. Mr. Breslawski has served as Chairman of the Board of the American Dental Trade Association and President of the Dental Dealers of America. He is also a member of the Leadership Council, School of Dental Medicine at Harvard University, a former board member of the Dental Life Network (formerly the National Foundation of Dentistry for the Handicapped), a former member of the Board of Governors for St. John’s University and a former trustee of Long Island University. Mr. Breslawski is also a Certified Public Accountant.

PAUL BRONS has been a director since 2005. Between 1994 and 2002, Mr. Brons served as an executive board member of Akzo Nobel, N.V. From 1965 to 1994, Mr. Brons held various positions with Organon International BV, including President from 1983 to 1994 and Deputy President from 1979 to 1983. From 1975 to 1979, Mr. Brons served as the General Manager of the OTC operations of Chefaro. Both Organon and Chefaro operated within the Akzo Nobel group. Mr. Brons brings to the Company’s Board of Directors knowledge of the human and animal health pharmaceutical industry (a segment of our medical and animal health businesses) and experience with international business operations and relations. The Board of Directors is also aided by Mr. Brons’ knowledge of European business culture and his strategic focus on European health care issues. Mr. Brons was honored in 1996 by Her Majesty the Queen with the decoration of Knight of the Order of Lion of the Kingdom of the Netherlands, the country’s highest civilian order, conferred for his meritorious achievements for Akzo Nobel and other international activities. During the past five years, Mr. Brons served on the Board of Directors of Almirall S.A., an international pharmaceutical company. Mr. Brons previously served as Chairman of the Supervisory Boards of Akzo Nobel Netherlands, of Organon BioSciences Netherlands and of IBM Netherlands. He was also a member of the Board of Directors of the European Federation of Pharmaceutical Industry Associations.

DONALD J. KABAT has been a director since 1996. Mr. Kabat was the Chief Financial Officer of Central Park Skaters, Inc. from 1992 to 1995 and the President of D.J.K. Consulting Services, Inc. from 1995 to 2006. From 1970 to 1992, Mr. Kabat was a partner in Andersen Consulting (now known as Accenture PLC Ireland), where he practiced a broad array of specialty services including organization, profit improvement, process re-engineering and cost justification studies. With his prior experience as a Certified Public Accountant and partner at a global accounting firm, Mr. Kabat brings to the Company’s Board of Directors strong skills in corporate finance, accounting and risk management. During his consulting career with Andersen Consulting, Mr. Kabat helped launch an entirely new practice specialty called Change Management Services, which focused on human resource management encompassing methods to maintain continuous alignment of strategy, operations, culture and rewards. He was the recipient of the “Bravos” award for outstanding contribution to the Change Management practice. He has made numerous speeches, written articles and contributed chapters to specialized books (e.g., Budgeting: Key to Planning and Control; Management Controls for Professional Firms and The Change Management Handbook.). Mr. Kabat also serves on the boards, and chairs committees, of several not-for-profit organizations.

PHILIP A. LASKAWY has been a director since 2002 and has served as our Lead Director since 2012. Mr. Laskawy joined the accounting firm of Ernst & Young LLP in 1961 and served as a partner in the firm from 1971 to 2001, when he retired. Mr. Laskawy served in various senior management positions at Ernst & Young, including Chairman and Chief Executive Officer, to which he was appointed in 1994. Mr. Laskawy currently serves on the Board of Directors of General Motors Corporation (and is a member of its finance and risk committee), Lazard Ltd. (and is Chairman of its compensation committee and is a member of its audit committee) and Loews Corporation (and is a member of its audit committee). Mr. Laskawy is also the Non-Executive Chairman of Federal National Mortgage Association (Fannie Mae) (and Chairman of its executive committee). As a Certified Public Accountant with over 50 years of experience, Mr. Laskawy brings to the Company’s Board of Directors exceptional skills in corporate finance and accounting, corporate governance, compliance, disclosure and international business conduct. Mr. Laskawy served on the American Institute of Certified Public Accountants to review and update rules regarding auditor independence. In 2006 and 2007, he served as Chairman of the International Accounting Standards Committee Foundation, which was created by the SEC and sets accounting standards in more than 100 countries, and he served as a member of the 1999 Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. Mr. Laskawy also serves on the boards of non-profit organizations. During the past five years, Mr. Laskawy served on the Board of Directors of The Progressive Corporation and Discover Financial Services.

KARYN MASHIMA has been a director since 2008. Ms. Mashima, a private consultant, served as the Senior Vice President, Strategy and Technology of Avaya Inc. from 2000 to January 2009. Prior to holding such position at Avaya, Ms. Mashima held similar positions with the Enterprise Communications unit of Lucent Technologies and AT&T from 1994 to 2000. Ms. Mashima was Vice President of Marketing at Proteon Technologies, Inc. from 1992 to 1994 and Vice President of Marketing at Network Equipment Technologies, Inc. from 1990 to 1992. From 1984 to 1990, Ms. Mashima was Product and Marketing Manager at Hewlett-Packard Company. From 1981 to 1984, Ms. Mashima was employed at Xerox Corp., where her last position was Product Manager of Xerox’s Office Systems division. Ms. Mashima brings to the Company’s Board of Directors extensive executive experience with respect to technology strategies, business planning, market assessment, product development and competitive analysis. With technology (including value-added services) being one of the Company’s key business groups, the Board of Directors values Ms. Mashima’s insight regarding future technological needs of the Company, particularly as the health care industry expands into electronic health records. Additionally, Ms. Mashima has extensive experience in mergers and acquisitions and international business operations and relations. Ms. Mashima is a recognized industry leader, and frequently presents at major industry conferences. She was named a “Woman of Influence for 2005” by NJBiz magazine and to the “First Annual List of Tech Women to Watch” by the executive search firm Christian & Timbers. Ms. Mashima is a member of Women’s Corporate Directors International.

NORMAN S. MATTHEWS has been a director since 2002. Since 1989, Mr. Matthews has worked as an independent consultant and venture capitalist. From 1978 to 1988, Mr. Matthews served in various senior management positions for Federated Department Stores, Inc., including President from 1987 to 1988. Mr. Matthews currently serves on the Board of Directors of Duff & Phelps Corp., Spectrum Brands, Inc. (as Chairman of its nominating and governance committee) and as Chairman of the Board of The Children’s Place Retail Stores, Inc. Mr. Matthews brings to the Company’s Board of Directors extensive experience in strategic marketing and sales with over 30 years of experience as a senior business leader in marketing and merchandising at large public companies and valuable expertise in compensation programs and strategy. Mr. Matthews is director emeritus of Sunoco, Inc., Toys ‘R’ Us, Inc. and Federated Department Stores, Inc. and a trustee emeritus at the American Museum of Natural History. During the past five years, Mr. Matthews served on the Board of Directors of Finlay Fine Jewelry Corporation, Finlay Enterprises, Inc. and The Progressive Corporation. In 2005, Mr. Matthews was named as one of eight outstanding directors by the Outstanding Directors Exchange (an annual award voted on by peer directors and awarded to an outstanding director for the key role he played during a crisis, business transformation or turnaround).

MARK E. MLOTEK has been with the Company since 1994, in his current position as our Executive Vice President and Chief Strategic Officer since 2004 and as a director since 1995. He is also a member of our Executive Management Committee. Prior to his current position, Mr. Mlotek was Senior Vice President of Corporate Business Development from 2000 to 2004 and Vice President, General Counsel and Secretary from 1994 to 1999. Prior to joining us, Mr. Mlotek was a partner in the law firm of Proskauer Rose LLP, the Company’s principal law firm and one of the largest firms in the nation, specializing in mergers and acquisitions, corporate reorganizations and tax law from 1989 to 1994. As the Company continues to grow through strategic acquisitions, the Board of Directors values Mr. Mlotek’s extensive legal, merger and acquisition and business development experience as well as his drive for innovation and his entrepreneurial spirit. Mr. Mlotek also manages the Company’s important supplier partnership arrangements and strategic planning function.

CAROL RAPHAEL has been a director since August 2012. Ms. Raphael served as the President and Chief Executive Officer of Visiting Nurse Service of New York from 1989 to 2011. Prior to Visiting Nurse Service of New York, Ms. Raphael held executive positions at Mt. Sinai Medical Center and in New York City government. In March 2013, Ms. Raphael was appointed by President Obama as a member of the Commission on Long-Term Care. Ms. Raphael chairs the New York eHealth Collaborative. Ms. Raphael is the Chair of the Long-Term Quality Alliance, a member of the National Quality Forum Coordinating Committee, where she chairs its Post Acute/Long-Term Care Workgroup, and is a strategic advisor to the National Committee on Quality Assurance. As a nationally recognized industry leader, Ms. Raphael brings to the Company’s Board of Directors extensive knowledge and experience in health care policy, home health care (particularly chronic, long-term and end-of-life care), economics and management, nursing and health information technology. Ms. Raphael’s strategic insights into the health care needs of an aging patient group and her invaluable experience advancing the adoption of health information technology will assist the Company in its strategic plan for growth. Ms. Raphael currently serves on several non-profit boards, including Primary Care Development Corporation, Pace University, the Medicare Rights Center and the New York City Citizens Budget Commission and as Vice-Chair of AARP’s board. Ms. Raphael is also a member of several advisory boards, including the Harvard School of Public Health’s Health Policy Management Executive Council, the New York City Age-Friendly Commission and the New York University School of Nursing Advisory Board. Ms. Raphael previously served on the Boards of Lifetime Blue Cross/Blue Shield, Future Health and the American Foundation for the Blind and was an Advanced Leadership Fellow at Harvard University in 2012. Ms. Raphael co-edited the book Home Based Care for the New Century, was a Visiting Fellow at the Kings Fund in the United Kingdom and was listed in Crain’s New York Business 50 Most Powerful Women in New York City.

STEVEN PALADINO has been with the Company since 1987, in his current position as our Executive Vice President and Chief Financial Officer since 2000 and as a director since 1992. He is also a member of our Executive Management Committee. Prior to holding his current position, Mr. Paladino was Senior Vice President and Chief Financial Officer from 1993 to 2000, from 1990 to 1992 Mr. Paladino served as Vice President and Treasurer and from 1987 to 1990 served as Corporate Controller. Before joining us, Mr. Paladino was employed as a Certified Public Accountant for seven years, most recently with the international accounting firm of BDO Seidman LLP (now known as BDO USA, LLP). Mr. Paladino brings to the Company’s Board of Directors extensive financial, accounting and industry expertise. Mr. Paladino’s responsibilities with the Company include the corporate oversight and strategic direction of business units as well as direct responsibility for corporate financial services. These corporate financial services include financial reporting, financial planning, treasury, investor relations, internal audit and taxation. Mr. Paladino also has responsibility for Henry Schein Financial Services which provides financial business solutions to our customers and also works with the corporate business development group on mergers and acquisition activities. Mr. Paladino’s skills in corporate finance and accounting, the depth and breadth of his exposure to complex financial issues and his long-standing relationships with the financial community are valued by the Board of Directors.

BRADLEY T. SHEARES, PH.D has been a director since 2010. Dr. Sheares served as Chief Executive Officer of Reliant Pharmaceuticals, Inc., from 2007 through its acquisition by GlaxoSmithKline plc in 2007. Prior to joining Reliant, Dr. Sheares served as President of U.S. Human Health for Merck & Co. from 2001 until 2006. As a member of Merck’s management committee, Dr. Sheares had responsibility for formulating global business strategies, operations management and the development and implementation of corporate policies. He is also a director of Honeywell International (and is a member of its management development and compensation committee and retirement plan committee) and is a director and Chairman of the compensation committees at both The Progressive Corporation and Covance Inc. As the former Chief Executive Officer of Reliant Pharmaceuticals and with 20 years in the pharmaceutical industry (a segment of our medical and animal health businesses), Dr. Sheares brings to the Company’s Board of Directors extensive health care knowledge and experience in sales, marketing, brand management, research and development, complex regulatory and legal issues, risk management and mergers and acquisitions. As a director of numerous other public companies, Dr. Sheares has been involved in succession planning, compensation, employee management and the evaluation of acquisition opportunities. During the past five years, Dr. Sheares served on the Board of Directors of IMS Health Incorporated.

LOUIS W. SULLIVAN, M.D. has been a director since 2003. Dr. Sullivan is President Emeritus of Morehouse School of Medicine. From 1981 to 1989 and from 1993 to 2002, Dr. Sullivan was President of Morehouse School of Medicine. From 1989 to 1993, Dr. Sullivan served as U.S. Secretary of Health and Human Services. Dr. Sullivan currently serves as Chairman of the Board of Directors of BioSante Pharmaceuticals, Inc. (as Chair of its compensation committee and as a member of its audit and finance committee and nominating and corporate governance committee) and serves on the Board of Directors of United Therapeutics Corporation (as a member of its compensation committee, nominating and governance committee and scientific committee) and Emergent BioSolutions Inc. (as Chair of its compensation committee and as a member of its nominating and corporate governance committee). As the Company continues to develop relationships with medical, dental and veterinary universities and seeks to be awarded governmental bids, Dr. Sullivan’s extensive experience in government and governmental relations, in-depth knowledge of health care and health care policy and inside view of health care in academia is extremely beneficial to the Board of Directors. Dr. Sullivan served as Chair of the President’s Commission on Historically Black Colleges and Universities from 2002 to 2009, and was Co-chair of the President’s Commission on HIV and AIDS from 2001 to 2006. Dr. Sullivan is the founding dean of Morehouse School of Medicine, the founding president of the Association of Minority Health Professions Schools and is a member of the boards of numerous charitable organizations. Dr. Sullivan is the recipient of more than 50 honorary degrees. During the past five years, Dr. Sullivan served on the Board of Directors of Inhibitex, Inc.

Each director will be elected by the vote of the majority of the votes cast with respect to that director’s election, where a majority of the votes cast means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

During the fiscal year ended December 29, 2012 (“fiscal 2012”), the Board of Directors held six meetings. The Board of Directors has an Audit Committee, Compensation Committee, Nominating and Governance Committee and a Strategic Advisory Committee. During fiscal 2012, the Audit Committee held four meetings, the Compensation Committee held seven meetings, the Nominating and Governance Committee held two meetings and the Strategic Advisory Committee held four meetings. During fiscal 2012, each director attended at least 75% of the meetings of the Board of Directors and committees on which such directors served. Each of the committees of the Board of Directors acts pursuant to a separate written charter adopted by the Board of Directors.

Independent Directors

The Board of Directors has affirmatively determined that Messrs. Alperin, Brons, Kabat, Laskawy and Matthews, Mses. Mashima and Raphael and Drs. Sheares and Sullivan are “independent,” as defined under Rule 5605(a)(2) of The NASDAQ Stock Market (“NASDAQ”). In determining Ms. Mashima’s independence, the Board of Directors considered her significant other’s employment with the Company’s independent registered public accounting firm. He is a non-audit principal of such firm.

Independent directors, as defined under NASDAQ’s Rule 5605(a)(2), meet at regularly scheduled executive sessions without members of Company management present.

Audit Committee

The Audit Committee currently consists of Messrs. Kabat (Chairman), Alperin and Laskawy. All of the members of the Audit Committee are independent directors as defined under NASDAQ’s Rule 5605(a)(2). The Board of Directors has determined that each of the members of the Audit Committee are “audit committee financial experts,” as defined under the rules of the SEC and, as such, each satisfy the requirements of NASDAQ’s Rule 5605(c)(2)(A).

The Audit Committee oversees (i) our accounting and financial reporting processes, (ii) our audits and (iii) the integrity of our financial statements on behalf of the Board of Directors, including the review of our consolidated financial statements and the adequacy of our internal controls. In fulfilling its responsibility, the Audit Committee has direct and sole responsibility, subject to stockholder approval, for the appointment, compensation, oversight and termination of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Additionally, the Audit Committee oversees those aspects of risk management and legal and regulatory compliance monitoring processes, which may impact our financial reporting. The Audit Committee has the authority to retain, terminate and set the terms of its relationship with any outside advisors who assist the committee in carrying out its responsibilities. The Audit Committee meets at least four times each year and periodically meets separately with management, internal auditors and the independent registered public accounting firm to discuss the results of their audit or review of the Company’s consolidated financial statements, their evaluation of our internal controls, the overall quality of the Company’s financial reporting, our critical accounting policies and to review and approve any related party transactions. We maintain procedures for the receipt, retention and the handling of complaints, which the Audit Committee established. The Audit Committee operates under a charter available on our Internet website at www.henryschein.com, under the “About Henry Schein-Corporate Governance” caption.

Compensation Committee

The Compensation Committee currently consists of Messrs. Alperin (Chairman), Kabat and Matthews. The Compensation Committee reviews and approves (i) all incentive and equity-based compensation plans in which officers or employees may participate, (ii) the Company’s employee and executive benefits plans, and all related policies, programs and practices and (iii) arrangements with executive officers relating to their employment relationships with the Company, including, without limitation, employment agreements, severance agreements, supplemental pension or savings arrangements, change in control agreements and restrictive covenants. In addition, the Compensation Committee has overall responsibility for evaluating and approving the Company’s compensation and benefit plans, policies and programs. Each member of the Compensation Committee is an independent director as defined under NASDAQ’s Rule 5605(a)(2), “non-employee director” as defined under the SEC’s rules and “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee may form subcommittees, consisting of members of the Committee, and delegate authority to such subcommittees as it deems appropriate. The Compensation Committee operates under a charter available on our Internet website at www.henryschein.com, under the “About Henry Schein-Corporate Governance” caption.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consultant, Pearl Meyer & Partners. Pearl Meyer & Partners has also assisted the Compensation Committee with several special projects, including advice on director compensation and the Company’s Long-Term Incentive Program (“LTIP”).

The Compensation Committee retains Pearl Meyer & Partners directly, although in carrying out assignments Pearl Meyer & Partners also interacts with Company management when necessary and appropriate in order to obtain compensation and performance data for the executives and the Company. In addition, Pearl Meyer & Partners may, in its discretion, seek input and feedback from management regarding its consulting work product prior to presentation to the Compensation Committee in order to confirm alignment with the Company’s business strategy, identify data questions or other similar issues, if any.

The Compensation Committee, with the assistance and independent advice of Pearl Meyer & Partners, annually reviews competitive compensation data prepared by Towers Watson, a professional services/human resources consulting company which provides a number of services to the Company.

The Compensation Committee has the authority to retain, terminate and set the terms of its relationship with any outside advisors who assist the committee in carrying out its responsibilities.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Messrs. Laskawy (Chairman) and Alperin and Dr. Sullivan. The purpose of the Nominating and Governance Committee is to identify individuals qualified to become Board of Directors members, recommend to the Board of Directors the persons to be nominated by the Board of Directors for election as directors at the annual meeting of stockholders, determine the criteria for selecting new directors and oversee the evaluation of the Board of Directors. In addition, the Nominating and Governance Committee reviews and reassesses our corporate governance procedures and practices and recommends any proposed changes to the Board of Directors for its consideration. The Nominating and Governance Committee has the authority to retain, terminate and set the terms of its relationship with any outside advisors who assist the committee in carrying out its responsibilities. All of the members of the Nominating and Governance Committee are independent directors as defined under NASDAQ’s Rule 5605(a)(2). The Nominating and Governance Committee operates under a charter available on the Company’s Internet website at www.henryschein.com, under the “About Henry Schein-Corporate Governance” caption.

The Nominating and Governance Committee will consider for nomination to the Board of Directors candidates suggested by stockholders, provided that such recommendations are delivered to the Company, together with the information required to be filed in a proxy statement with the SEC regarding director nominees and each such nominee’s consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals. Our policy is to consider nominations to the Board of Directors from stockholders who comply with the procedures set forth in the Company’s Amended and Restated Certificate of Incorporation, as amended, for nominations at the Company’s Annual Meeting of Stockholders and to consider such nominations using the same criteria it applies to evaluate nominees recommended by other sources. To date, we have not received any recommendations from stockholders requesting that the Nominating and Governance Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement.

In evaluating director nominees, the Nominating and Governance Committee currently considers the following factors:

—	the needs of the Company with respect to the particular talents, expertise and diversity of its directors;

—

the knowledge, skills, reputation and experience of nominees, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

—	familiarity with businesses similar or analogous to the Company; and

—	experience with accounting rules and practices, and corporate governance principles.

The Nominating and Governance Committee, in accordance with its charter, seeks to create a Board of Directors that is strong in its collective knowledge and has a diversity of not only skills and experience, but also diversity in gender, culture and geography. The Nominating and Governance Committee assesses the effectiveness of its diversity policies by annually reviewing the nominees for director to the Company’s Board of Directors to determine if such nominees satisfy the Company’s then-current needs. The Nominating and Governance Committee may also consider such other factors that it deems are in the best interests of the Company and its stockholders. The Nominating and Governance Committee determined that the nominees for election at the Annual Meeting to serve as directors satisfy the Company’s current needs.

The Nominating and Governance Committee identifies nominees by evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Governance Committee identifies the desired skills and experience of a new nominee, and discusses with the Board of Directors suggestions as to individuals that meet the criteria. In addition, the Nominating and Governance Committee has the authority to retain third party search firms to evaluate or assist in identifying or evaluating potential nominees.

With the goal of increasing the effectiveness of the Board of Directors and its relationship to management, the Nominating and Governance Committee evaluates the Board of Director’s performance as a whole. The evaluation process, which occurs at least annually, includes a survey of the individual views of all directors, which are then shared with the full Board of Directors. In addition, each of the committees of the Board of Directors performs a similar annual self-evaluation.

Strategic Advisory Committee

The Strategic Advisory Committee currently consists of Messrs. Matthews (Chairman), Brons and Laskawy, Ms. Mashima and Drs. Sheares and Sullivan. The purpose of the Strategic Advisory Committee is to provide advice to the Board of Directors and to our management regarding the monitoring and implementation of our corporate strategic plan, as well as general strategic planning. All of the members of the Strategic Advisory Committee are independent directors as defined under NASDAQ’s Rule 5605(a)(2). The Strategic Advisory Committee operates under a charter available on our Internet website at www.henryschein.com, under the “About Henry Schein-Corporate Governance” caption.

Board of Directors’ Leadership Structure

Since 1989, the Company has employed a traditional board leadership model, with our Chief Executive Officer also serving as Chairman of our Board of Directors. We believe this traditional leadership structure benefits our Company. A combined Chairman/CEO role helps provide strong, unified leadership for our management team and Board of Directors. Our customers, stockholders, suppliers and other business partners have always viewed our Chairman/CEO as a visionary leader in our industry, and we believe that having a single leader for the Company is good for our business.

We also believe that strong, independent Board of Director leadership is a critical aspect of effective corporate governance. Accordingly, in March 2012, the Board of Directors amended the Company’s Corporate Governance Guidelines and designated Mr. Laskawy to serve as Lead Director. As specified in our Corporate Governance Guidelines the role and duties of the Lead Director include:

—	presiding at all executive sessions of the independent directors and calling meetings of the independent directors;

—	acting as a liaison among the members of the Board of Directors, Chief Executive Officer and management;

—	coordinating information sent to the Board of Directors;

—	coordinating meeting agendas and schedules for the Board of Directors to assure that there is sufficient time for discussion of all agenda items;

—	conferring with the Chief Executive Officer, as appropriate; and

—	being available for consultation with our stockholders, as appropriate.

(See “Corporate Governance Guidelines” set forth below.)

We believe that a single leader serving as Chairman and Chief Executive Officer, together with an experienced Lead Director, is the best governance model for our Company and our stockholders.

Our Board of Directors’ committees, each comprised solely of independent directors and each with a separate Chairman, are the Audit, Compensation, Nominating and Governance and Strategic Advisory Committees. The Chairman of the Audit Committee oversees the accounting and financial reporting processes, legal and compliance matters relating to financial reporting and the

Company’s risk management processes. The Chairman of the Compensation Committee oversees the annual performance evaluation of our Chairman/CEO and senior management. The Chairman of the Nominating and Governance Committee monitors matters such as the composition of the Board of Directors and its committees, Board performance and “best practices” in corporate governance and is also responsible for overseeing succession planning. The Chairman of the Strategic Advisory Committee oversees and monitors the implementation of our corporate strategic plan as well as general strategic planning.

Our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company. We believe the atmosphere of our Board of Directors is collegial, that all Board members are well engaged in their responsibilities, and that all Board members express their views and consider the opinions expressed by other directors. We do not believe that appointing an independent Board Chairman would improve the performance of the Board of Directors.

The Board of Directors is responsible for selecting the Chairman/CEO. The Chairman/CEO establishes the agenda for each Board of Directors meeting (in coordination with the Chairman of the Nominating and Governance Committee/Lead Director) and presides at Board of Directors’ and stockholders’ meetings. The Chairman of the Nominating and Governance Committee/Lead Director takes input from the other independent directors when setting the agenda for the independent sessions.

On an annual basis, as part of our governance review and succession planning, the Nominating and Governance Committee evaluates our leadership structure to ensure that it remains the optimal structure for our Company and our stockholders. We recognize that different board of directors’ leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. We believe our current leadership structure—where our Chief Executive Officer serves as Chairman of the Board of Directors, our Board is comprised of experienced independent directors, including a Lead Director, our Board committees are led by independent directors and our independent directors hold regular meetings in executive session—is most appropriate and remains the optimal structure for our Company and our stockholders and has contributed to our Company’s compounded growth rates for sales and net income since becoming a public company in 1995.

Board of Directors’ Role in Oversight of Risk

Risk oversight is provided by a combination of our full Board of Directors and by the Board’s committees (the Audit, the Compensation, the Nominating and Governance and the Strategic Advisory Committees, each of which is made up entirely of independent directors). The Audit Committee takes the lead risk oversight role, focusing primarily on risk management related to monitoring and controlling the Company’s financial risks (i.e., the Committee oversees those aspects of risk management and legal and regulatory compliance monitoring processes, which may impact the Company’s financial reporting) as well as related to financial accounting and reporting risks. The Compensation Committee focuses primarily on human capital matters such as executive compensation plans and executive agreements. The Nominating and Governance Committee focuses on succession planning, director nomination criteria and candidate identification as well as on evaluation of our corporate governance procedures and practices including performance evaluation of our Board of Directors and executive management. Finally, the Strategic Advisory Committee focuses primarily on the Company’s strategic and business development plans including the risks associated with those plans.

Additionally, the Company holds periodic Risk Summits, where the Company’s management team discusses a wide range of risks that may impact the Company, including, without limitation, (i) financial accounting/reporting risks including credit and liquidity risks, (ii) legal and regulatory risks, (iii) operational risks, including human capital, supply chain, information/communication systems and security and (iv) market risks, including customer demand and supplier relationships. The Risk Summit is attended by members of the Board of Directors.

The Company’s Executive Management Committee has responsibility to oversee and actively manage material risks to the Company (including, without limitation, strategic, development, business, operational, human, financial and regulatory risks) as an integral part of the Company’s business planning, succession planning and management processes. Various members of the management team provide quarterly reports to the Audit Committee on select risk management topics and the Chairman of the Audit Committee reports on these topics to the full Board of Directors.

The Company’s management has a longstanding commitment to employing and imbedding sound risk management practices and disciplines into its business planning and management processes throughout the Company to better enable achievement of the Company’s strategic, business, operational, financial and compliance objectives as well as to achieve and maintain a competitive advantage in the marketplace.

Stockholder Communications

Stockholders who wish to communicate with the Board of Directors may do so by writing to the Corporate Secretary of the Company at Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747. The office of the Corporate Secretary will receive the correspondence and forward it to the Chairman of the Nominating and Governance Committee/Lead Director or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business or is similarly inappropriate.

Our policy is to encourage our Board of Directors’ members to attend the Annual Meeting of Stockholders, and twelve of the thirteen directors then standing for election attended the 2012 Annual Meeting of Stockholders.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, a copy of which is available on our Internet website at www.henryschein.com, under the “About Henry Schein-Corporate Governance” caption. Our Corporate Governance Guidelines address topics such as (i) role of the Board of Directors, (ii) director responsibilities, (iii) Board of Directors’ composition, (iv) definition of independence, (v) lead director, (vi) committees, (vii) selection of Board of Directors nominees, (viii) orientation and continuing education of directors, (ix) executive sessions of independent directors, (x) management development and succession planning, (xi) Board of Directors’ compensation, (xii) attendance of directors at the Annual Meeting of Stockholders, (xiii) Board of Directors access to management and independent advisors, (xiv) annual evaluation of Board of Directors and committees, (xv) submission of director resignations and (xvi) communicating with the Board of Directors.

Among other things, the Company’s Corporate Governance Guidelines provide that it is the Board of Directors’ policy to periodically review issues related to the selection and performance of the Chief Executive Officer. At least annually, the Chief Executive Officer must report to the Board of Directors on the Company’s program for management development and on succession planning. In addition, the Board of Directors and Chief Executive Officer shall periodically discuss the Chief Executive Officer’s recommendations as to a successor in the event of the sudden resignation, retirement or disability of the Chief Executive Officer.

The Company’s Corporate Governance Guidelines also provide that it is the Board of Directors’ policy that, in light of the increased oversight and regulatory demands facing directors, directors must be able to devote sufficient time to carrying out their duties and responsibilities effectively. Accordingly, directors should not serve on more than five other boards of public companies in addition to the Company’s Board of Directors.

Code of Ethics

In addition to our Worldwide Business Standards applicable to all employees, we have adopted a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Controller (if any) and Vice President of Corporate Finance (if any), or persons performing similar functions. The Code of Ethics is posted on our Internet website at www.henryschein.com, under the “About Henry Schein-Corporate Governance” caption. We intend to disclose on our website any amendment to, or waiver of, a provision of the Code of Ethics that applies to the Chief Executive Officer, Chief Financial Officer, Controller (if any) and Vice President of Corporate Finance (if any), or persons performing similar functions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding beneficial ownership of our common stock (excluding restricted stock units) as of March 15, 2013 by (i) each person we know is the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, (iii) each nominee for director of the Company, (iv) our Chief Executive Officer, our Chief Financial Officer and each of the other three most highly paid executive officers serving as of December 31, 2012 (the “Named Executive Officers”) and (v) all directors and executive officers as a group.

	Shares Beneficially Owned
Names and Addresses[1]	Number	Percent of Class

Barry J. Alperin[2]	62,087	*

Gerald A. Benjamin[3]	88,044	*

Stanley M. Bergman[4]	658,955	0.8%

James P. Breslawski[5]	198,196	*

Paul Brons[6]	45,439	*

Donald J. Kabat[7]	44,763	*

Stanley Komaroff[8]	73,114	*

Philip A. Laskawy[9]	65,148	*

Karyn Mashima[10]	19,415	*

Norman S. Matthews[11]	67,191	*

Mark E. Mlotek[12]	63,028	*

Steven Paladino[13]	125,509	*

Carol Raphael[14]	750	*

Bradley T. Sheares, Ph.D.[15]	740	*

Louis W. Sullivan, M.D.[16]	71,415	*

FMR LLC[17]	6,455,093	7.3%

T. Rowe Price Associates, Inc.[18]	6,403,492	7.2%

BlackRock, Inc.[19]	5,191,730	5.9%

Directors and Executive Officers as a Group (20 persons)[20]	1,872,745	2.1%

* Represents less than 0.5%.

1 Unless otherwise indicated, the address for each person is c/o Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747.

2 Represents (i) 13,772 shares owned directly and over which he has sole voting and dispositive power, (ii) outstanding options to purchase 44,575 shares that either are exercisable or will become exercisable within 60 days and (iii) 3,740 shares held in his Non-Employee Director Deferred Compensation Plan account. Additionally, Mr. Alperin holds 10,598 restricted stock units that vest more than 60 days from March 15, 2013.

3 Represents (i) 24,360 shares owned directly and over which he has sole voting and dispositive power, (ii) outstanding options to purchase 60,785 shares that either are exercisable or will become exercisable within 60 days and (iii) 2,899 shares held in a 401(k) Plan account. Additionally, Mr. Benjamin holds 42,527 restricted stock units that vest more than 60 days from March 15, 2013.

4 Represents (i) 13,360 shares that Mr. Bergman owns directly and over which he has sole voting and dispositive power, (ii) 4,409 shares held in a 401(k) Plan account, (iii) 630,462 shares over which Marion Bergman, Mr. Bergman’s wife, has shared voting and dispositive power as co-trustee of the Bergman Family 2010 Trust 2, (iv) 724 shares owned indirectly by Mr. Bergman’s wife over which Mr. Bergman has shared voting and dispositive power and (v) 10,000 shares over which Mr. Bergman has sole voting and dispositive power, as sole trustee of the Edward J. Bergman Trust for the benefit of one of Mr. Bergman’s children. Additionally, Mr. Bergman holds 163,396 restricted stock units that vest more than 60 days from March 15, 2013. Including his restricted stock units, Mr. Bergman beneficially owns 0.9% of the outstanding shares of common stock of the Company.

5 Represents (i) 81,976 shares owned directly and over which he has sole voting and dispositive power, (ii) outstanding options to purchase 112,757 shares that either are exercisable or will become exercisable within 60 days and (iii) 3,463 shares held in a 401(k) Plan account. Additionally, Mr. Breslawski holds 46,526 restricted stock units that vest more than 60 days from March 15, 2013.

6 Represents (i) 8,364 shares owned directly and over which he has sole voting and dispositive power and (ii) outstanding options to purchase 37,075 shares that either are exercisable or will become exercisable within 60 days. Additionally, Mr. Brons holds 10,598 restricted stock units that vest more than 60 days from March 15, 2013.

7 Represents (i) 1,000 shares held indirectly over which Mr. Kabat and his wife are co-trustees for the benefit of his wife and over which Mr. Kabat has shared voting and dispositive power, (ii) outstanding options to purchase 42,075 shares that either are exercisable or will become exercisable within 60 days and (iii) 1,688 shares held in his Non-Employee Director Deferred Compensation Plan account. Additionally, Mr. Kabat holds 10,598 restricted stock units that vest more than 60 days from March 15, 2013.

8 Represents (i) 18,637 shares owned directly and over which he has sole voting and dispositive power, (ii) outstanding options to purchase 54,086 shares that either are exercisable or will become exercisable within 60 days and (iii) 391 shares held in a 401(k) Plan account. Additionally, Mr. Komaroff holds 41,159 restricted stock units that vest more than 60 days from March 15, 2013.

9 Represents (i) 11,235 shares owned directly and over which he has sole voting and dispositive power, (ii) 4,000 shares owned indirectly by Mr. Laskawy’s wife over which he has shared voting and dispositive power, (iii) outstanding options to purchase 37,075 shares that either are exercisable or will become exercisable within 60 days and (iv) 12,838 shares held in his Non-Employee Director Deferred Compensation Plan account. Additionally, Mr. Laskawy holds 10,598 restricted stock units that vest more than 60 days from March 15, 2013.

10 Represents (i) 7,937 shares owned directly and over which she has sole voting and dispositive power, (ii) outstanding options to purchase 8,987 shares that either are exercisable or will become exercisable within 60 days and (iii) 2,491 shares held in her Non-Employee Director Deferred Compensation Plan account. Additionally, Ms. Mashima holds 10,598 restricted stock units that vest more than 60 days from March 15, 2013.

11 Represents (i) 21,035 shares owned directly and over which he has sole voting and dispositive power, (ii) 9,400 shares owned indirectly by Mr. Matthews’ wife and Peter Banks, as trustees of a trust for the benefit of Mr. Matthews’ wife over which he has shared voting and dispositive power, (iii) outstanding options to purchase 22,075 shares that either are exercisable or will become exercisable within 60 days and (iv) 14,681 shares held in his Non-Employee Director Deferred Compensation Plan account. Additionally, Mr. Matthews holds 10,598 restricted stock units that vest more than 60 days from March 15, 2013.

12 Represents (i) 13,015 shares owned directly and over which he has sole voting and dispositive power, (ii) 800 shares owned indirectly by Mr. Mlotek’s children over which he has shared voting and dispositive power, (iii) outstanding options to purchase 47,161 shares that either are exercisable or will become exercisable within 60 days and (iv) 2,052 shares held in a 401(k) Plan account. Additionally, Mr. Mlotek holds 41,159 restricted stock units that vest more than 60 days from March 15, 2013.

13 Represents (i) 45,749 shares owned directly and over which he has sole voting and dispositive power, (ii) outstanding options to purchase 76,409 shares that either are exercisable or will become exercisable within 60 days and (iii) 3,351 shares held in a 401(k) Plan account. Additionally, Mr. Paladino holds 42,527 restricted stock units that vest more than 60 days from March 15, 2013.

14 Represents 750 shares owned directly and over which she has sole voting and dispositive power. Additionally, Ms. Raphael holds 4,491 restricted stock units that vest more than 60 days from March 15, 2013.

15 Represents 740 shares owned directly and over which he has sole voting and dispositive power. Additionally, Mr. Sheares holds 10,598 restricted stock units that vest more than 60 days from March 15, 2013.

16 Represents (i) 10,389 shares owned directly and over which he has sole voting and dispositive power, (ii) outstanding options to purchase 52,075 shares that either are exercisable or will become exercisable within 60 days and (iii) 8,951 shares held in his Non-Employee Director Deferred Compensation Plan account. Additionally, Dr. Sullivan holds 10,598 restricted stock units that vest more than 60 days from March 15, 2013.

17 The principal office of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. The foregoing information regarding the stock holdings of FMR LLC and its affiliates is based on a Schedule 13G filed by FMR LLC with the SEC on February 14, 2013.

18 The principal office of T. Rowe Price Associates, Inc. (“Price Associates”) is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser, with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The foregoing information regarding the stock holdings of Price Associates and its affiliates is based on an amended Schedule 13G filed by Price Associates with the SEC on February 8, 2013.

19 The principal office of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. The foregoing information regarding the stock holdings of BlackRock, Inc. is based on an amended Schedule 13G filed by BlackRock, Inc. with the SEC on February 8, 2013.

20 Includes (i) with respect to all directors and Named Executive Officers, (a) 927,705 shares, directly or indirectly, beneficially owned, including restricted common stock, (b) 60,954 shares held in 401(k) Plan accounts and in Non-Employee Director Deferred Compensation Plan accounts, as applicable and (c) outstanding options to purchase 595,135 shares that either are exercisable or will become exercisable within 60 days and (ii) with respect to all executive officers that are not Named Executive Officers or directors, (a) 100,240 shares, directly or indirectly, beneficially owned, including restricted common stock, (b) 7,869 shares held in 401(k) Plan accounts and (c) outstanding options to purchase 180,842 shares that either are exercisable or will become exercisable within 60 days. Additionally, (i) all directors and Named Executive Officers collectively hold 466,569 restricted stock units that vest more than 60 days from March 15, 2013 and (ii) all executive officers that are not Named Executive Officers or directors collectively hold 93,568 restricted stock units that vest more than 60 days from March 15, 2013. Including these restricted stock units, directors and executive officers as a group beneficially own 2.8% of the outstanding shares of common stock of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers and directors are required under the Securities Exchange Act of 1934 (the “Exchange Act”) to file reports of ownership of common stock of the Company with the SEC. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2012 the executive officers and directors of the Company timely complied with all applicable filing requirements, except for one late report filed on behalf of Ms. Raphael with respect to a grant of restricted stock units awarded to her by the Company in connection with her election as a member of the Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company’s compensation program consists of four main components: (i) base salary; (ii) annual incentive compensation opportunity; (iii) equity-based awards and (iv) other benefits and perquisites. A major portion of total compensation is based on annual and long-term performance-based awards. In 2012, the sum of time-based and performance-based restricted stock unit awards, annual incentive compensation (under the heading “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table) and bonus, if any, represented between 73% and 76% of total compensation for the Named Executive Officers. Mr. Bergman’s long term equity-based incentive awards consist solely of performance-based restricted stock units. The combination of incentives is designed to balance annual operating objectives and Company earnings performance with longer-term stockholder value creation.

In fiscal 2012, the Company had record net sales of $8.9 billion (an increase of 4.8% compared with the fiscal year ended December 31, 2011 (“fiscal 2011”)) and growth in diluted EPS of 8.8% compared with fiscal 2011.

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Base Salary.    In 2012, based on the Company’s performance and competitive market data with respect to base salary pay practices, the Company increased the base salaries for the Named Executive Officers by a weighted average of 2.5%.

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Annual Incentive Compensation.    The components of the Company’s annual incentive compensation (i.e., PIP (as defined below) bonus) which are set by the Compensation Committee annually, are designed to reward the achievement of pre-established goals. Each executive officer’s PIP bonus (other than Mr. Bergman’s) is based on three weighted components: (i) the Company’s corporate financial (i.e., EPS) goal, (ii) the executive officer’s specific business unit financial goals and (iii) the executive officer’s individual performance goals. Mr. Bergman’s annual incentive compensation (paid under the Company’s 162(m) Cash Bonus Plan and PIP) is based on three weighted components: (i) the Company’s corporate financial (i.e., EPS) goal, (ii) the average performance of the Company’s other executive officers with respect to their business unit financial goals under the PIP and (iii) the average performance of the Company’s other executive officers with respect to their individual performance goals under the PIP.

➢	The Company retained the 2011 levels in determining target amounts for the PIP bonuses to the Named Executive Officers in 2012.

➢

In March 2013, the Compensation Committee approved a clawback policy whereby the Company has the right to recoup from the participant, including the Named Executive Officers, and the participant is required to repay to the Company, an amount equal to the PIP cash bonus paid to the participant if the participant engages in a competitive activity (as defined in the award agreement) or violates a non-disclosure, non-solicitation of employees or other restrictive covenant between the participant and the Company on or after the payment date but on or prior to the first anniversary of such payment date. This policy is effective beginning with the 2013 PIP.

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Equity-Based Awards.   The Company allocates equity-based awards in the form of restricted stock/units that cliff vest at the end of four years for time-based awards and three years for performance-based awards.

➢

Named Executive Officers receive 65% of their equity-based awards in the form of performance-based restricted stock/units and 35% of their awards in the form of time-based restricted stock/units, except for Mr. Bergman who receives 100% of his equity-based awards in the form of performance-based restricted stock/units.

➢

Awards of performance-based restricted stock/units granted to participants, including the Named Executive Officers, are tied to growth of the Company’s earnings per share. Therefore, when the Company successfully achieves its target diluted earnings per share (“EPS”), participants, including the Named Executive Officers, are paid at target levels. When the Company’s performance exceeds the target EPS, participants, including the Named Executive Officers, receive additional shares with respect to their awards of restricted stock/units. When the Company’s performance does not meet the target EPS, shares paid to participants, including the Named Executive Officers, are reduced.

➢

For the Named Executive Officers (other than Mr. Bergman), the value of their 2012 LTIP restricted stock units awards remained unchanged as compared to the value of such Named Executive Officers’ 2011 LTIP restricted stock units awards, except for a one-time additional amount granted to them in 2012. Mr. Bergman did not receive the one-time grant but instead received a 12.5% increase in the value of his 2012 LTIP restricted stock unit award compared to the value of his 2011 LTIP restricted stock unit award.

➢

Effective with LTIP awards granted on or after March 1, 2013, the Compensation Committee approved a clawback policy whereby the Company has the right to recoup from the participant, including the Named Executive Officers, and the participant is required to repay the Company, an amount equal to the fair market value of the aggregate shares of restricted stock/units payable to the participant if the participant engages in a competitive activity (as defined in the award agreement) or violates a non-disclosure, non-solicitation of employees or other restrictive covenant between the participant and the Company on or after the payment date but on or prior to the first anniversary of such payment date.

—	Elimination of Tax Gross-Ups. As of January 1, 2012, the Company does not provide any tax gross-ups to our Named Executive Officers.

—	Other Benefits and Perquisites. The Company provides a modest program commensurate with competitive practices that is generally consistent with the benefits provided to other employees.

Compensation Objectives and Strategy

The Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for their performance, the Company’s performance and for creating long term value for stockholders. The primary objectives of the program are to:

—	align rewards with performance that creates stockholder value;

—	support the Company’s strong team orientation;

—	encourage high potential team players to build a career at the Company; and

—	provide rewards that are cost-efficient, competitive with other organizations and fair to employees and stockholders.

The Company’s executive compensation programs are approved and administered by the Compensation Committee of the Board of Directors. Working with management and outside advisors, the Compensation Committee has developed a compensation and benefits strategy that rewards performance, promotes appropriate conduct, and reinforces a culture that the Compensation Committee believes will drive long-term success.

The compensation program rewards team accomplishments while promoting individual accountability. The Company has a robust planning and goal-setting process that is fully integrated into the compensation system, enhancing a strong relationship between individual efforts, business unit financial results and Company financial results with executive officer financial rewards.

A major portion of total compensation is placed at risk through annual and long-term incentives. As shown in the Summary Compensation Table, in 2012 the sum of restricted stock unit awards, annual incentive compensation (under the heading “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table) and bonus, if any, represented between 73% and 76% of the total compensation for the Named Executive Officers. The combination of incentives is designed to balance annual operating objectives and Company earnings performance with longer-term stockholder value creation.

We seek to provide competitive compensation that is commensurate with performance. We target compensation at the median of the market, and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded. (See “Pay Levels and Benchmarking” set forth below.)

We seek to promote a long-term commitment to the Company by our senior executives. We believe that there is great value to the Company in having a team of long-tenure, seasoned managers. Our team-focused culture and management processes are designed to foster this commitment. The vesting schedules attached to restricted stock, restricted stock unit and option awards reinforce this long-term orientation.

Role of the Compensation Committee

General

The Compensation Committee provides overall guidance for our executive compensation policies and determines the amounts and elements of compensation for our executive officers. The Compensation Committee’s function is more fully described in its charter which has been approved by our Board of Directors. The charter is available on our Internet website at www.henryschein.com, under the “About Henry Schein-Corporate Governance” caption.

When considering decisions concerning the compensation of our executive officers, other than the Chief Executive Officer, the Compensation Committee asks for Mr. Bergman’s recommendations, including his detailed evaluation of each executive’s performance.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of Pearl Meyer & Partners, an independent compensation consultant. Pearl Meyer & Partners advised the Compensation Committee with respect to certain executive compensation matters for fiscal 2012, including assisting it in its review and determination of the peer group used for benchmarking compensation. The Compensation Committee has assessed the independence of Pearl Meyer & Partners pursuant to the SEC rules and concluded that no conflict of interest exists that would prevent it from serving as an independent consultant to the Compensation Committee.

The Role of Say-on-Pay Votes of Our Stockholders

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (“say-on-pay proposal”). At the Company’s annual meeting of stockholders held on May 15, 2012, 97% of the votes cast on the say-on-pay proposal at the meeting were voted in favor of the proposal. The Compensation Committee evaluated these results and concluded that this vote reflects our stockholders’ support of the Company’s approach to executive compensation. Accordingly, in 2012, the Company did not change its approach to executive compensation or make any significant changes to its executive compensation program based on stockholder feedback. The Compensation Committee expects to continue to consider the outcome of the Company’s say-on-pay votes and other shareholder discussions when making future compensation decisions for the Named Executive Officers.

Compensation Structure

Pay Elements – Overview

The Company utilizes four main components of compensation:

—	Base Salary – fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance;

—	Annual Incentive Compensation – variable pay that is designed to reward attainment of annual business goals, with target award goals generally expressed as a percentage of base salary;

—	Equity-Based Awards – stock-based awards including restricted stock/units; and

—	Other Benefits and Perquisites – includes medical, dental and life insurance benefits, retirement savings, car allowances and, in the case of Mr. Bergman, certain additional services.

Pay Elements – Details

Base Salary

The Compensation Committee annually reviews executive officer salaries and makes adjustments, as warranted, based on individual responsibilities and performance, Company performance in light of market conditions and competitive practice. Salary adjustments are generally approved and implemented during the first quarter of the calendar year (typically in March). In 2012, based on the Company’s performance and competitive market data with respect to base salary pay practices, the Company increased the base salaries for the Named Executive Officers by a weighted average of 2.5%.

Annual Incentive Compensation

Annual incentive compensation for each of the Company’s executive officers is paid under the Performance Incentive Plan (“PIP”) for such year. The components of the PIP are designed to reward the achievement of pre-established corporate financial, business unit financial and individual performance goals. At the beginning of each year, the Chief Executive Officer recommends to the Compensation Committee which executive officers should participate in the PIP for that year and, following review and approval by the Compensation Committee, such officers are notified of their participation. The Chief Executive Officer recommends to the Compensation Committee the PIP’s performance goals and target payout for executive officers (other than himself), subject to the Compensation Committee’s review and approval, and sets such goals and target payout for participants who are not executive officers.

PIP targets and goals for 2012 for the Named Executive Officers were established at the beginning of 2012. For the Named Executive Officers (other than Mr. Bergman), the performance goals under the 2012 PIP were based on (i) the Company’s 2012 earnings per share measured against pre-established standards, as may be adjusted pursuant to the terms of the 2012 PIP (the “2012 Company Financial/EPS Target”), (ii) achievement of financial goals in their respective business units (“Business Financial Goals”) and (iii) achievement of individual objectives (“Individual Performance Goals”).

For 2012, the Company retained the 2011 levels in setting the target amounts for the PIP bonuses to the Named Executive Officers in 2012.

Annual Incentive Compensation for Named Executive Officers (other than CEO)

The weight (as a percentage of the PIP target payout) for each component of the PIP awards for the Named Executive Officers (other than Mr. Bergman) are as follows:

	Business Financial Goals	2012 Company Financial/EPS Target	Individual Performance Goals
James P. Breslawski President and Chief Operating Officer	55%	30%	15%
Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	20%	60%	20%
Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	40%	40%	20%
Stanley Komaroff Senior Advisor	10%	50%	40%

Business Financial Goals and Individual Performance Goals vary for each Named Executive Officer as the goals reflect each executive’s specific role and function. Financial measures included in such goals are calculated based on generally accepted accounting principles and adjusted in a manner similar to adjustments made to the Company’s EPS as described below. For each Named Executive Officer (other than Mr. Bergman whose annual incentive compensation is described below), the Business Financial Goals and Individual Performance Goals are as follows:

Mr. Breslawski:

—

Business Financial Goals (55%).   This goal measures actual achievement against target of pre-tax income after capital charge attributable to certain business units for which Mr. Breslawski is responsible.

—

Individual Performance Goals (15%).    The key individual goals relate to overseeing, supporting and, where applicable, implementing: (i) strategies to maximize gross profit and reduce expenses in responsible business units; (ii) strategic planning; (iii) new technology offerings; (iv) business development; (v) policies and procedures to advance business efficiencies including allocation of resources and (vi) vendor relations, human resources initiatives and internal organizational design.

Mr. Paladino:

—

Business Financial Goals (20%).    These goals measure actual achievement against target of net income attributable to the Company’s financial services group and of expense budget for the Company’s corporate finance group.

—

Individual Performance Goals (20%).    The key individual goals relate to supporting and, where applicable, overseeing or implementing: (i) capital resource efficiencies; (ii) mergers and acquisitions; (iii) internal controls; (iv) accounting processes; (v) financial reporting to align with new global business units; (vi) investor relations; (vii) financial services group key priorities and (viii) information security enhancements.

Mr. Benjamin:

—	Business Financial Goals (40%). These goals measure actual achievement of targeted expense budgets for the Company’s global services group.

—

Individual Performance Goals (20%).    The key individual goals relate to supporting and, where applicable, overseeing or implementing: (i) strategies to maximize gross profit; (ii) human capital strategic plans; (iii) key initiatives, including distribution initiatives; (iv) business development; (iv) new global organizational structure; (v) information security enhancements; (vi) compensation matters and (vii) social responsibility matters.

Mr. Komaroff:

—	Business Financial Goals (10%). These goals measure actual achievement of targeted expense budgets for the Company’s legal department and compliance and regulatory department.

—	Individual Performance Goals (40%). The key individual goals relate to leadership of legal, regulatory, business development and corporate leadership matters and joint venture relationships.

In March 2012, the Compensation Committee set the 2012 Company Financial/EPS Target at $4.21, representing the target goal designed to result in a PIP award payout equal to 100%. Pursuant to the 2012 PIP, the Compensation Committee may adjust the 2012 Company Financial/EPS Target for (i) acquisitions and new business ventures not initially considered when developing the target, as well as any gain, loss or expense related to the disposal of a business or discontinued operations, (ii) certain capital transactions (including capital stock repurchases), (iii) changes in a designated foreign exchange rate outside a pre-established range, (iv) unforeseen events or circumstances affecting the Company and (v) changes in accounting principles or in applicable laws or regulations.

Also, the Compensation Committee or the Chief Executive Officer (solely with respect to non-executive officers) may award all or a portion of a PIP award upon the attainment of any goals (including the applicable predefined goals). In addition, the Compensation Committee or the Chief Executive Officer (solely with respect to non-executive officers) may grant discretionary awards. To account for the impact of acquisitions, acquisition expenses, foreign exchange rate changes and certain capital transactions that occurred during fiscal 2012 (including capital stock repurchases) the Compensation Committee adjusted the 2012 Company Financial/EPS Target from $4.21 to $4.26. Our 2012 EPS from continuing operations was $4.32, which resulted in a payout of 119.8% of the EPS Target portion of the PIP award based on a pre-established weighted formula set by the Compensation Committee under the 2012 PIP.

The Compensation Committee believes that the Business Financial Goals and Individual Performance Goals are designed to motivate management to achieve challenging, but attainable goals for talented executives. The Compensation Committee sets the targets for PIP awards such that incentive compensation is paid at less-than-median of the market awards when Business Financial Goals or Individual Performance Goals are not fully achieved and greater-than-median awards when goals are exceeded. The maximum payout percentage under the PIP for all employees (including the Named Executive Officers) is 200% for the Company/Financial EPS Target and the Business Financial Goals and 115% for the Individual Performance Goals.

During the first quarter of 2013, the Chief Executive Officer reviewed the relevant financial and operating performance achievements of the Company and its business units, as well as the individual performance of the participating officers (other than himself), against the PIP performance goals that had been previously established, and submitted proposed PIP awards for the participating officers to the Compensation Committee for approval.

In March 2013, the Compensation Committee approved a clawback policy whereby the Company has the right to recoup from the participant, including the Named Executive Officers, and the participant is required to repay to the Company, an amount equal to the PIP cash bonus paid to the participant if the participant engages in a competitive activity (as defined in the award agreement) or violates a non-disclosure, non-solicitation of employees or other restrictive covenant between the participant and the Company on or after the payment date but on or prior to the first anniversary of such payment date. This policy is effective beginning with the 2013 PIP.

PIP awards for the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.” Messrs. Paladino and Benjamin were paid a discretionary annual bonus in fiscal 2012. (See Summary Compensation Table in the column captioned “Bonus.”)

Annual Incentive Compensation for CEO

Mr. Bergman’s annual incentive compensation has two components: (i) pre-established performance goals set under the Company’s Section 162(m) Cash Bonus Plan and (ii) pre-established performance goals set under the PIP.

Mr. Bergman’s 2012 award under the Section 162(m) Cash Bonus Plan was based on the Company’s 2012 Company Financial/EPS Target (weighted at 75% of his total award under both plans) and the average performance of the Company’s other executive officers with respect to their Business Financial Goals (weighted at 12 1/2% of his total award under both plans). The Compensation Committee determined Mr. Bergman was eligible for a $1,992,900 bonus under the Section 162(m) Cash Bonus Plan with respect to 2012 performance.

Mr. Bergman’s 2012 award under the PIP was based on the average performance for Individual Performance Goals of the Company’s other executive officers (weighted at 12 1/2% of his total award under both plans). Such bonus is designed to further motivate Mr. Bergman to facilitate the individual performance of the Company’s executive officers and is consistently with the Company’s strong team-based approach. The Compensation Committee determined Mr. Bergman was eligible for a $249,600 bonus under the PIP with respect to 2012 performance.

Such achievements, under both the Section 162(m) Cash Bonus Plan and the 2012 PIP, generated a total bonus amount of $2,242,500.

Equity-Based Awards

The Company and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interest of the officers and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. Beginning March 2009, equity-based awards were granted solely in the form of restricted stock/units. In 2006, 2007 and 2008, the Compensation Committee granted equity incentives with a mix of 50% options and 50% restricted stock/units. The stated percentages were based on value, with values for options being based on the Black-Scholes option pricing model. Prior to 2006, the Compensation Committee granted equity incentives solely in the form of options. For all option awards, the exercise price has always been the grant date closing market price per share and a time-based vesting schedule has been generally used, vesting in four equal annual installments beginning on the first anniversary of the grant date, provided that no termination of service had occurred.

The current method of allocating the equity-based awards solely to restricted stock/units is designed to use fewer shares as compared to “appreciation-based” awards (such as stock options) while continuing to provide long-term incentives with a strong retention component to participants. Performance-based restricted stock/units vest 100% on the third anniversary of the grant date (three year cliff vesting) and time-based restricted stock/units vest 100% on the fourth anniversary of the grant date (four year cliff vesting), in each case provided that no termination of service had occurred. Furthermore, based on a comparative review of similar companies, the Compensation Committee modified the vesting of equity grants made on or after March 2010 under the Company’s LTIP if termination of employment is due to retirement (solely with respect to restricted stock units), death, disability or change in control (as defined in the 1994 Stock Incentive Plan) to allow for pro-rated or accelerated vesting. (See “Pay Levels and Benchmarking” set forth below.) For all participants, other than executive officers, the restricted stock/units are allocated as 50% performance-based awards and 50% time-based awards. Mr. Bergman receives his awards of restricted stock/units as 100% performance-based awards. Executive officers (other than Mr. Bergman) receive 65% of their awards in the form of performance-based restricted stock/units and 35% of their awards in the form of time-based restricted stock/units. All grants are issued on the date they are approved by the Compensation Committee, except with respect to new hires where the grant date is a fixed date after the date on which such grant is approved by the Compensation Committee.

Awards of restricted stock/units granted to the Named Executive Officers use performance-based vesting and vest at the end of three years if certain Company performance goals are met, provided that no termination of service has occurred. Performance goals are tied solely to growth of the Company’s EPS. At the time the goal is set, it is substantially uncertain that the goal will be achieved. Prior to 2009, these performance goals were based on the Company’s long-term earnings growth objectives of earnings per share growth in the mid-teens (as a percentage) per year. For awards of performance-based restricted stock/units granted after 2009, we continue to tie the performance goals solely to the Company’s EPS but at lower growth rates to reflect economic conditions. For performance-based restricted stock granted on or after March 1, 2010, the Compensation Committee set the maximum payout at 200%.

Pursuant to the LTIP, the Compensation Committee is required to adjust the EPS performance goal for (i) acquisitions and new business ventures not initially considered when developing the target, as well as any gain, loss or expense related to the disposal of a business or discontinued operations, (ii) certain capital transactions (including capital stock repurchases) and (iii) changes in accounting principles or in applicable laws or regulations.

Additionally, beginning with performance-based restricted stock/units granted on or after March 2, 2012 the Compensation Committee is required to adjust the EPS performance goal for changes in a designated foreign exchange rate outside a pre-established range.

To account for the impact of acquisitions, acquisition expenses and certain capital transactions (including capital stock repurchases) and, solely with respect to the 2012 LTIP grant, changes in a designated foreign exchange rate outside a pre-established range, the Compensation Committee increased the three year EPS performance goal for the performance-based restricted stock/units granted in 2010 by 0.5%, granted in 2011 by 1.1% and granted in 2012 by 1.7%, respectively.

For the Named Executive Officers (other than Mr. Bergman), the value of their 2012 LTIP restricted stock units awards remained unchanged as compared to the value of such Named Executive Officers’ 2011 LTIP restricted stock units awards, except for a one-time additional amount granted to them in 2012. Mr. Bergman did not receive the one-time grant but instead received a 12.5% increase in the value of his 2012 LTIP restricted stock unit award compared to the value of his 2011 LTIP restricted stock unit award. On March 2, 2012, Mr. Bergman was granted 30,771 restricted stock units with a grant date fair value of $2,250,000, Mr. Breslawski was granted 17,095 restricted stock units with a grant date fair value of $1,250,000, each of Messrs. Paladino and Benjamin was granted 16,411 restricted stock units with a grant date fair value of $1,200,000 and Mr. Komaroff was granted 15,043 restricted stock units with a grant date fair value of $1,100,000. Each such grant was made under the Company’s 1994 Stock Incentive Plan. Mr. Bergman’s grant was 100% performance-based restricted stock units with three year cliff vesting and Messrs. Breslawski, Paladino, Benjamin and Komaroff’s grants were 65% performance-based restricted stock units with three year cliff vesting and 35% time-based restricted stock units with four year cliff vesting.

On March 9, 2012, the performance-based restricted stock/units granted under the 2009 LTIP vested with an achievement of 110% of the EPS performance goal and a payout awarded in shares of Company common stock equal to 214% of the original number of shares/units underlying the award granted and not otherwise forfeited. The three-year cumulative EPS target for the performance-based restrictive stock/units granted under the 2009 LTIP was $9.81 (as adjusted) and the actual three-year cumulative EPS was $10.76 (as adjusted).

Effective with LTIP awards granted on or after March 1, 2013, the Compensation Committee (i) eliminated the single trigger acceleration of restricted stock/units upon a change of control and provide that restricted stock/units granted on or after such date will vest automatically upon a participant’s termination of employment without cause occurring within two years after the change of control and (ii) approved a clawback policy whereby the Company has the right to recoup from the participant, including the Named Executive Officers, and the participant is required to repay to the Company, an amount equal to the fair market value of the aggregate shares of restricted stock/units payable to the participant if participant engages in a competitive activity (as defined in the award agreement) or violates a non-disclosure, non-solicitation of employees or other restrictive covenant between the participant and the Company on or after the payment date but on or prior to the first anniversary of such payment date.

On March 1, 2013, Mr. Bergman was granted 28,140 restricted stock units with a grant date fair value of $2,500,000, Mr. Breslawski was granted 11,256 restricted stock units with a grant date fair value of $1,000,000 and each of Messrs. Paladino, Benjamin and Komaroff was granted 10,130 restricted stock units with a grant date fair value of $900,000. Each such grant was made under the Company’s 1994 Stock Incentive Plan. Mr. Bergman’s grant was 100% performance-based restricted stock units with three year cliff vesting and Messrs. Breslawski, Paladino, Benjamin and Komaroff’s grants were 65% performance-based restricted stock units with three year cliff vesting and 35% time-based restricted stock units with four year cliff vesting.

On March 8, 2013, the performance-based restricted stock/units granted under the 2010 LTIP vested with an achievement of 104% of the EPS performance goal and a payout awarded in shares of Company common stock equal to 156.5% of the original number of shares/units underlying the award granted and not otherwise forfeited. The three-year cumulative EPS performance goal for the performance-based restrictive stock/units granted under the 2010 LTIP was $11.13 (as adjusted) and the actual three-year cumulative EPS was $11.55.

Other Benefits and Perquisites

The Company’s executive compensation program also includes other benefits and perquisites. These benefits include annual matching contributions to executive officers’ 401(k) Plan accounts, annual allocations to the Company’s Supplemental Executive Retirement Plan (“SERP”) accounts, health benefits, automobile allowances and life insurance coverage. The Company also maintains a deferred compensation plan (the “Deferred Compensation Plan”) under which the Named Executive Officers may participate. The Company does not make any contributions to the Deferred Compensation Plan and all amounts outstanding under the Deferred Compensation Plan consist solely of participant contributions. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices and the Company’s performance.

A portion of the administrative services provided to Mr. Bergman have been determined to be non-business related and such portion is included in his taxable income as additional compensation. The administrative services include clerical and secretarial assistance designed primarily to minimize the amount of time Mr. Bergman devotes to administrative matters other than Company business, to provide opportunities for Mr. Bergman to undertake, among other things, philanthropic causes, social responsibility activities and non-business-related leadership roles. The Compensation Committee has approved these other benefits and perquisites as a reasonable component of the Company’s executive officer compensation program in light of historical and competitive practices. (See the “All Other Compensation” column in the Summary Compensation Table.)

From time to time, the Company utilizes hourly leased aircraft to efficiently optimize management’s time for business travel. If seating is available, the Company permits an executive’s spouse or other family members to accompany the executive on the flight. If the aircraft is used for personal purposes, the value of aircraft usage is imputed to the executive as income, unless such amount is reimbursed to the Company by the executive.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards without encouraging inappropriate risk-taking by our executive officers. By following this approach, we provide the executive a measure of security with a minimum expected level of compensation, while motivating the executive to focus on business metrics that will produce a high level of short-term and long-term performance for the Company and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for our annual incentive program (i.e., the PIP and the Section 162(m) Cash Bonus Plan) and our annual LTIP likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For executive officers, the mix of compensation is weighted heavily toward at-risk pay (performance-based annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance, while targeting pay at approximately the 50th percentile of the competitive market.

Pay Levels and Benchmarking

Pay levels for executive officers are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the executive officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

The Compensation Committee assesses “competitive market” compensation using a number of sources. One of the data sources used in setting competitive market levels for the executive officers is the information publicly disclosed by a peer group of the Company, which is reviewed annually and may change from year to year. The peer group of companies is set by the Compensation Committee and consists of companies engaged in the distribution and/or manufacturing of healthcare products or industrial equipment and supplies. The Compensation Committee determines the peer group of companies based on the following considerations, among other things: (i) Standard Industrial Classification or SIC codes; (ii) Global Industry Classification System or GICS; (iii) companies identified by Hoover’s, Inc. as our peer companies; (iv) companies listed as peers by our current list of peer companies and (v) company size, including, among other things size by market capitalization, revenue and number of employees. Based on such analysis, the Compensation Committee determined the peer group of companies for fiscal 2012 to be AmerisourceBergen Corporation, Dentsply International Inc., MSC Industrial Direct Co., Inc., MWI Veterinary Supply, Inc., Omnicare, Inc., Owens & Minor, Inc., Patterson Companies, Inc., PSS World Medical, Inc. and W.W. Grainger, Inc. At management’s direction, Towers Watson, a professional services/human resources consulting company, prepares the peer group analysis and comparative data for companies with revenues between $6 billion and $10 billion for the Company. This information is shared with the Compensation Committee and the Compensation Committee reviews such information with its independent compensation consultant, Pearl Meyers & Partners.

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding individual executives’ target total compensation goals based on the need to attract, motivate and retain an experienced and effective management team.

Relative to the competitive market data, the Compensation Committee generally intends that the base salary, target annual incentive compensation and equity-based compensation for each executive will be at the median of the competitive market.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay goals for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

Conclusion

The level and mix of compensation that is finally decided upon is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

Post Termination and Change in Control

The Company believes that a strong, motivated management team is essential to the best interests of the Company and its stockholders. To that end, we have employment agreements with Mr. Bergman and Mr. Komaroff and we have had change in control agreements with the Named Executive Officers, other than Mr. Bergman, since 2003, which were recently amended to, among other things, eliminate the gross-up for excise taxes imposed by Section 4999 of the Code. These agreements provide for certain payments to be made upon termination of employment under certain circumstances, including if the executive’s employment is terminated by the Company without cause or by the executive for good reason within two years following a change in control of the Company. (See “Employment Agreements and Post Termination and Change in Control Arrangements” under “Executive and Director Compensation” for a discussion of these agreements.) As of January 1, 2012, the Company does not provide any tax gross-ups to our Named Executive Officers.

Stock Ownership Policy

The Company believes that, to align the interests of the executive officers and directors of the Company with the stockholders of the Company, the executive officers and directors of the Company should have a financial stake in the Company. The Board of Directors adopted a policy requiring each executive officer to own equity in the Company equal to a minimum of three times such executive officer’s annual base salary. Newly appointed executive officers will have five years from the date of their appointment to comply with the stock ownership policy. The Board of Directors will evaluate whether exceptions should be made for any executive officer on whom this requirement would impose a financial hardship or for other appropriate reasons as determined by the Board of Directors. Equity includes: shares of any class of capital stock; shares of vested restricted stock; unexercised vested options; vested shares of common stock held in such executive officer’s 401(k) Plan account; warrants or rights to acquire shares of capital stock; and securities that are convertible into shares of capital stock; provided that an amount equal to at least 20% of such executive officer’s annual base salary must be owned by such executive officer in the form of shares of common stock. The Stock Ownership Policy for non-employee directors of the Company is set forth under “Executive and Director Compensation-Director Compensation for Fiscal 2012-Stock Ownership Policy.”

Further, as a guideline, executive officers may only sell up to one-half of the equity value above the ownership requirement.

The Company also prohibits hedging or other derivative transactions by its executive officers.

Impact of Tax and Accounting

As a general matter, the Compensation Committee considers the various tax and accounting implications of compensation vehicles employed by the Company.

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, grants of options, restricted stock/units and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For restricted stock/units, the cost is equal to the fair value of the stock on the date of grant multiplied by the number of shares/units granted. For options, the cost is equal to the Black-Scholes value on the date of grant multiplied by the number of shares or units granted. This expense is amortized over the requisite service period, or vesting period of the instruments. Although the Company has begun to utilize restricted stock/units, the Compensation Committee is mindful of the fact that, with respect to options, the accounting charge is not reversible should the option expire with a market price less than the exercise price. Additionally, the Compensation Committee may grant compensation that does not constitute performance-based compensation under Section 162(m) of the Code if it considers it appropriate and in the best interest of the Company. Grants under the Company’s Section 162(m) Cash Bonus Plan, option grants and awards of performance-based restricted stock/units are generally intended to be performance-based under Section 162(m) of the Code; although grants under the PIP are tied to the Company’s performance, these are not intended to meet the requirements under Section 162(m) of the Code.

Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1,000,000 in any taxable year to certain Named Executive Officers. Exceptions are made for qualified performance-based compensation, among other things. It is the Compensation Committee’s policy to maximize the effectiveness of our executive compensation plans, however, the Compensation Committee reserves the right to make adjustments that may result in the payment of non-deductible compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K.

THE COMPENSATION COMMITTEE
Barry J. Alperin, Chairman
Donald J. Kabat
Norman S. Matthews

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

Our executive officers and their ages and positions as of March 15, 2013 are:

Name	Age	Position
Gerald A. Benjamin	60	Executive Vice President, Chief Administrative Officer, Director
Stanley M. Bergman	63	Chairman, Chief Executive Officer, Director
James P. Breslawski	59	President, Chief Operating Officer, Chief Executive Officer of Henry Schein Global Dental, Director
Leonard A. David	64	Senior Vice President, Chief Compliance Officer
James Harding	57	Senior Vice President, Corporate Chief Technology Officer
Stanley Komaroff	77	Senior Advisor
Mark E. Mlotek	57	Executive Vice President, Chief Strategic Officer, Director
Steven Paladino	55	Executive Vice President, Chief Financial Officer, Director
Michael Racioppi	58	Senior Vice President, Chief Merchandising Officer
Lonnie Shoff	54	President, Global Healthcare Specialties
Michael Zack	60	President, International Group

The biographies for Messrs. Benjamin, Bergman, Breslawski, Mlotek and Paladino follow the table listing our directors under “Proposal 1 – Election of Directors” set forth above. Biographies for our other executive officers are:

LEONARD A. DAVID has been with the Company since 1990, and in his current position as Senior Vice President and Chief Compliance Officer since 2006. He is also a member of our Executive Management Committee. Mr. David joined the Company as

General Counsel and subsequently held the position of head of Human Resources, Regulatory Affairs and Security. As Chief Compliance Officer, Mr. David manages the Regulatory Affairs and Security Groups and leads the global compliance function, focusing on corporate integrity, governance and business ethics. In this role, Mr. David interacts closely with virtually every infrastructure and business division within the Company. Prior to joining us, Mr. David was a practicing attorney in New York and New Jersey specializing in corporate and commercial law. His perspective on compliance and regulatory matters is particularly informed by his own and the Company’s concern with global health care.

JAMES HARDING has been with the Company since 2000, and in his current position as Senior Vice President and Corporate Chief Technology Officer since 2005. He is also a member of our Executive Management Committee. Mr. Harding is responsible for ensuring that information technology remains a competitive advantage for the Company, internally and externally. In this capacity, Mr. Harding leads our Technology Group. Mr. Harding was formerly Chief Information Officer at Olsten Corporation, a leading health care and staffing services company. Prior to Olsten, Mr. Harding worked for 20 years at Mobil Oil Corporation in various capacities including Chief Information Officer of the America’s Marketing & Refining Division and Director of Global IT Architecture.

STANLEY KOMAROFF has been with the Company since 2003 as Senior Advisor and a member of our Executive Management Committee, concentrating in business development and acquisitions, international matters, and legal and regulatory affairs. Prior to joining the Company, Mr. Komaroff served as an advisor on legal and board-related issues and provides a wealth of experience in the corporate, commercial and health care worlds. Mr. Komaroff was formerly the Chairman of Proskauer Rose LLP, the Company’s principal law firm and one of the largest firms in the nation, and he led the firm through a period of significant growth. Prior to being elected as Chairman of the firm, Mr. Komaroff was the Chair of its Corporate Department. As a general corporate and securities lawyer, Mr. Komaroff has extensive experience in mergers and acquisitions and international transactions. Mr. Komaroff has been active in civic and philanthropic matters. Mr. Komaroff serves on the Board of Directors of the Westhampton Beach Performing Arts Center. For more than 10 years, Mr. Komaroff was a member of the New York State Hospital Review and Planning Council, having received multiple gubernatorial appointments to this position. Mr. Komaroff is a member of the Board of Trustees of Continuum Health Partners, one of the largest consortiums of hospitals and health care facilities in the New York metropolitan area, and a trustee of its constituent hospitals, Beth Israel Medical Center and St. Luke’s-Roosevelt Hospital Center. Mr. Komaroff is also a former Board member of The Edmond de Rothschild Foundation, Overseas Shipholding Group, Inc. and the New York City Economic Development Corporation.

MICHAEL RACIOPPI has been with the Company since 1992, and in his current position as Senior Vice President, Chief Merchandising Officer since 2008. He is also a member of our Executive Management Committee. Prior to holding his current position, Mr. Racioppi served as President of the Medical Group since 2000 and was Vice President of the Company since 1994, with primary responsibility for the Medical Group, Marketing and Merchandising departments. Mr. Racioppi served as Vice President and as Senior Director, Corporate Merchandising from 1992 to 1994. He currently serves on the board of National Distribution and Contracting and he previously served on the board of the Healthcare Distribution Management Association and the Health Industry Distributors Association. Before joining the Company, he was employed by Ketchum Distributors, Inc. as the Vice President of Purchasing and Marketing.

LONNIE SHOFF has been President of our Global Healthcare Specialties Group since 2009, and also is a member of our Executive Management Committee. In this position, Ms. Shoff directs our Global Dental Specialties business; Global Exclusive Brands; North American animal health business; North American and international dental handpiece repair businesses; and a growing portfolio of joint ventures. Prior to joining us, Ms. Shoff was with Roche Diagnostics, where she held a series of positions of increasing responsibility in the United States and Switzerland over the past 20 years, focusing on applied science, molecular diagnostics, global business development, and marketing and business management. Most recently, Ms. Shoff served as Senior Vice President and General Manager, Applied Science, leading the U.S. commercial operations for this $350 million group. Ms. Shoff has managed the life cycles of more than 2,500 products, launched several novel technologies, and nurtured ventures from seed funding through product launch. While at Roche Diagnostics, Ms. Shoff also built a Global Internal Venturing Program, which the London School of Business praised in its book, Inventuring: Why Big Companies Must Think Small.

MICHAEL ZACK has been responsible for our International Group since 1989 when he joined the Company, and currently holds the position of President of the International Group. He is also a member of our Executive Management Committee. Under his leadership, the International Group has grown to include operations in 23 countries outside of North America. Before joining the Company, Mr. Zack was employed by Polymer Technology (a subsidiary of Bausch & Lomb) as Vice President of International Operations from 1984 to 1989. Prior to this, Mr. Zack was employed by Gruenenthal GmbH, a German pharmaceutical company, as Manager of International subsidiaries from 1975 to 1984. As part of his various foreign assignments at Gruenenthal, Mr. Zack worked and lived in Tehran, Iran; Quito, Ecuador; Lima, Peru; Madrid, Spain; and Bogotá, Colombia, before being transferred to Boston, Massachusetts. Mr. Zack is the representative of the Dental Trade Alliance to International Dental Manufacturers and is fluent in six languages.

Summary Compensation Table for Fiscal 2012, Fiscal 2011 and Fiscal 2010

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation ($)		Total ($)

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	2012 2011 2010	$1,201,923 $1,173,077 $1,150,000	$0 $0 $0	$2,250,000 $7,000,000[6] $960,000	$0 $0 $0	$2,242,500 $2,288,833 $1,791,000	$0 $0 $0	$403,352 $375,296 $292,676	[7] [8] [9]	$6,097,775 $10,837,206 $4,193,676

James P. Breslawski President and Chief Operating Officer	2012 2011 2010	$626,692 $611,539 $600,000	$0 $29,140 $31,250	$1,250,000 $950,000 $720,000	$0 $0 $0	$633,330 $570,860 $469,500	$0 $0 $0	$70,615[1] $69,400[1] $74,126[1]	[0] [1] [2]	$2,580,637 $2,230,939 $1,894,876

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	2012 2011 2010	$493,769 $482,692 $475,000	$60,000 $0 $25,000	$1,200,000 $850,000 $600,000	$0 $0 $0	$532,200 $607,463 $432,320	$0 $0 $0	$60,141[1] $56,810[1] $56,686[1]	[0] [1] [2]	$2,346,110 $1,996,965 $1,589,006

Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	2012	$493,769	$55,000	$1,200,000	$0	$496,125	$0	$59,969[1]	[0]	$2,304,863

Stanley Komaroff Senior Advisor	2012 2011 2010	$493,769 $482,692 $475,000	$0 $0 $0	$1,100,000 $850,000 $600,000	$0 $0 $0	$505,058 $539,948 $451,540	$0 $0 $0	$78,754[1] $77,731[1] $80,901[1]	[0] [1] [2]	$2,177,581 $1,950,371 $1,607,441

1 Represents additional annual incentive compensation (i.e., bonus) that was awarded at the discretion of the Compensation Committee.

2 Represents restricted stock awards units valued based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. The amounts shown in the table above do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon vesting. Information regarding assumptions made in valuing the stock awards can be found in Note 16 of the “Notes to Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 29, 2012, as filed with the SEC on February 13, 2013. The maximum payout percentage for the March 2, 2012 LTIP awards of performance-based restricted stock units is 200% and the maximum payout percentage for the March 2, 2012 LTIP awards of time-based restricted stock units is 100%. (For Mr. Bergman such amount equals $4,500,000, for Mr. Breslawski such amount equals $2,062,500, for Messrs., Paladino and Benjamin such amount equals $1,980,000 and for Mr. Komaroff such amount equals $1,815,000.)

3 No options were granted to any of the Named Executive Officers in 2010, 2011 or 2012.

4 Represents annual incentive compensation (i.e., bonus) paid under the PIP, or with respect to Mr. Bergman, under the Company’s Section 162(m) Cash Bonus Plan and the PIP. See “Compensation Structure–Pay Elements–Details–Annual Incentive Compensation” under the Compensation Discussion and Analysis for a description of the PIP.

5 Represents the above-market or preferential portion of the change in value of the executive officer’s account under our SERP Plan and our Deferred Compensation Plan. See “Compensation Structure–Pay Elements–Details–Other Benefits and Perquisites” under Compensation Discussion & Analysis for a description of our SERP and our Deferred Compensation Plan.

6 Includes a performance-based restricted stock unit award with a grant date fair value of $2,000,000 granted on March 9, 2011 in connection with the Company’s annual equity grant under its LTIP. Also includes a performance-based restricted stock unit award with a grant date fair value of $5,000,000 granted in connection with the five-year renewal of Mr. Bergman’s employment agreement.

7 Includes the following: (i) $17,000 matching contribution under 401(k) Plan account; (ii) $12,672 excess life insurance premiums; (iii) $67,135 SERP contribution; (iv) $17,943 of personal commuting expenses for use of the Company’s car service; (v) $255,480 for the cost of providing administrative services to Mr. Bergman; (vi) $88 for the cost of providing telephone services and (vii) $33,034 in personal use of the Company’s hourly leased flights, which amount represents the aggregate incremental cost for two personal flights taken on hourly leased aircrafts, calculated based on the total flight cost charged by the aircraft leasing companies. In addition, in 2012, Mr. Bergman’s spouse and other family members accompanied him on certain hourly leased flights when he was traveling for business and there was no incremental cost to the Company. The amount totaling $273,511 (under items (iv), (v) and (vi) above) and $2,768, representing imputed income attributable to Mr. Bergman’s personal use of hourly leased flights as calculated using the Standard Industry Fare Level (SIFL) rates was included on Mr. Bergman’s W-2 as additional compensation for which he is responsible for paying the applicable taxes. Pursuant to his employment agreement, Mr. Bergman is entitled to use of a Company automobile but Mr. Bergman did not use a Company automobile in fiscal 2012.

8 Includes the following: (i) $16,500 matching contribution under 401(k) Plan account; (ii) $12,672 excess life insurance premiums; (iii) $65,615 SERP contribution; (iv) $16,440 of personal commuting expenses for use of the Company’s car service; (v) $210,593 for the cost of providing administrative services to Mr. Bergman; (vi) $341 for the cost of providing telephone services; (vii) $27,560 in legal fees in connection with the negotiation of Mr. Bergman’s recently amended employment agreement and (viii) $25,575 in personal use of hourly leased flights, which amount represents the aggregate incremental cost for two personal flights taken on hourly leased aircrafts, calculated based on the total flight cost charged by the aircraft leasing companies. In addition, in 2011, Mr. Bergman’s spouse and other family members accompanied him on certain hourly leased flights when he was traveling for business and there was no incremental cost to the Company. The amount totaling $264,356 (under items (iv), (v), (vi) and (vii) above) and $9,422, representing imputed income attributable to Mr. Bergman’s personal use of hourly leased flights as calculated using the Standard Industry Fare Level (SIFL) rates) was included on Mr. Bergman’s W-2 as additional compensation for which he is responsible for paying the applicable taxes. Pursuant to his employment agreement, Mr. Bergman is entitled to use of a Company automobile but Mr. Bergman did not use a Company automobile in fiscal 2011.

9 Includes the following: (i) $16,500 matching contribution under 401(k) Plan account; (ii) $13,446 excess life insurance premiums; (iii) $64,000 SERP contribution; (iv) $14,103 of personal commuting expenses for use of the Company’s car service; (v) $179,386 for the cost of providing administrative services to Mr. Bergman; (vi) $241 for the cost of providing telephone services and (vii) $5,000 service award payment for 30 years of service with the Company. The amount totaling $198,730 (under items (iv), (v), (vi) and (vii) above) was included on Mr. Bergman’s W-2 as additional compensation for which he is responsible for paying the applicable taxes. Pursuant to his employment agreement, Mr. Bergman is entitled to use of a Company automobile but Mr. Bergman did not use a Company automobile in fiscal 2010.

10 For each of Messrs. Breslawski, Paladino, Benjamin and Komaroff, includes the following: (i) $20,400 automobile allowance; (ii) $17,000 matching contribution under 401(k) Plan account; (iii) $6,347; $2,677; $5,005 and $23,790, respectively, in excess life insurance premiums; and (iv) $26,868; $17,564; $17,564 and $17,564, respectively, in SERP contribution. Mr. Paladino also received a $2,500 service award payment for 25 years of service with the Company.

11 For each of Messrs. Breslawski, Paladino and Komaroff, includes the following: (i) $20,400 automobile allowance; (ii) $16,500 matching contribution under 401(k) Plan account; (iii) $6,192; $2,622 and $23,543, respectively, in excess life insurance premiums; and (iv) $26,308; $17,288 and $17,288, respectively, in SERP contribution.

12 For each of Messrs. Breslawski, Paladino and Komaroff, includes the following: (i) $20,400 automobile allowance; (ii) $16,500 matching contribution under 401(k) Plan account; (iii) $6,726; $3,036 and $27,251, respectively, in excess life insurance premiums; and (iv) $25,500; $16,750 and $16,750, respectively, in SERP contribution. Mr. Breslawski also received a $5,000 service award payment for 30 years of service with the Company.

Employment Agreements and Post Termination and Change in Control Arrangements

Chief Executive Officer

The Company and Mr. Bergman entered into an amended and restated employment agreement which became effective as of December 31, 2011. The employment agreement, as amended and restated, is substantially similar to Mr. Bergman’s prior employment agreement which was scheduled to expire on December 31, 2011. As described in greater detail below, the employment agreement was amended and restated to include a five-year term with successive one-year extensions, eliminate all tax gross-ups including the gross-up for excise taxes imposed by Section 4999 of the Code, provide that any pro rata incentive compensation payable due to certain terminations will be based on actual results for the year in which termination occurs, extend certain post-termination office support for an additional year and include an acknowledgement that any incentive compensation paid will be subject to any clawback policy adopted or implemented by the Company in respect of any applicable law or regulation.

The employment agreement provides for Mr. Bergman’s continued employment as our Chairman of the Board of Directors and Chief Executive Officer until December 31, 2016, subject to successive one-year extensions, unless we provide at least six months notice of non-renewal, subject to Mr. Bergman’s refusal within 90 days after notice of extension. On December 31, 2011, Mr. Bergman’s annual base salary was set at the annual rate of $1,180,000 and may be increased from time to time. In addition, his employment agreement provides that the Compensation Committee will establish a target annual incentive compensation opportunity for Mr. Bergman which will be a percentage of base salary determined based on the achievement of performance goals. (See “Compensation Structure – Pay Elements – Details – Equity-Based Awards” under the Compensation Discussion and Analysis for a discussion on stock awards and option awards. See “Compensation Structure – Pay Elements – Details – Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on non-equity incentive plan compensation.) It also provides that Mr. Bergman will be entitled to participate in all benefit, welfare, perquisite, equity or similar plans, policies and programs generally available to our senior executive officers.

Pursuant to his employment agreement, if Mr. Bergman’s employment with us is terminated (i) by us without cause, (ii) by Mr. Bergman for good reason, (iii) as a result of his disability or (iv) as a result of a non-renewal of the employment term by us, Mr. Bergman will receive all amounts then owed to him as salary and incentive compensation, a pro-rata portion of the incentive compensation payable for the year of termination (based on actual achievement of performance goals), accrued and unpaid vacation pay, and all amounts or benefits accrued and owed to him or his beneficiaries under the then applicable benefit plans, programs and policies of the Company. In the event of Mr. Bergman’s death, these amounts will be paid to Mr. Bergman’s heirs or estate. In addition, in the event Mr. Bergman’s employment is terminated for the reasons above, other than due to death, Mr. Bergman will receive, as severance pay, a lump sum equal to 200% of his then annual base salary plus 200% of his average annual incentive compensation paid or payable with respect to the immediately preceding three fiscal years, and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each retirement plan maintained by us if we had continued contributions until the end of the year of the termination, less his vested account balance or accrued benefits under each retirement plan.

If Mr. Bergman’s employment is terminated for any reason other than for cause or due to his death, Mr. Bergman shall also be entitled to an office comparable to that used by him prior to termination and related office support, including the services of one executive assistant until the last day of the second calendar year following his termination and, due to the deferred compensation rules under Section 409A of the Code, Mr. Bergman will receive a cash payment in lieu of office support benefits for the period from the last day of the second calendar year following his termination until the third anniversary of his termination. In addition, if Mr. Bergman’s employment is terminated for any reason other than for cause or due to his death, Mr. Bergman shall be entitled to use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile for a period of two years following his termination.

If Mr. Bergman resigns within two years following a change in control of the Company for good reason or if Mr. Bergman’s employment is terminated by us without cause within two years following a change in control or during a specified period in advance of a change in control, Mr. Bergman will receive, as severance pay, in lieu of the foregoing, 300% of his then annual base salary plus 300% of Mr. Bergman’s incentive compensation paid or payable with respect to whichever of the immediately preceding two fiscal years of the Company ending prior to the date of termination was higher, and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each retirement plan maintained by us if we had continued contributions thereunder until the end of the year of the termination, less Mr. Bergman’s vested account balance or accrued benefits under each retirement plan upon a change in control, and all unvested outstanding options and shares of restricted stock shall become fully vested, except that in the case of a termination during a specified period in advance of a change in control, Mr. Bergman will receive a cash payment equal to the difference between the consideration paid in the change in control and the strike price of Mr. Bergman’s forfeited options as of the date of termination as provided in his employment agreement.

In the event Mr. Bergman’s employment is terminated for any reason other than for cause or due to his death following a change in control, Mr. Bergman shall also be entitled to an office comparable to that used by him prior to termination and related office support, including the services of one executive assistant until the last day of the second calendar year following his termination, and due to the deferred compensation rules under Section 409A of the Code, Mr. Bergman will receive a cash payment in lieu of office support benefits for the period from the last day of the second calendar year following his termination until the fourth anniversary of his termination. In addition, in the event Mr. Bergman’s employment is terminated by us without cause, Mr. Bergman resigns for good reason or his employment term is not renewed following a change in control, Mr. Bergman shall be entitled to use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile until the last day of the second calendar year following his termination, and due to the deferred compensation rules under Section 409A of the Code, Mr. Bergman will receive a cash payment in lieu of the transportation benefit for the period from the last day of the second calendar year following his termination until the third anniversary of his termination. If any amounts owed to Mr. Bergman in connection with a change in control of the Company are subject to the excise tax imposed by Section 4999 of the Code, we will cut-back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due to Mr. Bergman after imposition of the excise tax would be greater (in which case no reduction will occur).

Unless his employment agreement is terminated for cause, we will continue the participation of Mr. Bergman and his spouse in the health and medical plans, policies and programs in effect with respect to our senior executive officers and their families after the termination or expiration of his employment agreement, with coverage for Mr. Bergman and his spouse continuing until their respective deaths except that such coverage may be provided pursuant to a fully-insured replacement policy or annual cash payments to obtain a replacement policy.

Mr. Bergman is subject to restrictive covenants, including non-solicitation and non-compete provisions, while he is employed by us and for specified periods of time thereafter. Pursuant to such provisions in his employment agreement, Mr. Bergman shall not, directly or indirectly, engage in any activity competitive with a material segment of the Company’s business or recruit, solicit or induce any employee of the Company to terminate their employment with the Company, during Mr. Bergman’s employment term and (i) for one year thereafter if his employment is terminated (a) by us without cause, (b) by Mr. Bergman for good reason, or (c) as a result of his disability, or (ii) until the later of (a) the second anniversary of the expiration of his employment term and (b) his termination date if such termination is by us for cause or due to Mr. Bergman terminating his employment by giving 180 days’ notice. We may, at our option, extend the initial one-year term of the non-compete described by clause (i) above for an additional year if we provide Mr. Bergman notice of such extension no later than 180 days prior to expiration of the term and we pay Mr. Bergman his annual base salary in effect on his date of termination. Mr. Bergman is also subject to confidentiality provisions.

In order to entice Mr. Bergman to accept the terms of the amended and restated employment agreement (which included a five-year renewal of his employment term), the Compensation Committee offered Mr. Bergman a grant of restricted stock units under the 1994 Stock Incentive Plan, with a grant date fair value of $5,000,000 (75,688 shares), and which became effective on November 15, 2011 (the “2011 RSUs”). Except with respect to pro rata vesting or full acceleration of the vesting of the 2011 RSUs as described below, the 2011 RSUs will become vested on December 31, 2016, subject to the attainment of a specified cumulative five-year adjusted earnings per share performance target and Mr. Bergman’s continued employment through such date. In the event of Mr. Bergman’s retirement, his resignation for good reason or termination by us without cause prior to December 31, 2016, a pro rata portion of the 2011 RSUs will vest as of Mr. Bergman’s termination of employment, subject to the achievement of the performance target, with the remaining 2011 RSUs subject to the original vesting criteria and, in the case of Mr. Bergman’s retirement, compliance with the restrictive covenants included in his employment agreement through December 31, 2016. In the event of Mr. Bergman’s death or disability, or in the event Mr. Bergman’s employment is terminated for any reason (other than by the Company for cause) within two years of a change in control of the Company, the 2011 RSUs will become fully vested, without regard to the achievement of the performance target. Once vested, the 2011 RSUs will generally be settled within 30 days of the specified event except that upon certain terminations, the pro rata vested portion of 2011 RSUs will be settled on the six-month anniversary of termination of employment, with any remaining 2011 RSUs that vest on December 31, 2016 generally being settled within 30 days of December 31, 2016 or, if earlier, following a change in control.

Stanley Komaroff

Pursuant to Mr. Komaroff’s amended and restated employment agreement with the Company dated December 11, 2008, upon Mr. Komaroff’s death or disability, or if Mr. Komaroff’s employment with us is terminated (i) by us without cause or (ii) by Mr. Komaroff for any reason, Mr. Komaroff (or his heirs or estate) will receive (a) all amounts then owed to him as salary and deferred compensation, (b) any unpaid annual incentive compensation for the last full fiscal year prior to termination, (c) all benefits owed to him or his beneficiaries under the then applicable benefit plans, programs and policies of the Company and (d) a pro rata annual incentive compensation for the fiscal year in which termination occurs. If Mr. Komaroff’s employment is terminated by us for cause, Mr. Komaroff will receive solely the amounts described in (a) and (c) above.

If Mr. Komaroff terminates his employment for any reason or if he is terminated by us without cause, his equity-based awards will be treated as follows: (i) his termination will be treated as a retirement under our equity plans; (ii) his equity-based awards (other than options) will vest in full subject to satisfaction of any performance-based restrictions; and (iii) his options will continue to vest for 30 months following retirement (at which time all unvested options will vest in full) and will remain exercisable for at least three years (but not beyond the original term). If his employment terminates due to death or disability, to the extent provided to our senior management, his equity based awards will immediately vest in full and will remain exercisable following termination, provided that his options will remain exercisable for at least three years (but not beyond the original term).

Pursuant to his employment agreement, Mr. Komaroff is subject to confidentiality provisions. Additionally, during his employment, Mr. Komaroff will not (other than on behalf of the Company) in any capacity whatsoever (other than as the holder of not more than one percent of the total outstanding stock of a publicly held company) engage in any activity competitive with a material segment of the business of the Company. Mr. Komaroff’s change in control agreement with the Company is described below in the section entitled “Named Executive Officers Other than the Chief Executive Officer.”

Named Executive Officers Other than the Chief Executive Officer

We have entered into change in control agreements with the Named Executive Officers, other than Mr. Bergman, which were most recently amended effective as of January 1, 2012, to eliminate the gross-up for excise taxes imposed by Section 4999 of the Code and provide that any pro rata incentive compensation payable upon certain terminations in connection with a change in control will be based on actual results for the year in which termination occurs. The change in control agreements, as amended, provide that if the executive’s employment is terminated by us without cause or by the executive for good reason within two years following a change in control of the Company, we will pay and provide the executive with (i) the executive’s base salary (defined to include salary plus the executive’s annual automobile allowance and the Company’s contribution to the 401(k) Plan and SERP for the year prior to the change in control) through the termination date, (ii) severance pay equal to 300% of the sum of the executive’s base salary (as defined in (i)) and target bonus, (iii) a pro rata annual incentive compensation based on actual achievement for the year in which termination occurs, (iv) immediate vesting of all outstanding options, restricted or deferred stock/unit awards and non-qualified retirement benefits, (v) elimination of all restrictions on any restricted or deferred stock/unit awards, (vi) settlement of all deferred compensation arrangements in accordance with the applicable plan and (vii) continued participation in all health and welfare plans for 24 months (provided that such coverage will terminate when the executive receives substantially equivalent coverage from a subsequent employer) at the same level of participation for each executive on the termination date, except that the health coverage may be provided pursuant to a fully-insured replacement policy or two annual cash payments to obtain a replacement policy. Notwithstanding the foregoing, if an executive’s employment is terminated by us without cause or by the executive for good reason, in either case, (i) within 90 days prior to a change in control or (ii) after the first public announcement of the pendency of the change in control, the executive will be entitled to the benefits described above. In the event any payments to the executive become subject to the excise tax imposed by Section 4999 of the Code, we will cut-back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due to the executive after imposition of the excise tax would be greater (in which case no reduction will occur).

Pursuant to the change in control agreements, the Named Executive Officers, other than Mr. Bergman (who is subject to restrictive covenants under his employment agreement as opposed to a change in control agreement), are also subject to restrictive covenants, such as confidentiality and non-disparagement provisions. Additionally, during each Named Executive Officer’s employment and for a period of 24 months thereafter, each Named Executive Officer agreed that he will not, without the Company’s prior written consent, solicit our employees for employment.

Tax Gross-Up Provisions

We do not provide any tax gross-ups to our Named Executive Officers.

Compensation Policies and Practices as they Relate to Risk Management

The Company conducted a risk assessment of its compensation policies and practices for all employees, including executive officers. The Compensation Committee reviewed the Company’s risk assessment process and results and determined that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

Post Termination and Change in Control Calculations

The amounts set forth in the table below represent amounts that would have been paid to the Named Executive Officers, pursuant to their employment, change in control and equity award agreements, if such Named Executive Officers’ employment was terminated on December 31, 2012 under the various scenarios set forth below or in connection with a change in control that occurred on such date.

Name and Principal Position	Cash Payment	Continuation of Health/ Welfare Benefits (present value)	Acceleration and Continuation of Equity Award[1]	Other Compensation	Excise Tax Gross-up2	Total Termination Benefits[3]

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)

Company termination for cause	$0	$0	$0	$0	n/a	$0	[4]

Resignation without good reason and not due to retirement	$0	$326,000	$0	$957,063	n/a	$1,283,063	[5]

Company termination without cause, due to voluntary resignation for good reason or due to non-renewal of employment contract	$8,649,055	$326,000	$0	$1,041,198	n/a	$10,016,253	[6]

Resignation due to retirement	$0	$326,000	$0	$957,063	n/a	$1,283,063	[7]

Termination due to disability	$8,649,055	$326,000	$9,473,949	$957,063	n/a	$19,406,068	[8]

Resignation for good reason or Company termination without cause within two years after the change in control or Company termination without cause within 90 days prior to a change in control or after the first public announcement of a pending change in control	$12,738,999	$326,000	$12,255,123	$1,366,200	n/a	$26,686,322	[9]

Death of executive	$2,242,500	$273,000	$9,473,949	$0	n/a	$11,989,449[1]	[0]

Stanley Komaroff Senior Advisor

Company termination for cause	$0	$0	$0	$0	n/a	$0[1]	[1]

Company termination without cause or voluntary resignation for good reason, retirement, death or disability of executive	$505,058	$0	$3,545,637	$0	n/a	$4,050,695[1]	[2]

All Named Executive Officers, Other than the CEO

Termination without cause, voluntary termination for good reason within two years following a change in control, within 90 days prior to a change in control or after the first public announcement of a pending change in control

James Breslawski President and Chief Operating Officer	$4,369,134	$44,039	$4,096,675	$0	n/a	$8,509,849[1]	[3]

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$3,598,092	$44,039	$3,655,652	$0	n/a	$7,297,783[1]	[3]

Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	$3,557,017	$44,039	$3,655,652	$0	n/a	$7,256,708[1]	[3]

Stanley Komaroff Senior Advisor	$3,510,950	$27,540	$3,545,637	$0	n/a	$7,084,128[1]	[3]

Name and Principal Position	Cash Payment	Continuation of Health/ Welfare Benefits (present value)	Acceleration and Continuation of Equity Award[1]	Other Compensation	Excise Tax Gross-up2	Total Termination Benefits[3]

Death or Disability

James Breslawski President and Chief Operating Officer	$0	$0	$2,540,863	$0	n/a	$2,540,863[1]	[4]

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$0	$0	$2,260,137	$0	n/a	$2,260,137[1]	[4]

Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	$0	$0	$2,260,137	$0	n/a	$2,260,137[1]	[4]

1 Represents the value of restricted stock/units that would accelerate and vest, if any, on termination. In the case of time-based restricted stock/units, the value is calculated by multiplying the number of shares of restricted stock/units that accelerate by the per share closing price of common stock on December 31, 2012. In the case of performance-based restricted stock/units, the value is calculated using the number of shares of restricted stock/units granted on the grant date (i.e., target award). No unvested options are held by the Named Executive Officers.

2 Mr. Bergman’s tax gross-up was eliminated effective December 31, 2011. The gross-ups for Messrs. Breslawski, Paladino, Benjamin and Komaroff were eliminated effective January 1, 2012.

3 Does not include the vested SERP amounts for the Named Executive Officers. Such vested amounts are paid following a termination of employment (subject to a six month delay in certain instances) or within 30 days following a change in control. Also does not include the amounts for the Named Executive Officers under the Company’s Deferred Compensation Plan, all of which are fully vested and consist solely of participant contributions. Such vested amounts become payable upon a termination of employment as a result of death or disability in a lump sum cash payment within sixty days after such employment termination. Such vested amounts also become payable in a lump sum cash payment within 60 days following a change in control. (See “Nonqualified Compensation for Fiscal 2012” tables for additional disclosure regarding these vested amounts.)

4 The Company will have no further obligation to Mr. Bergman, except payment of his vested SERP and Deferred Compensation Plan account balances.

5 Includes (i) health and welfare coverage for Mr. Bergman and his wife until death and (ii) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination). Under his employment agreement, Mr. Bergman may resign without good reason and still be entitled to these benefits so long as he resigns upon providing 180 days prior written notice to the Company.

6 Includes (i) the product of the annual incentive compensation payable for the year of termination based on achievement of performance goals, (ii) a make-up pension payment, calculated as the value of the excess of (A) the fully vested value of benefits to Mr. Bergman under existing retirement plans (including the Company’s 401(k) and SERP plans), assuming additional credit for the period from the termination date to December 31, 2013 over (B) his vested accrued benefits as of the termination date (such excess, if any, the “Make-Up Pension Payment”), (iii) 200% current base annual salary, (iv) 200% average annual incentive compensation paid in the previous three years, (v) health and welfare coverage for Mr. Bergman and his wife until death and (vi) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination). Mr. Bergman is also entitled to receive a pro rata vesting of his November 2011 restricted stock unit award as of his termination date, as well as continued vesting of such award following his termination date through December 31, 2016 based on achievement of performance goals. As of December 31, 2012, the value of the pro rata vesting is $0, and the present value of full vesting at December 31, 2016 is $5,816,364, assuming the performance target is achieved.

7 Includes (i) health and welfare coverage for Mr. Bergman and his wife until death and (ii) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination). Mr. Bergman is also entitled to receive a pro rata vesting of his November 2011 restricted stock unit award as of his termination date, as well as continued vesting of such award following his termination date through December 31, 2016 based on achievement of performance goals. As of December 31, 2012, the value of the pro rata vesting is $0, and the present value of full vesting at December 31, 2016 is $5,816,364, assuming the performance target is achieved and subject to his compliance with non-compete covenants.

8 Includes (i) the product of the annual incentive compensation payable for the year of termination based on achievement of performance goals, (ii) pro rata vesting of all restricted stock/units granted in 2010, 2011 (except for the November 2011 restricted stock unit grant to Mr. Bergman) and 2012 from the date of grant through to the date of employment termination over 1,095 days, and with respect to the November 2011 restricted stock unit grant, full vesting of such award as of employment termination date, without regard to achievement of performance goals, (iii) 200% current base annual salary, (iv) 200% average annual incentive compensation paid in the previous three years, (v) health and welfare coverage for Mr. Bergman and his wife until death and (vi) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination).

9 Includes (i) 300% current base annual salary, (ii) 300% of highest annual incentive compensation paid in the previous two years, (iii) vesting of any unvested outstanding options and shares of restricted stock/units, (iv) health and welfare coverage for Mr. Bergman and his wife until death, (v) use of the Company’s car service for two years (as well as a cash payment in lieu of such services from the last day of the second calendar year following termination until the third anniversary of termination), (vi) the Make-Up Pension Payment and (vii) office space and administrative assistance for two years (as well as a cash payment in lieu of such services from the last day of the second calendar year following termination until the fourth anniversary of termination). With respect to the acceleration and continuation of equity awards, this includes amounts payable on a resignation or a Company termination (other than for cause) within two years after a change in control. If any amounts owed to Mr. Bergman in connection with a change in control of the Company are subject to the excise tax imposed by Section 4999 of the Code, we will cut back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due after imposition of the excise tax would be greater (in which case no reduction will occur).

10 Includes (i) the product of the annual incentive compensation payable for the year of termination based on achievement of performance goals, (ii) pro rata vesting of all restricted stock/units granted in 2010, 2011 (except for the November 2011 restricted stock unit grant to Mr. Bergman) and 2012 from the date of grant through to the date of employment termination over 1,095 days, and with respect to the November 2011 RSU grant, full vesting of such award as of employment termination date, without regard to achievement of performance goals and (iii) health and welfare coverage for Mr. Bergman’s wife until death.

11 The Company will have no further obligation to Mr. Komaroff, except payment of his vested SERP and Deferred Compensation Plan account balances.

12 Includes (i) the product of the annual incentive compensation payable for the year in which termination occurs and (ii) all equity-based awards (other than options) become fully vested, subject to satisfaction of any performance-based restrictions (assuming performance-based restricted stock/units achievement at target level). However, if such termination occurs due to death or disability, Mr. Komaroff is entitled to 100% acceleration of his time-based restricted stock/units granted in 2010, 2011 and 2012 and pro rata vesting of his performance-based restricted stock/units granted in 2010, 2011 and 2012 from the date of grant through to the date of employment termination over 1,095 days. The value of unvested restricted stock/units that would accelerate and vest upon a death or disability termination is $2,201,702 (assuming performance-based restricted stock/units achievement at target level).

13 Includes (i) the product of the annual incentive compensation payable for the year in which termination occurs based on achievement of performance goals, (ii) 300% current annual salary (defined to include salary plus the executive’s annual automobile allowance and the Company’s contribution to the 401(k) Plan and SERP plan for the full year preceding the change in control), (iii) 300% annual incentive compensation at target level in the year of termination, (iv) any unvested outstanding options and shares of restricted stock/units become fully vested (assuming performance-based restricted stock/units achievement at target level) and (v) health and welfare continuation of plans for 24 months following termination or until coverage with subsequent employer begins. If any amounts owed to Messrs. Breslawski, Paladino, Benjamin and/or Komaroff in connection with a change in control of the Company are subject to the excise tax imposed by Section 4999 of the Code, we will cut back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due after imposition of the excise tax would be greater (in which case no reduction will occur).

14 In the event of any termination of employment due to death or disability, the Named Executive Officers (other than Messrs. Bergman and Komaroff, whose termination arrangements are discussed above) are entitled to 100% acceleration of their respective time-based restricted stock/units and pro rata vesting of their respective performance-based restricted stock/units granted in 2010, 2011 and 2012 from the date of grant through to the date of employment termination over 1,095 days.

Other Information Related to Summary Compensation Table

Stock Awards and Option Awards

See “Compensation Structure–Pay Elements–Details–Equity-Based Awards” under the Compensation Discussion and Analysis for a discussion on stock awards and option awards.

Non-Equity Incentive Plan Compensation

See “Compensation Structure–Pay Elements–Details–Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on non-equity incentive plan compensation.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

For employees of the Company, including Named Executive Officers, we do not maintain a qualified defined benefit plan.

We maintain a Supplemental Executive Retirement Plan for certain eligible participants who are not able to receive the full Company matching contribution under our 401(k) Plan due to certain Internal Revenue Service limits. The SERP provides for various vesting percentages based on service with the Company. Vesting will also occur upon a participant’s death, disability or attainment of age 65 or upon a change in control, in each case, while employed. Investment return on the contributions is generally equal to the earnings and losses that would occur if 40% of the contributions were invested in the Company stock fund under our 401(k) Plan and 60% were invested equally among the other investment alternatives available under our 401(k) Plan. A participant’s vested SERP benefit is paid following a termination of employment (subject to a six month delay in certain instances) or a change in control.

We also maintain a Deferred Compensation Plan pursuant to which our Named Executive Officers are eligible to participate. We do not make any contributions to the Deferred Compensation Plan and the amounts under the plan consist entirely of participant contributions and are fully vested. The amounts under the Deferred Compensation Plan may become payable during employment upon designated fixed payment dates or following a termination of employment (subject to a six month delay in certain instances) or a change in control of the Company.

All Other Compensation

See “Compensation Structure–Pay Elements–Details–Other Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on all other compensation.

Grants of Plan-Based Awards for Fiscal 2012

Name and Principal Position	Type of Grant[1]		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards[3] Number of Secur- ities Under- lying Options (#)
		Grant Date	Thres- hold ($)	Target ($)	Maximum[5] ($)	Thres -hold (#)	Target (#)	Maxi- mum[6] (#)	All Other Stock Awards[2] Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[4]

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	162(m)	n/a	$0	$1,706,250	$3,290,625
	PIP	n/a	$0	$243,750	$365,625
	RS	3/2/2012				0	30,771	61,542	0			$2,250,000
	SO	n/a								0	n/a	n/a

James P. Breslawski President and Chief Operating Officer	PIP	n/a	$60,500	$550,000	$1,029,875
	RS	3/2/2012				0	11,112	22,224	5,983			$1,250,000
	SO	n/a								0	n/a	n/a

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	PIP	n/a	$31,500	$450,000	$787,500
	RS	3/2/2012				0	10,667	21,334	5,744			$1,200,000
	SO	n/a								0	n/a	n/a

Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	PIP	n/a	$90,000	$450,000	$706,500
	RS	3/2/2012				0	10,667	21,334	5,744			$1,200,000
	SO	n/a								0	n/a	n/a

	PIP	n/a	$22,500	$450,000	$657,000
Stanley Komaroff	RS	3/2/2012				0	9,778	19,556	5,265			$1,100,000
Senior Advisor	SO	n/a								0	n/a	n/a

1 “PIP” means annual incentive compensation (i.e., bonus) paid under the Company’s 2012 PIP. “162(m)” means annual incentive compensation (i.e., bonus) paid under the Company’s Section 162(m) Cash Bonus Plan. “RS” means performance-based restricted stock/unit awards made pursuant to the Company’s 1994 Stock Incentive Plan. “SO” means options. See “Compensation Structure–Pay Elements–Details–Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on the PIP and the Section 162(m) Cash Bonus Plan.

2 Time-based restricted stock (four year cliff) awarded in fiscal 2012. Mr. Bergman was not awarded time-based restricted stock in 2012.

3 None of the Named Executive Officers were awarded options in fiscal 2012.

4 These amounts are valued based on the aggregate grant date fair value of the award determined in accordance with FASB ASC Topic 718. These amounts do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon vesting. Information regarding assumptions made in valuing the stock awards can be found in Note 16 of the “Notes to Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 13, 2013.

5 The maximum payout percentage for the EPS Target and Business Financial Goal portions of the PIP is 200% and the maximum payout percentage for the Individual Performance Goal is 115%.

6 The maximum payout percentage for the 2012 LTIP awards of performance-based restricted stock is 200%.

Estimated Potential Payouts Under Non-Equity Incentive Plan Awards

The PIP awards paid to the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.” The threshold, target and maximum amount of these PIP awards appear in the Grants of Plan-Based Awards Table in the column captioned “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

Estimated Future Payouts Under Equity Incentive Plan Awards, All Other Stock Awards and All Other Option Awards

Awards of performance-based and time-based restricted stock/units granted to the Named Executive Officers appear in the Summary Compensation Table in the columns captioned “Stock Awards.” We did not grant Named Executive Officers options in fiscal 2012.

The threshold, target and maximum amount of the performance-based restricted stock/units appear in the Grants of Plan-Based Awards Table in the column captioned “Estimated Future Payouts Under Equity Incentive Plan Awards.”

Exercise or Base Price of Option Awards

We did not grant Named Executive Officers options in fiscal 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underly- ing Unexercis- ed Unearned Options[2] (#)	Option Exercise Price ($)	Option Expiration Date[3]	Number of Shares or Units of Stock That Have Not Vested[4] (#)	Market Value of Shares or Units of Stock That Have Not Vested[5] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[6] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[5] ($)

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	0	0	0	n/a	n/a	0	$0	165,716[7]	$13,250,651

James P. Breslawski President and Chief Operating Officer	37,500 20,000 27,282 30,966 34,509	0 0 0 0 0	0 0 0 0 0	$39.43 $42.58 $47.31 $51.23 $59.89	03/09/2015 09/22/2015 03/02/2016 03/05/2017 03/03/2018	22,587	$1,806,057	34,403	$2,750,864

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	39,000 22,323 25,329 28,757	0 0 0 0	0 0 0 0	$39.43 $47.31 $51.23 $59.89	03/09/2015 03/02/2016 03/05/2017 03/03/2018	19,875	$1,589,205	30,795	$2,462,368

Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	6,699 25,329 28,757	0 0 0	0 0 0	$47.31 $51.23 $59.89	03/02/2016 03/05/2017 03/03/2018	19,875	$1,589,205	30,795	$2,462,368

Stanley Komaroff Senior Advisor	3,818 25,329 28,757	0 0 0	0 0 0	$47.31 $51.23 $59.89	03/02/2016 03/05/2017 03/03/2018	19,396	$1,550,904	29,794	$2,382,328

1 Options vest one-fourth per year over four years.

2 The Company does not issue performance-based options.

3 All options granted under the 1994 Stock Incentive Plan have a ten year term unless otherwise terminated earlier in accordance with the plan.

4 The Company did not issue time-based restricted stock to the Named Executive Officers prior to March 2009. Beginning in March 2009, time-based restricted stock (four year cliff vesting) was awarded to the Named Executive Officers, except Mr. Bergman. Beginning in March 2010, time-based restricted stock units were granted to the Named Executive Officers, except Mr. Bergman.

5 Based on the closing market price of $79.96 of the Company’s common stock on December 28, 2012.

6 Performance-based restricted stock awards (three year cliff vesting) granted in 2010, 2011 and 2012 under the Company’s 1994 Stock Incentive Plan. As the threshold payout amount is zero, such number represents the number of shares based on the target payout but includes additional shares of performance-based restricted stock that were issued when the 2010 LTIP vested on March 8, 2013, excludes shares of performance-based restricted stock which we estimate will be forfeited relating to the performance-based restricted stock grants under the 2011 LTIP and includes shares of performance-based restricted stock which we estimate will be issued related to the performance-based restricted stock grants under the 2012 LTIP. Beginning in March 2010, performance-based restricted stock units were granted to the Named Executive Officers.

7 Included in this amount are 75,688 restricted stock units granted to Mr. Bergman on November 15, 2011 in connection with the renewal of his employment agreement which shall cliff vest at the target payout amount on December 31, 2016, subject to the attainment of a specified cumulative 5 year adjusted EPS performance target and Mr. Bergman’s continued employment through such date.

Option Exercises and Stock Vested for Fiscal 20121

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)[2]	Value Realized on Vesting ($)[3]

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	116,597	$3,157,950	59,667	$4,411,181

James P. Breslawski President and Chief Operating Officer	100,000	$4,913,725	29,086	$2,150,328

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	78,000	$3,740,961	24,237	$1,791,841

Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	59,574	$4,455,697	24,237	$1,791,841

Stanley Komaroff Senior Advisor	68,705	$2,551,715	24,237	$1,791,841

1 The value realized from exercised options is deemed to be the market value of the common stock on the date of exercise, less the exercise price of the option, multiplied by the number of shares of common stock underlying the option.

2 Represents performance based restricted stock (three year cliff vesting) granted on March 9, 2009 that vested on March 9, 2012.

3 The closing market price on March 9, 2012 was $73.93.

Nonqualified Deferred Compensation for Fiscal 2012

The following table provides information regarding our SERP. (See “Compensation Structure–Pay Elements–Details–Other Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on our SERP.)

Name and Principal Position	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	$0	$65,615	$239,767	$0	$1,576,112

James P. Breslawski President and Chief Operating Officer	$0	$26,308	$107,100	$0	$696,052

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$0	$17,288	$85,697	$0	$560,971

Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	$0	$17,288	$85,051	$0	$556,893

Stanley Komaroff Senior Advisor	$0	$17,288	$25,281	$0	$182,954

The following table provides information regarding our Deferred Compensation Plan which became effective on January 1, 2011. The Company does not make any contributions to the Deferred Compensation Plan. All amounts in such plan are fully vested and consist solely of participant contributions. Such vested amounts may become payable during employment upon designated fixed payment dates or following a termination of employment (subject to a six month delay in certain instances) or a change in control of the Company. (See “Compensation Structure–Pay Elements–Details–Other Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on our Deferred Compensation Plan.)

Name and Principal Position	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	$0	$0	$0	$0	$0

James P. Breslawski President and Chief Operating Officer	$0	$0	$0	$0	$0

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$0	$0	$0	$0	$0

Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	$0	$0	$0	$0	$0

Stanley Komaroff Senior Advisor	$231,432	$0	$12,644	$0	$366,361

Director Compensation for Fiscal 2012

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation ($)	Total ($)

Barry J. Alperin	$91,500	$185,400	$0	$0	$0	$0	$276,900

Paul Brons	$68,000	$185,400	$0	$0	n/a	$0	$253,400

Donald J. Kabat	$93,500	$185,400	$0	$0	$0	$0	$278,900

Philip A. Laskawy	$92,000	$185,400	$0	$0	$0	$0	$277,400

Karyn Mashima	$68,000	$185,400	$0	$0	$0	$0	$253,400

Norman S. Matthews	$86,500	$185,400	$0	$0	$0	$0	$271,900

Carol Raphael	$24,750	$185,400	$0	$0	$0	$0	$210,150

Bradley T. Sheares, Ph.D.	$68,000	$185,400	$0	$0	$0	$0	$253,400

Louis W. Sullivan, M.D.	$71,000	$185,400	$0	$0	$0	$0	$256,400

1 These cash fee amounts have not been reduced to reflect a director’s election to defer receipt of cash fees pursuant to the Non-Employee Director Deferred Compensation Plan; these deferrals are indicated in footnote 5 below.

2 Includes restricted stock unit awards valued based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. The amounts shown in the table above do not necessarily reflect the actual value that may be realized by the non-employee director upon vesting. Information regarding assumptions made in valuing the stock awards can be found in Note 16 of the “Notes to Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 29, 2012, as filed with the SEC on February 13, 2013. With respect to the aggregate number of stock awards (including restricted stock/units) outstanding at Fiscal 2012 year end, Messrs. Alperin, Brons, Kabat, Laskawy and Matthews, Ms. Mashima and Dr. Sullivan each had 13,896 shares/units, Ms. Raphael had 2,405 shares/units and Dr. Sheares had 8,512 shares/units.

3 The aggregate number of option awards outstanding at fiscal year-end for each non-employee director is set forth in the following table:

	Aggregate Number of Option Awards Outstanding at Fiscal 2012 Year End (#)
Name	Unexercisable	Exercisable
Barry J. Alperin	0	52,075
Paul Brons	0	37,075
Donald J. Kabat	0	42,075
Philip A. Laskawy	0	37,075
Karyn Mashima	0	8,987
Norman S. Matthews	0	22,075
Carol Raphael	0	0
Bradley T. Sheares, Ph.D.	0	0
Louis W. Sullivan, M.D.	0	52,075

4 The Company does not grant performance-based annual incentive compensation (i.e., bonus) to non-employee directors.

5 Messrs. Alperin and Matthews and Dr. Sullivan each participated in the Non-Employee Director Deferred Compensation Plan in 2012 and elected to defer the following amounts during fiscal 2012: $30,000; $86,500; and $71,000, respectively.

Fees Earned or Paid in Cash

Directors who are employees of the Company receive no compensation for service as directors. Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may determine from time to time. In fiscal 2012, Messrs. Alperin, Brons, Kabat, Laskawy and Matthews, Mses. Mashima and Raphael and Drs. Sheares and Sullivan each received a $50,000 annual retainer, an additional $2,000 for each Board of Directors meeting attended and $1,500 for each committee meeting attended. In March 2012, the Compensation Committee increased the retainer for service as a Committee Chairperson from $5,000 to $10,000, except for the Audit Committee Chairperson and the Lead Director, whose retainers were each increased from $7,500 to $15,000. Ms. Raphael’s annual retainer was pro-rated from her appointment date of August 15, 2012. Mr. Laskawy’s retainer for service as Lead Director is inclusive of his role as Chairman of the Nominating and Governance Committee.

Stock Awards and Option Awards

On March 2, 2012, each of Messrs. Alperin, Brons, Kabat, Laskawy and Matthews, Ms. Mashima and Drs. Sheares and Sullivan, was granted 2,535 restricted stock units under the Company’s 1996 Non-Employee Director Stock Incentive Plan each award having a grant date fair value of $185,400. The value of the equity-based awards granted to the Non-Employee Directors on March 2, 2012 was equal to the value of the equity-based awards received by the Non-Employee Directors in fiscal 2009, 2010 and 2011. Ms. Raphael was granted 2,405 restricted stock units on September 14, 2012, having a grant date fair value of $185,400 in connection with her appointment to the Board on August 15, 2012. Additionally, on March 1, 2013, each of Messrs. Alperin, Brons, Kabat, Laskawy and Matthews, Mses. Mashima and Raphael and Drs. Sheares and Sullivan was granted 2,086 restricted stock units, with each award having a grant date fair value of $185,400 (unchanged from the grant value in 2009, 2010, 2011 and 2012). All such grants were issued on the date they were approved by the Compensation Committee. The restricted stock units are subject to time-based vesting and vest at the end of four years from the grant date, based on continued service through the applicable vesting date.

Beginning with the March 9, 2009 restricted stock unit award, non-employee directors became eligible to defer the date upon which all or a portion of their restricted stock units will be paid out to either (i) a specified payment date occurring on the third, fifth, seventh or tenth anniversary of the scheduled vesting date, or (ii) the date of the termination of their services that occurs after the scheduled vesting date. If the deferral election is chosen, to the extent vested, payment will be made within the 30 day period following the earliest of the following to occur: (i) the elected deferred payment date; (ii) the participant’s death; (iii) the participant’s disability; (iv) the participant’s termination of services (other than as a result of death or disability); or (v) a change of control of the Company. Participants are also permitted to further defer the payment date of their restricted stock units in accordance with Section 409A of the Code for one or more additional periods of at least five years (but not more than ten years) beyond the previously elected deferred payment date.

In March 2010, based on a comparative review of similar companies, the Compensation Committee modified the vesting of equity grants made on or after March 2010 under the Company’s LTIP if termination of employment is due to retirement (solely with respect to restricted stock units), death, disability or change in control (as defined in the 1994 Stock Incentive Plan) to allow for pro-rated or accelerated vesting.

The Compensation Committee assesses “competitive market” compensation when determining the amount of equity awards to grant non-employee directors. The Compensation Committee reviews non-employee director compensation, including equity awards, against the same peer companies that it uses when evaluating executive officer compensation. The Compensation Committee also reviews, for purposes of determining non-employee director equity awards, the companies with revenues between $6 billion and $10 billion that it reviews for evaluation of executive officer compensation. See “Compensation Structure–Pay Elements–Details–Pay Levels and Benchmarking” under Compensation Discussion and Analysis.

Non-Equity Incentive Plan Compensation

We do not issue non-equity incentive plan compensation to non-employee directors.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

For directors, we do not maintain a qualified defined benefit plan.

Since January 2004, non-employee directors have been eligible to defer all or a portion of certain “eligible director fees” under our Non-Employee Director Deferred Compensation Plan in the form of cash and are deemed to be invested in our common stock in the form of a unit measurement, called a “phantom share.” A phantom share is the equivalent to one share of our common stock. Shares of our common stock available for issuance under the Non-Employee Director Deferred Compensation Plan are funded from shares of our common stock that are available under our 1996 Non-Employee Director Stock Incentive Plan, and such an award under the Non-Employee Director Deferred Compensation Plan constitutes an “Other Stock-Based Award” under the 1996 Non-Employee Director Stock Incentive Plan. Messrs. Alperin, Kabat, Laskawy and Matthews, Ms. Mashima and Dr. Sullivan each participate in the Non-Employee Director Deferred Compensation Plan. The amounts set forth in the Director Compensation Table above under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” represent the change in the market value of the phantom shares allocated to each such director’s account.

Stock Ownership Policy

The Company believes that, to align the interests of the directors of the Company with the stockholders of the Company, the non-employee directors of the Company should have a financial stake in the Company. The Board of Directors adopted a policy providing that each non-employee director should own equity in the Company equal to a minimum of 300% of such non-employee director’s annual retainer. Newly appointed non-employee directors will have four years from the date of their appointment to comply with the stock ownership policy. The Board of Directors will evaluate whether exceptions should be made for any non-employee director on whom this requirement would impose a financial hardship or for other appropriate reasons as determined by the Board of Directors. Equity includes: shares of any class of capital stock; shares of vested restricted stock; unexercised vested options; warrants or rights to acquire shares of capital stock; and securities that are convertible into shares of capital stock; provided that an amount equal to at least 20% of such non-employee director’s annual retainer must be owned by such non-employee director in the form of shares of common stock.

The Company also prohibits hedging or other derivative transactions by its directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On an ongoing basis, the Audit Committee is required by its charter to review all “related party transactions” (those transactions that are required to be disclosed in this proxy statement by SEC Regulation S-K, Item 404 and under NASDAQ’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal 2012 were Messrs. Alperin, Kabat and Matthews.

During fiscal 2012:

—	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

—	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

—

none of our executive officers served on the compensation committee (or another board committee performing equivalent functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

—	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

—

none of our executive officers served on the compensation committee (or another board committee performing equivalent functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

PROPOSAL 2

AMENDMENT TO THE

HENRY SCHEIN, INC. 162(m) CASH BONUS PLAN

The Company maintains the Henry Schein, Inc. Section 162(m) Cash Bonus Plan, as amended from time to time (the “Bonus Plan”), which provides for annual incentive payments to certain key executives of the Company. On March 28, 2013, the Board of Directors unanimously approved an amendment to the Bonus Plan, subject to stockholder approval at the 2013 Annual Meeting, to extend the termination date so that bonuses may be payable under the Bonus Plan with respect to any period beginning after December 31, 2013 and ending on or prior to December 31, 2017. The Board of Directors believes that it is desirable to extend the Bonus Plan, including the material terms of the performance goals under the Bonus Plan, in order to attract, motivate and retain key employees of the Company and its subsidiaries, including key employees of corporations or businesses that are acquired by the Company, and to preserve the deductibility of payments made to executive officers.

In addition, the Board of Directors is also submitting the Bonus Plan to the stockholders of the Company to re-approve the performance goals under the Bonus Plan so that certain incentive awards granted under the Bonus Plan to executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Code, which otherwise generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers of publicly held companies (other than the chief financial officer). Section 162(m) of the Code generally requires such performance goals to be approved by stockholders every five years.

The following description of the Bonus Plan is a summary of its principal provisions and is qualified in its entirety by reference to the Bonus Plan, as amended. The Bonus Plan and Amendment Number One to the Bonus Plan are incorporated by reference from our definitive 2005 Proxy Statement on Schedule 14A, filed on April 22, 2005. Amendment Number Two to the Bonus Plan is incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 27, 2008 filed on February 24, 2009. Amendment Number Three to the Bonus Plan is incorporated by reference from our Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2009 filed on August 4, 2009. A copy of Amendment Number Four to the Bonus Plan is attached hereto as Exhibit A.

Description of Bonus Plan

The purpose of the Bonus Plan is to provide annual incentives to certain key executives in a manner designed to reinforce the Company’s performance goals; to strengthen the Company’s “pay for performance” ethic by linking a significant portion of participants’ compensation to the achievement of such goals; and to continue to attract, motivate and retain high performing executives on a competitive basis, while seeking to preserve for the benefit of the Company the associated federal income tax deduction.

Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the three other most highly compensated executive officers (other than the chief financial officer) unless the compensation constitutes “performance-based compensation.” Awards under the Bonus Plan are structured to qualify as “performance-based compensation” eligible for continued deductibility. In general, to qualify as “performance-based compensation” the material terms of the performance goals must be disclosed to, and approved by, the stockholders every five years. Accordingly, the Bonus Plan is being resubmitted to stockholders to approve the extension of the Bonus Plan, including the material terms of the performance goals under the Bonus Plan, so that payments made hereunder will qualify as “performance-based compensation.”

The Bonus Plan is administered by the Compensation Committee, which consists entirely of non-employee directors who are “outside directors” under Section 162(m) of the Code. The Compensation Committee selects the key executives who are to receive awards, the target pay-out level and the performance targets. The Compensation Committee certifies the level of attainment of performance targets. All determinations of the Compensation Committee with respect to the Bonus Plan are final and binding. The expenses of administering the Bonus Plan are borne by the Company.

Participants in the Bonus Plan are eligible to receive an annual cash performance award based on attainment by the Company and/or a subsidiary, division or other operational unit of the Company of specified performance goals established for each fiscal year by the Compensation Committee. No individual may receive for any fiscal year an amount under the Bonus Plan that exceeds $5,000,000. Performance awards are payable as soon as administratively feasible after the year in which they are earned or, if applicable as provided in an agreement between the participant and the Company, but, in all cases, only after the Compensation Committee certifies that the performance goals have been attained. A participant and the Company may agree to defer all or a portion of a performance award in a written agreement executed prior to the beginning of the fiscal year to which the performance award relates in accordance with any deferred compensation program in effect applicable to such participant. Any deferred performance award will not increase (between the date on which it is credited to any deferred compensation program and the payment date) by a measuring factor for each fiscal year greater than the interest rate on thirty year Treasury Bonds on the first business day of such fiscal year compounded annually, as elected by the participant in the deferral agreement.

If and to the extent that the Compensation Committee determines the Company’s federal tax deduction with respect to an award under the Bonus Plan may be limited as a result of Section 162(m) of the Code, the Compensation Committee may defer such payment. In such event, the Compensation Committee will credit the amount of the award so delayed to a book account that will be adjusted to reflect gains and losses that would have resulted from the investment of such amount in any investment vehicle or vehicles selected by the Compensation Committee. The entire balance credited to the participant’s book account will be paid to the participant no later than 90 days after the participant ceases to be a “covered employee” within the meaning of Section 162(m) of the Code.

To the extent applicable, any deferral described in the preceding two paragraphs will be structured in a manner intended to comply with the deferred compensation rules under Section 409A of the Code in order to minimize adverse tax consequences on the recipient of the deferred payment. Among other things, these rules impact the timing of deferral elections and the timing and form of deferred compensation.

Code Section 162(m) requires that performance awards be based upon objective performance measures. The performance goals under the Bonus Plan are based on one or more of the following criteria: (i) net profits, market share, revenues, operating income, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) after-tax or pre-tax profits; (iii) operational cash flow or cash generation targets; (iv) level of, reduction of, or other specified objectives with regard to the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations, or with regard to the Company’s expenses or costs; (v) earnings per share or earnings per share from continuing operations; (vi) return on capital employed or return on invested capital; (vii) after-tax or pre-tax return on stockholders’ equity; (viii) economic value added targets; (ix) fair market value of the shares of our common stock and (x) the growth in the value of an investment in our common stock assuming the reinvestment of dividends. In addition, such performance goals are based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company or any subsidiary) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under the Code, the Compensation Committee may (i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

Currently, a bonus may not be payable under the Bonus Plan with respect to fiscal years beginning after December 31, 2013. If the proposed amendment to extend the Bonus Plan, including the material terms of the performance goals (as described above), are approved by stockholders, bonuses may be paid with respect to fiscal years after December 31, 2013, but not with respect to fiscal years beginning after December 31, 2017 and the deductibility of such bonuses will be preserved.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THE PROPOSED AMENDMENT AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE PROPOSED AMENDMENT OF THE BONUS PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT OF THE BONUS PLAN.

PROPOSAL 3

AMENDMENT AND RESTATEMENT OF

HENRY SCHEIN, INC. 1994 STOCK INCENTIVE PLAN

The Company maintains the Henry Schein, Inc. 1994 Stock Incentive Plan, as amended from time to time, for the benefit of key employees and consultants of the Company and its subsidiaries. The proposed amendment and restatement to the 1994 Stock Incentive Plan, which is effective upon the approval by the stockholders of the Company (the date of such approval is referred to below as the “restatement date”) incorporates the following changes:

—

Change the Name of the Plan. Although the 1994 Stock Incentive Plan is being amended and restated and will continue in effect, the 1994 Stock Incentive Plan will be renamed the Henry Schein, Inc. 2013 Stock Incentive Plan (the “2013 Incentive Plan”).

—

Increase of the Aggregate Share Reserve. The current aggregate share reserve will be increased by an additional 4,150,000 shares for a total share reserve of 27,929,270 shares under the 2013 Incentive Plan. As of March 15, 2013, 2,508,545 shares remain available for future issuance under the 1994 Stock Incentive Plan. The remaining share reserve reflects the number of shares remaining after the grant of annual awards to our employees on March 1, 2013. We expect that the remaining shares will not be sufficient for long-term incentives expected to be awarded in fiscal year ending December 31, 2015. The Board believes that it is important that a significant portion of the compensation for our key employees, consultants and officers consist of performance-based pay in order to encourage the enhancement of stockholder value by fostering long-term commitment to the benefit of our stockholders and to bolster the motivational effect of overall pay packages to attract and retain the services of key individuals essential to our long-term growth and financial success. The Board believes that the proposed increase in the share reserve is necessary to insure that a sufficient reserve of common stock remains available for issuance to allow us to continue to utilize equity incentives.

—

Enhance Minimum Vesting Standards. In order to mirror the minimum vesting provisions that apply to awards of restricted stock and restricted stock units (“RSUs”), the 2013 Incentive Plan will require minimum vesting schedules of at least three years for new awards of options and stock appreciation rights (“SARs”), with no more than 1/3 of such awards permitted to vest on each of the first three anniversaries of the date of grant (except that accelerated vesting is permitted in the event of a change of control, of the Company or the participant’s death, disability or retirement). In addition, the 1994 Stock Incentive Plan currently permits awards of restricted stock and RSUs to contain earlier restricted periods, so long as the aggregate amount of shares subject to such awards does not exceed 5% of the 1994 Stock Incentive Plan’s aggregate share reserve. The 2013 Incentive Plan would permit options and SARs to contain earlier vesting provisions provided that they count against this 5% limit as well.

—

Limit Dividends on Performance-Based Restricted Stock. The 2013 Incentive Plan will require that dividends paid in connection with awards of restricted stock made on or after the restatement date will be subject to the attainment of applicable performance goals and require all dividends to be subject to the restrictions applicable to the underlying award without Committee discretion.

—

Buyout Prohibition. Consistent with the 1994 Stock Incentive Plan’s prohibition on repricing without shareholder approval, the 2013 Incentive Plan will expressly prohibit the cancellation, conversion, exchange, replacement, buyout or surrender of options and SARs in exchange for cash, other awards, options or SARs with an exercise price that is less than the exercise price of the original options or SARs.

—

Eliminate “Single Trigger” Accelerated Vesting upon a Change of Control. The 2013 Incentive Plan will eliminate single trigger acceleration of options and provide that options granted after the restatement date will vest automatically upon a participant’s termination of employment without cause occurring on or after a change of control or upon such other events specified in a written agreement between the participant and the Company.

—	Extend the Term. The term of the 2013 Incentive Plan will be extended until May 14, 2023 (currently, the 1994 Stock Incentive Plan is scheduled to expire on March 27, 2017).

Our stockholders are also being requested to re-approve the Section 162(m) performance goals under the 1994 Stock Incentive Plan so that certain incentive awards granted under the 2013 Incentive Plan to executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the three other most highly compensated executive officers (other than the chief financial officer) unless the compensation constitutes “performance-based compensation.” In general, to qualify as “performance-based compensation” the material terms of the performance goals must be disclosed to, and approved by, the stockholders on or after the first meeting of the Company’s stockholders that occurs in the fifth year following the year of stockholder approval of the Plan. If stockholders do not approve the Code Section 162(m) performance goals at the Annual Meeting, then awards granted under the 2013 Incentive Plan after the first stockholder’s meeting in 2016 will not qualify as exempt performance-based compensation under Section 162(m) of the Code unless such approval is obtained or stockholders approve other designated performance criteria prior to the first stockholders’ meeting in 2016. Notwithstanding the foregoing, awards of stock options will continue to qualify as exempt performance-based compensation under Section 162(m) of the Code even if the stockholders do not approve the 162(m) performance goals at or prior to the first stockholders’ meeting in 2016.

Finally, the Board of Directors has also adopted certain other minor clarifying amendments to the 2013 Incentive Plan, which do not require stockholder approval, to reflect developments in applicable law and equity compensation practices.

The 1994 Stock Incentive Plan currently includes key provisions designed to protect stockholder interests, promote effective corporate governance and reflect use of corporate governance best practices including, but not limited to, the following:

—	No Discounted Options or SARs. Options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

—

No Repricing of Options or SARs. The 1994 Stock Incentive Plan does not allow for the repricing of options and SARs, including the replacement of outstanding options and SARs with options or SARs with a lower exercise price.

—

No Share Recycling for Net Exercises or Tax Withholding. Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under the 1994 Stock Incentive Plan.

—

No Evergreen Provision. The 1994 Stock Incentive Plan does not contain an “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the 1994 Stock Incentive Plan are automatically replenished.

—	No Automatic Grants. The 1994 Stock Incentive Plan does not provide for automatic grants to any participant.

The Company anticipates filing a registration statement on Form S-8 with the SEC to register the additional amount of new shares of common stock to be included in the aggregate share reserve under the 2013 Incentive Plan, effective upon and subject to stockholder approval of the 2013 Incentive Plan, as soon as practicable following such stockholders’ approval of the 2013 Incentive Plan.

The following description of the 2013 Incentive Plan, as amended and restated, is a summary of its principal provisions and is qualified in its entirety by reference to the 2013 Incentive Plan, as amended and restated, a copy of which is attached hereto as Exhibit B.

Description of the 2013 Incentive Plan

Purpose

The purpose of the 2013 Incentive Plan is to enable the Company and its designated subsidiaries to attract, retain and motivate key employees and consultants who are important to the success and growth of the Company, and to create a mutuality of interest between such individuals and the stockholders of the Company by granting such individuals options, stock appreciation rights, restricted stock awards and RSUs.

Share Reserve

Under the 2013 Incentive Plan, a maximum of 27,929,270 shares of common stock are authorized for issuance pursuant to all awards granted under the 2013 Incentive Plan, provided, however, that of such amount, a maximum of 475,794 shares of common stock are authorized for issuance pursuant to Class A Options, subject, in each case, to antidilution adjustments. No Class A Options were outstanding as of March 15, 2013. No new Class A Options may be issued, nor have any been issued since 1995. Class B Options to purchase an aggregate of 1,887,009 shares of common stock were granted and remain outstanding as of such date (with a weighted average exercise price of $49.68 per share and a weighted average remaining term of 3.44 years) and 1,803,869 shares of restricted stock and/or RSUs were granted and remain outstanding. Any shares of our common stock that have been or will be issued pursuant to options or stock appreciation rights will be counted against the aggregate maximum share limit under the 2013 Incentive Plan as one share for every share granted. Any shares that are issued pursuant to awards of restricted stock or RSUs granted on or after May 28, 2009 (which was the date of our 2009 Annual Meeting and which was when we first introduced a “fungible” share limit), will be counted against the aggregate maximum share limit under the 2013 Incentive Plan as two shares for every share granted. If any shares subject to an option or stock appreciation right are forfeited, cancelled, exchanged or surrendered without having been exercised in full or terminate or expire without a distribution of shares to the participant, the number of shares underlying any such unexercised award will again be available for the purpose of awards under the 2013 Incentive Plan as one share for every share granted. If any shares that were issued pursuant to an award of restricted stock or RSUs granted on or after May 28, 2009 are forfeited for any reason, two shares for every share granted will again be available for the purpose of awards under the 2013 Incentive Plan. In addition, the number of shares available for the purpose of awards under the 2013 Incentive Plan will be reduced by (i) the total number of options or stock appreciation rights exercised, regardless of whether any shares underlying such awards are not actually issued to the participant as a result of a net settlement, (ii) any shares used to pay any purchase price or tax withholding obligation with respect to any award and (iii) any shares repurchased by the Company on the open market with the proceeds of the purchase price of an option.

Individual Participant Limitations

Except as noted in the next sentence, the maximum number of shares of common stock with respect to which each of options, stock appreciation rights, restricted stock awards and RSUs may be granted under the 2013 Incentive Plan to any participant in any fiscal year cannot exceed 200,000 shares (subject to antidilution adjustments). To the extent that the number of shares with respect to which a participant is granted options, stock appreciation rights, restricted stock or RSUs, as applicable, during any fiscal year is less than the maximum number of shares for which awards are permitted to be granted to such participant during such fiscal year, the number of shares of common stock available for awards of options, stock appreciation rights, restricted stock and RSUs, as applicable, to such participant in the next fiscal year is automatically increased by the number of such shares as to which such awards were not granted.

Early Vesting Limitations

Performance-based restricted stock awards and RSUs will have a minimum vesting period of one year. All other awards will have a minimum vesting period of three years (with a maximum of 1/3 of such awards vesting on each of the first three anniversaries of the date of grant). Notwithstanding such minimum vesting periods, such awards may vest earlier upon a change of control or a participant’s death, disability or retirement. In addition, awards may be granted with respect to up to 5% of the total number of shares reserved for awards under the 2013 Incentive Plan which are not subject to such minimum vesting provisions.

Administration

The 2013 Incentive Plan may be administered by the Company’s Board of Directors or by a committee (or subcommittee) of two or more directors appointed by the Board of Directors, each of whom qualifies as a non-employee director under Rule 16b-3 promulgated under the Exchange Act, as an outside director under Section 162(m) of the Code and as an independent director under NASDAQ’s Rule 5605(a)(2). The 1994 Stock Incentive Plan is currently administered by the Compensation Committee. The Compensation Committee has the full authority and discretion, subject to the terms of the 1994 Stock Incentive Plan, to determine those individuals who are eligible to be granted awards, the amount and type of awards to be granted, the terms of awards (including, but not limited to, the vesting requirements and the impact of termination of service) and all other terms and conditions of awards. The terms and conditions of specific grants of awards are set forth in written award agreements between the Company and the participant. No awards will be granted under the 2013 Incentive Plan on or after May 14, 2023, but awards granted prior to such date may extend beyond that date. The 2013 Incentive Plan is intended to comply with the applicable requirements of Section 162(m) of the Code with respect to awards intended to be “performance-based,” and the 2013 Incentive Plan will be limited, construed and interpreted in a manner so as to comply with such intent. Accordingly, the performance goals described below are being submitted to stockholders for re-approval in accordance with Section 162(m) of the Code, and will be re-submitted to stockholders for subsequent re-approval no later than the first meeting of the Company’s stockholders that occurs in the fifth year following the year of stockholder approval of the 2013 Incentive Plan (i.e., Company’s 2018 Annual Meeting) in accordance with Section 162(m) of the Code.

Amendment and Termination

The 2013 Incentive Plan provides that it may be amended by the Company’s Board of Directors or the Compensation Committee except that no amendment may, without the approval of stockholders of the Company, (i) increase the total number of shares that may be issued under the 2013 Incentive Plan or that may be acquired upon exercise or vesting of awards granted under the Plan (except for antidilution adjustments), (ii) increase the maximum individual participant limitations for a fiscal year (except for antidilution adjustments), (iii) change the types of employees, consultants or other advisors eligible to be participants under the 2013 Incentive Plan, (iv) effect any change that would require stockholder approval under Section 162(m) of the Code, including, without limitation, altering the performance goals applicable to outstanding awards, (v) reduce the purchase price of any outstanding awards (except for antidilution adjustments), (vi) extend the maximum term of an option, (vii) reduce the exercise price, cancel, convert, exchange, replace, buyout or accept the surrender of options and SARs in exchange for cash, other awards, options or SARs with an exercise price that is less than the exercise price of the original options or SARs (except for antidilution adjustments); (viii) award any option or stock appreciation right in replacement of a cancelled option or stock appreciation right with a higher exercise price or (ix) effect any change that would require stockholder approval in order for the 2013 Incentive Plan to continue to comply, to the extent applicable to incentive options, with the applicable provisions of Section 422 of the Code, or with respect to any award, to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded.

Options

Options granted under the 2013 Incentive Plan entitle the holder to purchase a specified number of shares of common stock, subject to vesting provisions, at a price set by the Compensation Committee at the time of grant, provided that the exercise price of an incentive option or a Class B option may not be less than 100% of the fair market value of a share of common stock on the grant date (not less than 110% in the case of incentive options granted to owners of 10% or more of the Company’s outstanding voting stock). The term of each option is specified by the Compensation Committee upon grant, but may not exceed ten years from the date of grant (five years in the case of incentive options granted to owners of 10% or more of the Company’s outstanding voting stock). The Compensation Committee determines the time or times at which each option may be exercised. Options may become exercisable in installments, and the exercisability of options may be accelerated in some cases, including upon a termination of employment without cause occurring on or after a change of control (as defined in the 2013 Incentive Plan) or upon such other events specified in a written agreement between the participant and the Company.

Under the 2013 Incentive Plan, the Compensation Committee may grant incentive options that qualify under Section 422 of the Code or non-qualified options. Incentive options are subject to certain requirements under the 2013 Incentive Plan as well as under the Code.

A participant may elect to exercise one or more of his or her options by giving written notice to the Compensation Committee of such election at any time. The participant must specify the number of options to be exercised and provide payment in full of the aggregate purchase price for the shares of common stock for which options are being exercised. Payment may be made (i) in cash or by check, bank draft or money order, (ii) if so permitted by the Compensation Committee, through delivery of unencumbered shares of common stock (which have been owned by such participant for such period as may be required by applicable accounting standards to avoid a charge to the Company’s earnings), through a combination of cash and shares, or through a promissory note to the extent permitted by applicable law, or (iii) on such other terms and conditions as may be acceptable to the Compensation Committee or as set forth in the participant’s award agreement.

In general, unless otherwise determined by the Compensation Committee and set forth in an award agreement, all unvested options will terminate upon a termination of service for any reason, and vested options will generally remain exercisable for a period of three months following termination of service. However, in the event of a participant’s death, a participant’s vested options will generally remain exercisable for a period of one year following death, unless otherwise determined by the Compensation Committee. In the event of a participant’s termination of service as a result of disability or as a result of retirement at or after age 65, a participant’s vested options will generally remain exercisable for a period of one year following such termination, unless otherwise determined by the Compensation Committee. Upon a termination of employment or consultancy for cause (as defined in the 2013 Incentive Plan), all outstanding options (whether vested or unvested) are forfeited and cancelled in their entirety, and the Compensation Committee may require a participant to promptly repay to the Company (and the Company has the right to recover) any gain realized upon exercise of an option.

Stock Appreciation Rights

Stock appreciation rights (“SARs”) may be granted either with an option (a tandem SAR) or independent of an option (a non-tandem SAR) to employees and consultants. A SAR is a right to receive a payment either in cash and/or common stock (as determined by the Compensation Committee) equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price per share of the SAR. A non-tandem SAR is subject to the terms and conditions of the 2013 Incentive Plan, including, without limitation, the purchase price may not be less than 100% of the fair market value of a share of common stock on the date of grant and the post-termination exercise periods applicable to options are applicable to SARs (unless otherwise provided in an award agreement). Limited SARs may also be granted under the 2013 Incentive Plan and may be exercised only upon the occurrence of a change of control or such other events designated by the Compensation Committee.

A tandem SAR is subject to the same terms and conditions of the related option, and, therefore, terminates and is no longer exercisable upon the termination or the exercise of the option granted in conjunction with the SAR and the purchase price may not be less than 100% of the fair market value of a share of common stock on the date of grant. The term of each non-tandem SAR will be fixed by the Compensation Committee, but, in any event, will not be in excess of ten years from the date of grant. Tandem SARs may be exercised only at the times and to the extent that the options to which they relate are exercisable, and the Compensation Committee determines at grant when non-tandem SARs are exercisable.

Restricted Stock and Restricted Stock Units

The Compensation Committee will determine the key employees and consultants to whom, and the time or times at which, grants of restricted stock or RSUs will be made, the number of shares to be awarded, the purchase price (if any) to be paid, the time or times at which such awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to accelerated vesting and all other terms and conditions of the restricted stock or RSU award. Unless otherwise determined by the Compensation Committee at grant or thereafter, upon a participant’s termination of employment or termination of consultancy (as applicable) for any reason during the relevant restriction period, all restricted stock and RSUs still subject to restriction will be forfeited. The Compensation Committee may condition the grant or vesting of restricted stock or RSUs upon the attainment of specified performance targets or such other factors as the Compensation Committee may determine. Awards of restricted stock and RSUs that vest based (i) in whole or in part on the attainment of performance goals, will have a minimum vesting period of one year and (ii) solely on the continued performance of services for the Company and its subsidiaries, will have a minimum vesting period of three years (with a maximum of 1/3 of such awards vesting on each of the first three anniversaries of the date of grant). Notwithstanding such minimum vesting periods, such awards may vest earlier upon a change of control or a participant’s death, disability or retirement. In addition, awards of restricted stock and RSUs may be granted with respect to up to 5% of the total number of shares reserved for awards under the 2013 Incentive Plan which are not subject to such minimum vesting provisions. Awards of restricted stock or RSUs granted under the 2013 Incentive Plan may or may not be intended to comply with the “performance-based” compensation exception under Section 162(m) of the Code.

Performance Goals

Awards of restricted stock or RSUs that are intended to comply with the “performance-based” compensation exception under Section 162(m) of the Code, will be granted or vest based upon the attainment of pre-established objective performance goals established by the Compensation Committee by reference to one or more of the following: (i) enterprise value or value creation targets, after-tax or pre-tax profits, operational cash flow, earnings per share or earnings per share from continuing operations, net sales, revenues, net income or earnings before income tax or other exclusions, return on capital, market share or after-tax or pre-tax return on stockholder equity of the Company; (ii) the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee; (iii) the fair market value of the shares of the Company’s common stock; (iv) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; (v) controllable expenses or costs or other expenses or costs of the Company or (vi) economic value added targets based on a cash flow return on investment formula. The performance goals may be based upon the attainment of specified levels of the Company or a subsidiary, division, other operational unit or administrative department of the Company.

Nontransferability of Awards

Generally, awards granted under the 2013 Incentive Plan are not transferable by a participant other than by will or by the laws of descent and distribution, except that the Compensation Committee may provide that a non-qualified option is transferable to a participant’s family members (as defined in the 2013 Incentive Plan).

Outstanding Awards

As of March 15, 2013, the following outstanding awards have been granted under the 1994 Stock Incentive Plan to each of the Named Executive Officers, all current executive officers as a group and all other employees, respectively:

Name and Principal Position	Number of Shares Underlying Options/SARs	Number of Shares Underlying Restricted Stock/Unit Awards
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	0	167,043
James P. Breslawski President and Chief Operating Officer	112,757	47,855
Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	76,409	43,808
Gerald A. Benjamin Executive Vice President and Chief Administrative Officer	60,785	43,808
Stanley Komaroff Senior Advisor	54,086	42,328
All executive officers as a group	532,040	513,039
All other employees	1,363,207	1,290,830

The terms and number of options or other awards to be granted in the future under the 2013 Incentive Plan are to be determined in the discretion of the Compensation Committee. Since no such determinations have yet been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers or other eligible employees or consultants cannot be determined at this time.

Material U.S. Federal Income Tax Consequences Relating to the 2013 Incentive Plan

The following discussion of the principal U.S. federal income tax consequences with respect to options under the 2013 Incentive Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide only a general understanding of the material federal income tax consequences (state and local tax and estate tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Options

Under current U.S. federal income tax laws, the grant of an incentive option can be made solely to employees and generally has no income tax consequences for the optionee or the Company. Options granted under the 2013 Incentive Plan may be designated as incentive options, as defined in the Code, provided that such options satisfy the Code’s requirements for incentive options. In general, neither the grant nor the exercise of an incentive option will result in taxable income to the optionee or a deduction to the Company. The sale of common stock acquired pursuant to the exercise of a stock option which satisfied all the requirements of an incentive option, including the holding period requirements described below, will result in a long-term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the aggregate option exercise price, and will not result in a tax deduction to the Company. To receive favorable treatment, the optionee must be an employee of the Company (or any subsidiary corporation as defined by the Internal Revenue Code) at all times during the period beginning on the date of grant of the incentive option and ending on the day three months before the date of exercise, and the optionee must not dispose of the common stock purchased pursuant to the exercise of an option within (i) two years from the date the option is granted and (ii) one year from the date of exercise. Any gain or loss realized on a subsequent disposition of the shares will be treated as capital gain or loss (depending on the applicable holding period). To the extent that an option intending to be an incentive option does not qualify as an incentive option (whether because of its provisions or the time or manner of its exercise or otherwise), the 2013 Incentive Plan provides that it will not affect the validity of the option and such option or the portion thereof which does not qualify will constitute a separate non-qualified option.

In general, if the optionee does not satisfy these holding period requirements, any gain equal to the difference between the exercise price and the lesser of (i) the fair market value of the common stock at exercise and (ii) the amount realized on disposition over the exercise price, will constitute ordinary income. Any remaining gain is treated as long-term or short-term capital gain and taxed at the applicable rate, depending on the optionee’s holding period for the sold stock. The Company generally will be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee, subject to the requirements of Section 162(m) of the Code.

Non-Qualified Options

In general, an optionee will realize no taxable income upon the grant of nonqualified options and the Company will not receive a deduction at the time of such grant, unless the option has a readily ascertainable fair market value at the time of grant. Upon exercise of a nonqualified option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price.

The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of (i) the aggregate exercise price of such option and (ii) the aggregate amount included in income with respect to such option. Any gain or loss on a subsequent sale of stock will be either long-term or short-term capital gain or loss and subject to taxation at the applicable rate, depending on the optionee’s holding period for the sold stock. The Company generally will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of the option, subject to the requirements of Section 162(m) of the Code.

Certain Other Tax Issues

In addition, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Code Section 162(m) regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive option may have implications in the computation of alternative minimum taxable income and (iii) in the event that the exercisability or vesting of any option is accelerated because of a change of control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes. Officers and directors of the Company subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their options.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 1994 STOCK INCENTIVE PLAN AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 1994 STOCK INCENTIVE PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 1994 STOCK INCENTIVE PLAN.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), the Company is providing its stockholders the opportunity to cast an advisory vote on the compensation of its named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on named executive officers’ compensation.

As described in detail in the Compensation Discussion and Analysis beginning on page 14 of this proxy statement, the Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for their performance, the Company’s performance and for creating long-term value for stockholders. The primary objectives of the program are to:

—	align rewards with performance that creates stockholder value;

—	support the Company’s strong team orientation;

—	encourage high potential team players to build a career at the Company; and

—	provide rewards that are cost-efficient, competitive with other organizations and fair to employees and stockholders.

The Company seeks to accomplish these goals in a manner that is aligned with the long-term interests of the Company’s stockholders. The Company believes that its executive officer compensation program achieves this goal with its emphasis on long-term equity awards and performance-based compensation, which has enabled the Company to successfully motivate and reward its named executive officers. The Company believes that its compensation program is appropriate and has played an essential role in its continuing financial success by aligning the long-term interests of its named executive officers with the long-term interests of its stockholders.

For these reasons, the Board of Directors recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, this proposal is not binding upon the Company. Notwithstanding the advisory nature of this vote, the Compensation Committee, which is responsible for designing and administering the Company’s executive officer compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this matter is required to approve this Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 5

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has selected BDO USA as our independent registered public accounting firm for the fiscal year ending December 28, 2013, subject to ratification of such selection by the stockholders at the Annual Meeting. If the stockholders do not ratify the selection of BDO USA, another independent registered public accounting firm will be selected by the Board of Directors. Representatives of BDO USA will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders in attendance.

Independent Registered Public Accounting Firm Fees and Pre-Approval Policies and Procedures

The following table summarizes fees billed to us for fiscal 2012 and for fiscal 2011:

	Fiscal 2012	Fiscal 2011
Audit Fees — Annual Audit and Quarterly Reviews	$5,612,231	$5,122,169
Audit-Related Fees	$65,000	$75,000
Tax Fees: —
Tax Advisory Services	$625,114	$307,297
Tax Compliance, Planning and Preparation	$588,226	$683,724
All Other Fees	—	—

Total Fees	$6,890,571	$6,188,190

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid to BDO USA for the audit of our annual financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs, for the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects and for services that are normally provided by the independent accountant in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting, including services in connection with employee benefit plan audits, and consultation on acquisitions. “Tax fees” are fees for tax advisory services, including tax planning and strategy, tax audits and acquisition consulting, tax compliance, tax planning and tax preparation. There were no “all other fees” in fiscal 2011 or fiscal 2012.

The Audit Committee has determined that the provision of all non-audit services by BDO USA is compatible with maintaining such accountant’s independence.

All fees paid by us to BDO USA were approved by the Audit Committee in advance of the services being performed by such independent accountants.

Pursuant to the rules and regulations of the SEC, before our independent registered accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Audit Committee or entered into pursuant to the Audit Committee’s pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee, available on our Internet website at www.henryschein.com, under the “About Henry Schein–Corporate Governance” caption.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting is required to ratify the selection of BDO USA as our independent registered public accounting firm for the fiscal year ending December 28, 2013.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED SELECTION OF BDO USA AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 28, 2013.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Role of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, including the Company’s internal control over financial reporting, the quality of its financial reporting and the independence and performance of the Company’s independent registered public accounting firm. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company about accounting, internal control over financial reporting or auditing matters and confidential and anonymous submission by employees of the Company of concerns about questionable accounting or auditing matters. On an ongoing basis, the Audit Committee reviews all related party transactions, if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

The Audit Committee is composed of three “independent directors” as that term is defined by the listing standards of The NASDAQ Stock Market, Inc. (“NASDAQ”). Each of the members of the Audit Committee are “audit committee financial experts,” as defined under the rules of the Securities and Exchange Commission (“SEC”) and, as such, each satisfy the requirements of NASDAQ’s Rule 5605(c)(2)(A). The Audit Committee operates under a written charter adopted by the Board of Directors, and that is in accordance with the Sarbanes-Oxley Act of 2002 and the rules of the SEC and NASDAQ listing standards relating to corporate governance and audit committees. The Audit Committee reviews and reassesses its charter on a periodic and as required basis.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s disclosure controls and procedures as well as its system of internal control over financial reporting. The Company is responsible for evaluating the effectiveness of its disclosure controls and procedures on a quarterly basis and for performing an annual assessment of its internal control over financial reporting, the results of which are reported in the Company’s annual 10-K filing with the SEC.

The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States and discusses with management any issues that they believe should be raised with management. The Company’s independent registered public accounting firm also audits, and expresses an opinion on the design and operating effectiveness of the Company’s internal control over financial reporting.

The independent registered public accounting firm’s ultimate accountability is to the Board of Directors of the Company and the Audit Committee, as representatives of the Company’s stockholders.

The Audit Committee pre-approves audit, audit related and permissible non-audit related services provided by the Company’s independent registered public accounting firm. During fiscal 2012, audit and audit related fees consisted of annual financial statement and internal control audit services, accounting consultations, employee benefit plan audits and other quarterly review services. Non-audit related services approved by the Audit Committee consisted of tax compliance, tax advice and tax planning services.

The Audit Committee meets with management regularly to consider, among other things, the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting. The Audit Committee discusses these matters with the appropriate Company financial personnel and internal auditors. In addition, the Audit Committee has discussions with management concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

On an as needed basis and following each quarterly Audit Committee meeting, the Audit Committee meets privately with both the independent registered public accounting firm and the Company’s internal auditors, each of whom has unrestricted access to the Audit Committee. The Audit Committee also appoints the independent registered public accounting firm, approves in advance its engagements to perform audit and any non-audit services and the fee for such services, and periodically reviews its performance and independence from management. In addition, when appropriate, the Audit Committee discusses with the independent registered public accounting firm plans for audit partner rotation as required by the Sarbanes-Oxley Act.

Review of the Company’s Audited Financial Statements for Fiscal 2012

The Audit Committee reviewed the Company’s audited financial statements for fiscal 2012, as well as the process and results of the Company’s assessment of internal control over financial reporting. The Audit Committee has also met with management, the internal auditors and BDO USA, LLP (“BDO USA”), the Company’s independent registered public accounting firm, to discuss the financial statements and internal control over financial reporting. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States, that internal control over financial reporting was effective and that no material weaknesses in those controls existed as of the fiscal year-end reporting date, December 29, 2012.

The Audit Committee has received from BDO USA the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with BDO USA their independence from the Company and its management. The Audit Committee also received reports from BDO USA regarding all critical accounting policies and practices used by the Company, generally accepted accounting principles that have been discussed with management, and other material written communications between BDO USA and management. There were no differences of opinion reported between BDO USA and the Company regarding critical accounting policies and practices used by the Company. In addition, the Audit Committee discussed with BDO USA all matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Finally, the Audit Committee has received from, and reviewed with, BDO USA all communications and information concerning its audit of the Company’s internal control over financial reporting as required by the Public Company Accounting Oversight Board Auditing Standard No. 5.

Based on these reviews, activities and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2012.

THE AUDIT COMMITTEE
Donald J. Kabat, Chairman
Barry J. Alperin
Philip A. Laskawy

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the information in the Audit Committee Report contained under the heading “Review of the Company’s Audited Financial Statements for Fiscal 2012,” references to the Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the SEC, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

VOTING OF PROXIES AND OTHER MATTERS

The Board of Directors recommends an affirmative vote be cast “FOR” all nominees for election to the Board of Directors listed in Proposal 1 on the proxy card and “FOR” Proposals 2, 3, 4 and 5 listed on the proxy card.

The Board of Directors knows of no other matter that may be brought before the meeting that requires submission to a vote of the stockholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection beginning May 4, 2013 at Proskauer Rose LLP, Eleven Times Square, New York, NY 10036-8299, Attention: Steven Kirshenbaum.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 29, 2012 has been filed with the SEC and is available free of charge through our Internet website, www.henryschein.com. Stockholders may also obtain a copy of the Form 10-K upon written request to Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747, Attn: Corporate Communications, facsimile number: (631) 843-5975. In response to such request, the Company will furnish without charge the Form 10-K including financial statements, financial schedules and a list of exhibits.

STOCKHOLDER PROPOSALS

Eligible stockholders wishing to have a proposal for action by the stockholders at the 2014 Annual Meeting included in our proxy statement must submit such proposal at the principal offices of the Company not later than December 3, 2013. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

Under our Amended and Restated Certificate of Incorporation, as amended, a stockholder who intends to bring a proposal before the 2014 Annual Meeting without submitting such proposal for inclusion in our proxy statement cannot do so unless notice and a full description of such proposal (including all information that would be required in connection with such proposal under the SEC’s proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board of Directors named therein (if any) to serve if elected) and the name, address and number of shares of common stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the 2014 Annual Meeting is delivered in person or mailed to, and received by, the Company by the later of March 24, 2014 and the date that is 75 days prior to the date of the 2014 Annual Meeting.

Under the SEC’s proxy rules, proxies solicited by the Board of Directors for the 2014 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any stockholder proposal not included in our proxy statement if we do not receive notice of such proposal on or before the deadline set forth in the preceding paragraph.

Exhibit A

AMENDMENT NUMBER FOUR

TO THE

HENRY SCHEIN, INC.

SECTION 162(m) CASH BONUS PLAN

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. Section 162(m) Cash Bonus Plan, as amended (the “Plan”);

WHEREAS, pursuant to Section 7.2 of the Plan, the Company has reserved the right to amend the Plan;

WHEREAS, pursuant to the Company’s Compensation Committee Charter, the Board delegated authority to the Compensation Committee to amend the Plan; and

WHEREAS, the Compensation Committee desires to amend the Plan to extend the term thereof.

NOW, THEREFORE, the Plan is hereby amended, effective on the date of the Company’s 2013 annual stockholders’ meeting, subject to stockholder approval at the 2013 annual stockholders’ meeting, as follows:

(i)	Subject to stockholder approval at the 2013 annual stockholders’ meeting, Section 7.1 of the Plan is hereby amended to add the following new paragraph to the end thereof:

“(d) The Plan is amended to extend the term to December 31, 2017, effective on the date of the Company’s 2013 annual stockholders’ meeting, subject to stockholder approval at the 2013 annual stockholders’ meeting. Notwithstanding Section 7.1(a), 7.1(b), and 7.1(c), subject to stockholder approval of the Plan, as amended, at the 2013 annual stockholders’ meeting, a bonus may be payable under this Plan in respect to fiscal years beginning after December 31, 2013, provided that no bonus shall be payable under this Plan in respect to any fiscal year beginning after December 31, 2017.”

(ii)	Except as amended hereby and expressly provided herein, the Plan shall remain in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

A-1

IN WITNESS WHEREOF, this Amendment has been executed                           , 2013.

HENRY SCHEIN, INC.

By:
Name: Michael S. Ettinger
Title: Senior Vice President

A-2

Exhibit B

HENRY SCHEIN, INC.

2013 STOCK INCENTIVE PLAN

As Amended and Restated Effective as of May 14, 2013

1.	Purposes of the Plan

The purposes of this Henry Schein, Inc. 2013 Stock Incentive Plan, as amended and restated effective as of May 14, 2013, are to enable HSI and its Subsidiaries (each as defined herein) to attract, retain and motivate the Key Employees and Consultants (each as defined herein) who are important to the success and growth of the business of HSI and to create a long-term mutuality of interest between the Key Employees and Consultants and the stockholders of HSI by granting the Key Employees and Consultants options (which, in the case of Key Employees, may be either incentive stock options (as defined herein) or non-qualified stock options and, in the case of Consultants, shall be non-qualified options) to purchase HSI Common Stock (as defined herein), Stock Appreciation Rights, Restricted Stock and restricted stock units.

2.	Definitions

(a)          “Acquisition Event” means a merger or consolidation in which HSI is not the surviving entity, or any transaction that results in the acquisition of all or substantially all of HSI’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of HSI’s assets.

(b)          “Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(c)          “Award” means any award under this Plan of any Option, Stock Appreciation Rights, Restricted Stock or restricted stock units. All Awards shall be evidenced by an Award Agreement.

(d)          “Award Agreement” means an Option Agreement or any other agreement between HSI and a Participant or a grant letter issued by HSI evidencing the terms and conditions of an Award. The Award Agreement is subject to the terms and conditions of the Plan.

(e)          “Board” means the Board of Directors of HSI.

(f)           “Cause” has the meaning set forth in Section 7(b).

(g)          “Change of Control” has the meaning set forth in Section 6(f).

(h)          “Class A Option” means an Option evidenced by a Class A Option Agreement.

(i)           “Class A Option Agreement” has the meaning set forth in Section 6(a).

(j)           “Class B Option” means an Option evidenced by a Class B Option Agreement.

(k)          “Class B Option Agreement” has the meaning set forth in Section 6(a).

(l)           “Code” means the Internal Revenue Code of 1986, as amended.

(m)         “Committee” means such committee (or subcommittee), if any, appointed by the Board to administer the Plan, consisting of two or more directors as may be appointed from time to time by the Board, each of whom shall qualify as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Act, an “outside director” as defined under Section 162(m) of the Code and an “independent director” (within the meaning of NASDAQ Rule 5605(a)(2) or such other applicable stock exchange rule). If the Board does not appoint a committee for this purpose, “Committee” means the Board.

(n)          “Common Stock” means the voting common stock of HSI, par value $.0l, any Common Stock into which the Common Stock may be converted and any Common Stock resulting from any reclassification of the Common Stock.

(o)          “Company” means HSI and its Subsidiaries, any of whose Key Employees or Consultants are Participants in the Plan, and their successors by operation of law.

(p)          “Consultant” means any individual (or any wholly-owned corporate alter ego of any individual) who provides key bona fide consulting or advisory services to the Company, as determined by the Committee, which services are not in connection with the offer and sale of securities in a capital-raising transaction.

(q)          “Corporate Transaction” has the meaning set forth in Section 6(f)(i).

(r)          “Disability” means a permanent and total disability, as determined by the Committee in its sole discretion, provided that in no event shall any disability that is not a permanent and total disability within the meaning of Section 22(e)(3) of the Code be treated as a Disability. A Disability shall be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

(s)          “Fair Market Value” means the value of a Share (as defined herein) on a particular date, determined as follows:

(i)           If the Common Stock is listed or admitted to trading on such date on a national securities exchange or quoted through The Nasdaq Stock Market (“NASDAQ”), the closing sales price of a Share as reported on the relevant composite transaction tape, if applicable, or on the principal such exchange (determined by trading value in the Common Stock) or through NASDAQ, as the case may be, on such date, or in the absence of reported sales on such day, the mean between the reported bid and asked prices reported on such composite transaction tape or exchange or through NASDAQ, as the case may be, on such date; or

(ii)          If the Common Stock is not listed or quoted as described in the preceding clause, but bid and asked prices are quoted through NASDAQ, the mean between the bid and asked prices as quoted by NASDAQ on such date; or

(iii)         If the Common Stock is not listed or quoted on a national securities exchange or through NASDAQ or, if pursuant to (i) and (ii) above the Fair Market Value is to be determined based upon the mean of the bid and asked prices and the Committee determines that such mean does not properly reflect the Fair Market Value, by such other method as the Committee determines to be reasonable and consistent with applicable law; or

(iv)         If the Common Stock is not publicly traded, such amount as is set by the Committee in good faith taking into account Section 409A or 422 of the Code, as applicable.

For purposes of the exercise of any Stock Appreciation Right, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

(t)          “Family Member” means, with respect to any Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of such individuals, and any other entity owned solely by such individuals.

(u)          “HSI” means Henry Schein, Inc.

(v)          “HSI Agreement” means the Amended and Restated HSI Agreement dated as of February 16, 1994 among HSI and certain other parties.

(w)          “HSI Closing” means the closing of the HSI Public Offering.

(x)          “HSI Public Offering” means an initial public offering of shares of HSI Common Stock at a Market Capitalization which is not less than the Minimum Market Capitalization then in effect and as a result of which at least 20% of the common equity of HSI will be publicly held by at least 300 holders and such shares of HSI Common Stock will be listed or admitted to trading on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ or is on such terms and conditions as are approved by Marvin Schein prior to the effective date thereof.

(y)          “Incentive Stock Option” means any Option which is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

(z)          “Incumbent Board” has the meaning set forth in Section 6(f)(ii).

(aa)        “Key Employee” means any person who is an executive officer or other valuable staff, managerial, professional or technical employee of the Company, as determined by the Committee, including those individuals described in Section 5(d)(iv). A Key Employee may, but need not, be an officer or director (with the exception of a non-employee director) of the Company.

(bb)        “Market Capitalization” means (i) the per share initial public offering price, multiplied by (ii) the number of shares outstanding immediately prior to the HSI Closing less the aggregate number of shares issued pursuant to the 1994 Stock Purchase Agreement between HSI and the HSI Employee Stock Ownership Plan (the “HSI ESOP”) or held by the HSI ESOP which are outstanding on such date.

(cc)        “Minimum Market Capitalization” means $48,000,000 on August 15, 1992, which amount shall increase on each day thereafter as follows:

From August 15, 1992 until the 1st anniversary thereof: $15,123 per day;

From the 1st anniversary thereof until the 2nd anniversary thereof: $16,862 per day;

From the 2nd anniversary thereof until the 3rd anniversary thereof: $18,802 per day;

From the 3rd anniversary thereof until the 4th anniversary thereof: $20,964 per day;

From the 4th anniversary thereof until the 5th anniversary thereof: $23,375 per day;

From the 5th anniversary thereof until the 6th anniversary thereof: $26,063 per day;

From the 6th anniversary thereof until the 7th anniversary thereof: $29,060 per day; and

Thereafter: $32,402 per day.

(dd)        “Option” means the right to purchase one Share at a prescribed Purchase Price on the terms specified in the Plan and the Option Agreement. An Option may be an Incentive Stock Option or a non-qualified option.

(ee)        “Option Agreement” means a Class A Option Agreement or Class B Option Agreement.

(ff)         “Outstanding HSI Voting Securities” has the meaning set forth in Section 6(f)(i).

(gg)        “Participant” means a Key Employee or Consultant of the Company who is granted Awards under the Plan.

(hh)        “Performance Goal” means the performance goals described on Exhibit A, attached hereto.

(ii)          “Person” means an individual, entity or group within the meaning of Section 13d-3 or 14d-1 of the Act.

(jj)          “Plan” means the Henry Schein, Inc. 2013 Stock Incentive Plan, as amended from time to time (formerly referred to as the Henry Schein, Inc. 1994 Stock Incentive Plan).

(kk)        “Purchase Price” means purchase price per Share.

(ll)          “Restricted Stock” means an award of Shares under this Plan that is subject to Section 9.

(mm)      “Restriction Period” shall have the meaning set forth in Section 9(a) with respect to Restricted Stock granted to Participants.

(nn)        “Securities Act” means the Securities Act of 1933, as amended.

(oo)        “Share” means a share of Common Stock.

(pp)        “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Section 8. A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of an Option in exchange for an amount in cash and/or Common Stock equal to the difference between (i) the Fair Market Value on the date such Option (or such portion thereof) is surrendered, of the Common Stock covered by such Option (or such portion thereof), and (ii) the aggregate exercise price of such Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive an amount in cash and/or Common Stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right.

(qq)        “Subsidiary” means each of the following: (i) any “subsidiary corporation” within the meaning of Section 424(f) of the Code; (ii) any entity, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by HSI or one of its Subsidiaries; and (iii) any other entity in which HSI or any of its Subsidiaries has a material equity interest and which is designated as a “Subsidiary” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code. An entity shall be deemed a Subsidiary of HSI only for such periods as the requisite ownership relationship is maintained unless otherwise determined by the Committee.

(rr)        “Substantial Stockholder” means any Participant who at the time of grant owns directly or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, Shares possessing more than 10% of the total combined voting power of all classes of stock of HSI.

(ss)        “Termination of Employment” means termination of the relationship with HSI and its Subsidiaries so that an individual is no longer an employee of HSI or any of its Subsidiaries or unless otherwise determined by the Committee in its sole discretion, consultant or director of HSI or any of its Subsidiaries. In the event an entity shall cease to be a Subsidiary of HSI, any individual who is not otherwise an employee of HSI or another Subsidiary of HSI shall incur a Termination of Employment at the time the entity ceases to be a Subsidiary. A Termination of Employment shall not include a leave of absence approved for purposes of the Plan by the Committee.

(tt)        “Termination of Consultancy” means termination of the relationship with HSI and its Subsidiaries so that an individual is no longer a Consultant of HSI or any of its Subsidiaries. In the event an entity shall cease to be a Subsidiary of HSI, any individual who is not otherwise a Consultant of HSI or another Subsidiary of HSI shall incur a Termination of Consultancy at the time the entity ceases to be a Subsidiary. In the event that a Consultant becomes a Key Employee or a director of HSI or any of its Subsidiaries upon his Termination of Consultancy, unless otherwise determined by the Committee in its sole discretion, no Termination of Consultancy shall be deemed to occur until such later time as such Consultant ceases to be a Key Employee, Consultant or director of HSI or any of its Subsidiaries. A Termination of Consultancy shall not include a leave of absence approved for purposes of the Plan by the Committee.

3.	Effective Date/Expiration of Plan

The Plan became as originally adopted effective as of September 30, 1994, and was amended and restated effective as of June 6, 2001, April 1, 2003, April 1, 2004, and March 27, 2007 and was subsequently amended. The Plan is hereby renamed the Henry Schein, Inc. 2013 Stock Incentive Plan and is amended and restated in the form set forth herein, effective upon the approval of the amended and restated Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware at the Company’s 2013 annual stockholders’ meeting to be held on May 14, 2013. If stockholder approval of the Plan is obtained, no Award shall be granted under the Plan on or after May 14, 2023, but Awards previously granted may extend beyond that date; provided that no Award (other than an Option or Stock Appreciation Right) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the first meeting of the Company’s stockholders that occurs in the fifth year following the year of stockholder approval of the Plan unless the Performance Goals set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the stockholders by such date.

4.	Administration

(a)          Duties of the Committee.  The Plan shall be administered by the Committee. The Committee shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend, and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions; to select Participants in, and grant Awards under, the Plan; to determine the terms, exercise price and form of exercise payment for each Option granted under the Plan; to determine which Options granted under the Plan to Key Employees shall be Incentive Stock Options; to prescribe the form or forms of instruments evidencing Awards and any other instruments required under the Plan (which need not be uniform) and to change such forms from time to time; to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or Purchase Price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Shares relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion); to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan; to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant in any case, subject to, and in accordance with, Section 409A of the Code; and to make all other determinations and to take all such steps in connection with the Plan and the Awards as the Committee, in its sole discretion, deems necessary or desirable; provided, that all such determinations shall be in accordance with the express provisions, if any, contained in the HSI Agreement, Award Agreement and the Plan. The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. The determination, action or conclusion of the Committee in connection with the foregoing shall be final, binding and conclusive. The Committee shall also have authority to delegate its responsibilities hereunder (to the extent permitted by applicable law). The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. The Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

(b)          Advisors.  The Committee may designate the Secretary of HSI, other employees of the Company or competent professional advisors to assist the Committee in the administration of the Plan, and may grant authority to such persons (other than professional advisors) to grant Awards and execute Award Agreements (as defined herein) or other documents on behalf of the Committee; provided, that no Participant may execute any Award

Agreement granting Awards to such Participant. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

(c)          Indemnification.  No officer, member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of HSI and to the extent not covered by insurance, each officer, member or former member of the Committee or of the Board shall be indemnified and held harmless by HSI against any cost or expense (including reasonable fees of counsel reasonably acceptable to HSI) or liability (including any sum paid in settlement of a claim with the approval of HSI), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, members or former members may have as directors under applicable law or under the Certificate of Incorporation or By-Laws of HSI or any Subsidiary of HSI.

(d)          Meetings of the Committee.  The Committee shall select one of its members as a Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the transaction of its business. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board. All determinations by the Committee shall be made by the affirmative vote of a majority of its members. Any such determination may be made at a meeting duly called and held at which a majority of the members of the Committee were in attendance in person or through telephonic communication. Any determination set forth in writing and signed by all of the members of the Committee shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held.

5.	Shares; Adjustment Upon Certain Events

(a)          Shares to be Delivered; Fractional Shares.  Shares to be issued under the Plan shall be made available at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by HSI and held in treasury. No fractional Shares will be issued or transferred upon the exercise or vesting of any Award and all fractional shares shall be rounded down.

(b)          Number of Shares.  Subject to adjustment as provided in this Section 5, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan shall be 27,929,270 Shares. The maximum number of Shares that are authorized for issuance under the Plan pursuant to Class A Options shall be 475,794 Shares. No new Class A Options may be granted under the Plan. The balance of the Shares reserved for issuance under the Plan shall be covered by Class B Options and Stock Appreciation Rights. Any Shares that have been or will be issued pursuant to Options or Stock Appreciation Rights shall be counted against the foregoing limit as one Share for every Share granted. Any Shares that are issued pursuant to Awards of Restricted Stock (including restricted stock units) granted on or after the date of the Company’s 2009 annual stockholders’ meeting shall be counted against the foregoing limit as two Shares for every Share granted. If any Shares subject to an Option or Stock Appreciation Right granted under this Plan are forfeited, cancelled, exchanged or surrendered without having been exercised in full or terminate or expire without a distribution of Shares to the Participant, the number of Shares underlying any such unexercised Award shall again be available for the purpose of granting Awards under the Plan as one Share for every Share granted, provided that the number of Shares covered by Class A Options shall be reduced by that number of Class A Options that are cancelled, expire or are terminated. If any Shares that were issued pursuant to Awards of Restricted Stock (including restricted stock units) granted on or after the date of the Company’s 2009 annual stockholders’ meeting are forfeited for any reason, two Shares for every Share granted shall again be available for the purpose of granting Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under this Plan. Notwithstanding any other provision of the Plan to the contrary, the number of Shares available for the purpose of granting Awards under the Plan shall be reduced by (i) the total number of Options or Stock Appreciation Rights exercised, regardless of whether any of the Shares underlying such Awards are not actually issued to the Participant as the result of a net settlement, (ii) any Shares used to pay any Purchase Price or tax withholding obligation with respect to any Award and (iii) any Shares repurchased by the Company on the open market with the proceeds of the Purchase Price of an Option.

(c)          Individual Participant Limitations.  The maximum number of Shares subject to any Option and/or Stock Appreciation Right which may be granted under this Plan to each Participant shall not exceed 200,000 Shares (subject to any adjustment pursuant to Section 5(d)) during each fiscal year of HSI during the entire term of the Plan. Solely with respect to Restricted Stock or restricted stock units that are intended to be “performance-based” compensation under Section 162(m) of the Code, the maximum number of Shares subject to Awards of Restricted Stock or restricted stock units which may be granted under the Plan to each Participant shall not exceed 200,000 Shares (subject to any adjustment pursuant to Section 5(d)) during each fiscal year of HSI during the entire term of the Plan. To the extent that Shares for which Awards are permitted to be granted to a Participant pursuant to Section 5(c) during a fiscal year are not covered by a grant of an Award to a Participant issued in such fiscal year, such Shares shall automatically increase the number of Shares available for grant of Awards to such Participant in the subsequent fiscal year during the term of the Plan.

(d)          Adjustments; Recapitalization, etc.  The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of HSI to make or authorize any adjustment, recapitalization, reorganization or other change in HSI’s capital structure or its business, any merger or consolidation of HSI, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of HSI or any of its Subsidiaries, or any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. If and whenever HSI takes any such action, however, the following provisions, to the extent applicable, shall govern:

(i)           If and whenever HSI shall effect a stock split, stock dividend, subdivision, recapitalization or combination of Shares or other changes in HSI’s Common Stock, (x) the Purchase Price (as defined herein) per Share and the number and class of Shares and/or other securities with respect to which outstanding Awards thereafter may be exercised or vested, and (y) the total number and class of Shares and/or other securities that may be issued under this Plan, shall be proportionately adjusted by the Committee. The Committee may also make such other adjustments as it deems necessary to take into consideration any other event (including, without limitation, accounting changes) if the Committee determines that such adjustment is appropriate to avoid distortion in the operation of the Plan.

(ii)          Subject to Section 5(d)(iii), if HSI merges or consolidates with one or more corporations, then from and after the effective date of such merger or consolidation, upon exercise or vesting of Awards theretofore granted, the Participant shall be entitled to purchase or receive under such Awards, in lieu of the number of Shares as to which such Awards shall then be exercisable or vested but on the same terms and conditions applicable to such Awards, the number and class of Shares and/or other securities or property (including cash) to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Participant had been the holder of record of the total number of Shares receivable upon exercise or vesting of such Awards (whether or not then exercisable or vested).

(iii)         In the event of an Acquisition Event, the Committee may, in its discretion, and without any liability to any Participant, terminate all outstanding Options and Stock Appreciation Rights as of the consummation of the Acquisition Event by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event; provided that, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all of the Options and Stock Appreciation Rights that are then outstanding (without regard to limitations on exercise otherwise contained in the Options and Stock Appreciation Rights). If an Acquisition Event occurs and the Committee does not terminate the outstanding Options and Stock Appreciation Rights pursuant to the preceding sentence, then the provisions of Section 5(d)(ii) shall apply.

(iv)         Subject to Sections 5(b) and (c), the Committee may grant Awards under the Plan in substitution for awards held by employees or consultants of another corporation who concurrently become employees or consultants of the Company as the result of a merger or consolidation of the employing or engaging corporation with the Company, or as the result of the acquisition by the Company of property or stock of the employing or engaging corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

(v)          If, as a result of any adjustment made pursuant to the preceding paragraphs of this Section 5, any Participant shall become entitled upon exercise or vesting of an Award to receive any securities other than Common Stock, then the number and class of securities so receivable thereafter shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Section 5, as determined by the Committee in its discretion.

(vi)         Except as hereinbefore expressly provided, the issuance by HSI of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number and class of Shares and/or other securities or property subject to Awards theretofore granted or the Purchase Price per Share.

(e)          Early Vesting Share Limit. The Committee may, in its sole discretion, grant Awards of Options, Stock Appreciation Rights, Restricted Stock or restricted stock units on or after the date of the Company’s 2013 annual stockholders’ meeting with a vesting schedule that provides for earlier vesting or lapse of restrictions than the applicable minimum vesting and lapse of restriction dates set forth under Section 6(d), 8(d)(ii) or 9(a), as applicable, for up to an aggregate of five percent (5%) of the Shares that may be the subject of Awards under the Plan pursuant to Section 5(b).

6.	Awards and Terms of Options

(a)          Grant.  The Committee may grant Options to Key Employees and Consultants of the Company. Notwithstanding the foregoing, Options intended to be Incentive Stock Options shall be granted only to Key Employees of HSI or any Subsidiary that constitutes a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(b)          Exercise Price.  The Purchase Price deliverable upon the exercise of an Option shall be determined by the Committee, subject to the following: (i) in the case of Class A Options (A) prior to the HSI Public Offering, the Purchase Price shall not be less than $416.67 per Share, and (B) on or after the HSI Public Offering, the Purchase Price shall not be less than the Fair Market Value per Share on the date the Option is granted, and (ii) in the case of Class B Options or Incentive Stock Options, the Purchase Price shall not be less than 100% (110% for an Incentive Stock Option granted to a Substantial Stockholder) of the Fair Market Value per Share on the date the Class B Option or Incentive Stock Option is granted.

(c)          Number of Shares.  The Option Agreement shall specify the number of Options granted to the Participant, as determined by the Committee in its sole discretion, subject to Section 5(c) hereof.

(d)          Exercisability.  At the time of grant, the Committee shall specify when and on what terms the Options granted shall be exercisable. In the case of Options not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Options may be exercised and may waive any other conditions to exercise, subject to the terms of the Option Agreement and the Plan, and provided that the Committee may not accelerate the exercise date prior to the HSI Closing. No Option shall be exercisable after the expiration of ten (10) years from the date of grant (five (5) years in the case of an Incentive Stock Option granted to a Substantial Stockholder). Each Option shall be subject to earlier termination as provided in Section 7 below. Notwithstanding any other provision of the Plan to the contrary, effective on the date of the Company’s 2013 annual stockholders’ meeting, the vesting schedule with respect to any Award of Options granted on or after such date shall be no less than three years (with no more than 1/3rd of the Options subject thereto vesting on each of the first three anniversaries of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized

(at the time of grant or thereafter) to provide for the earlier vesting in the event of a Change of Control or a Participant’s retirement, death or Disability (“Permitted Events”) or to the extent permitted under Section 5(e).

(e)          Special Rule for Incentive Options.  If required by Section 422 of the Code, to the extent the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year (under all plans of his or her employer corporation and its parent and subsidiary corporations) exceeds $100,000, such Options shall not be treated as Incentive Stock Options. Nothing in this special rule shall be construed as limiting the exercisability of any Option, unless the Committee expressly provides for such a limitation at time of grant. Any Incentive Stock Option will not qualify as such, among other events (i) if the Key Employee disposes of the Common Stock acquired pursuant to the Incentive Stock Option at any time during the two (2) year period following the grant date or the one (1) year period following the date on which the Incentive Stock Option is exercised, or (ii) except in the event of the Key Employee’s death or disability, as defined in Section 22(e)(3) of the Code, if the Key Employee is not employed by the HSI or any Subsidiary that constitutes a “subsidiary corporation” within the meaning of Section 424(f) of the Code at all times during the period beginning on the grant date and ending three months before the date of exercise of the Incentive Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), it shall not affect the validity of the Option and such Option or the portion thereof which does not qualify shall constitute a separate non-qualified option.

(f)          Acceleration of Exercisability on Change of Control.  Upon a Change of Control (as defined herein) of HSI: (A) all Options granted prior to the date of the Company’s 2013 annual stockholders’ meeting and not previously exercisable shall become fully exercisable on the occurrence of a Change of Control in accordance with the terms of the Plan as in effect prior to such date; and (B) all Options granted on or after the date of the Company’s 2013 annual stockholders’ meeting and not previously exercisable shall become fully exercisable upon a Participant’s Termination of Employment without Cause (as defined in Section 7(b)) occurring on or after a Change of Control or upon such other events specified in a written agreement between the Participant and the Company. For this purpose, a “Change of Control” shall be deemed to have occurred upon:

(i)           an acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 33% (20% with respect to Options granted prior to April 1, 2003) or more of either (A) the then outstanding Shares or (B) the combined voting power of the then outstanding voting securities of HSI entitled to vote generally in the election of directors (the “Outstanding HSI Voting Securities”); excluding, however, the following: (w) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (x) any acquisition by the Company, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a “Corporate Transaction”), if, pursuant to such Corporate Transaction, the conditions described in clauses (A), (B) and (C) of paragraph (iii) of this Section 6 are satisfied; or

(ii)         a change in the composition of the Board such that the individuals who, as of April 1, 2003, constitute the Board (the Board as of the date hereof shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Subsection any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by HSI’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who are also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)         solely with respect to an Award granted prior to the date of the Company’s 2009 annual stockholders’ meeting, the approval by the stockholders of HSI of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 33% (20% with respect to Options granted prior to April 1, 2003) or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% (20% with respect to Options granted prior to April 1, 2003) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)         solely with respect to an Award granted on or after the date of the Company’s 2009 annual stockholders’ meeting, the consummation of a Corporate Transaction or, if consummation of such Corporate Transaction is subject to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 33% (20% with respect to Options granted prior to April 1, 2003) or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% (20% with respect to Options granted prior to April 1, 2003) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(v)          the approval of the stockholders of HSI of (A) a complete liquidation or dissolution of HSI or (B) the sale or other disposition of all or substantially all of the assets of HSI; excluding, however, such a sale or other disposition to a corporation with respect to which, following such sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (y) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% (20% with respect to Options granted prior to April 1, 2003) or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% (20% with respect to Options granted prior to April 1, 2003) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

(g)          Exercise of Options.

(i)           A Participant may elect to exercise one or more Options by giving written notice to the Committee at any time subsequent to an HSI Closing of such election and of the number of Options such Participant has elected to exercise, accompanied by payment in full of the aggregate Purchase Price for the number of shares for which the Options are being exercised.

(ii)           Shares purchased pursuant to the exercise of Options shall be paid for at the time of exercise as follows:

(A)          in cash or by check, bank draft or money order payable to the order of HSI;

(B)          if so permitted by the Committee: (x) through the delivery of unencumbered Shares (including Shares being acquired pursuant to the Options then being exercised), provided such Shares (or such Options) have been owned by the Participant for such period as may be required by applicable accounting standards to avoid a charge to earnings, (y) through a combination of Shares and cash as provided above, (z) to the extent permitted by applicable law, by delivery of a promissory note of the Participant to HSI, such promissory note to be payable on such terms as are specified in the Option Agreement (except that, in lieu of a stated rate of interest, the Option Agreement may provide that the rate of interest on the promissory note will be such rate as is sufficient, at the time the note is given, to avoid the imputation of interest under the applicable provisions of the Code), or by a combination of cash (or cash and Shares) and the Participant’s promissory note; provided, that, if the Shares delivered upon exercise of the Option is an original issue of authorized Shares, at least so much of the exercise price as represents the par value of such Shares shall be paid in cash or by a combination of cash and Shares; or

(C)          on such other terms and conditions as may be acceptable to the Committee and in accordance with applicable law. Except as provided in subsection (h) below, upon receipt of payment, HSI shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

(h)          Deferred Delivery of Common Stock.  The Committee may, in its discretion, permit Participants to defer delivery of Common Stock acquired pursuant to a Participant’s exercise of an Option in accordance with the terms and conditions established by the Committee, provided, however, that such deferral shall be designed in a manner intended to comply with Section 409A of the Code.

(i)          Repricings and Buyouts of Options Prohibited.  Notwithstanding any other provision of the Plan to the contrary, an outstanding Option may not be modified to reduce the Purchase Price thereof nor may an Option be surrendered, cancelled, converted, exchanged, replaced or bought out in exchange for cash, another award or Option or Stock Appreciation Right with a Purchase Price that is less than the Purchase Price of the Option (other than adjustments or substitutions in accordance with Section 5(d) hereof), unless such action is approved by the stockholders of the Company.

7.	Effect of Termination of Employment or Termination of Consultancy on Options

(a)          Death, Disability; Retirement, etc.  Except as otherwise provided in the Participant’s Option Agreement, upon Termination of Employment or Termination of Consultancy, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Employment or Termination of Consultancy (and any

Options not previously exercisable but made exercisable by the Committee at or after the Termination of Employment or Termination of Consultancy) shall remain exercisable by the Participant to the extent not theretofore exercised for the following time periods (subject to Section 6(d)):

(i)           In the event of the Participant’s death, such Options shall remain exercisable (by the Participant’s estate or by the person given authority to exercise such Options by the Participant’s will or by operation of law) for a period of one (1) year from the date of the Participant’s death, provided that the Committee, in its discretion, may at any time extend such time period for up to three (3) years from the date of the Participant’s death, but in no event beyond the expiration of the stated term of such Options.

(ii)           In the event the Participant retires at or after age 65 (or, with the consent of the Committee or under an early retirement policy of the Company, before age 65), or if the Participant’s employment or Consultancy terminates due to Disability, such Options shall remain exercisable for one (1) year from the date of the Participant’s Termination of Employment or Termination of Consultancy, provided that the Committee, in its discretion, may at any time extend such time period for up to three (3) years from the date of the Participant’s Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated term of such Options.

(b)          Cause or Voluntary Termination.  Upon the Termination of Employment or Termination of Consultancy of a Participant for Cause (as defined herein) or by the Participant in violation of an agreement between the Participant and HSI or any of its Subsidiaries, or if it is discovered after such Termination of Employment or Termination of Consultancy that such Participant had engaged in conduct that would have justified a Termination of Employment or Termination of Consultancy for Cause, all outstanding Options shall immediately be canceled, provided that with respect to Options granted on or after April 1, 2003, upon any such termination the Committee may, in its discretion, require the Participant to promptly pay to the Company (and the Company shall have the right to recover) any gain the Participant realized as a result of the exercise of any Option that occurred within one (1) year prior to such Termination of Employment or Termination of Consultancy or the discovery of conduct that would have justified a Termination of Employment or Termination of Consultancy for Cause. Termination of Employment or Termination of Consultancy shall be deemed to be for “Cause” for purposes of this Section 7(b) if (i) the Participant shall have committed fraud or any felony in connection with the Participant’s duties as an employee or consultant (as applicable) of HSI or any of its Subsidiaries, or willful misconduct or any act of disloyalty, dishonesty, fraud or breach of trust or confidentiality as to HSI or any of its Subsidiaries or the commission of any other act which causes or may reasonably be expected to cause economic or reputational injury to HSI or any of its Subsidiaries or (ii) such termination is or would be deemed to be for Cause under any employment or consulting agreement between HSI or any of its Subsidiaries and the Participant, or is expressly provided for under an Award Agreement.

(c)          Other Termination.  In the event of Termination of Employment or Termination of Consultancy for any reason other than as provided in Section 7(a) or in 7(b), all outstanding Options not exercised by the Participant prior to such Termination of Employment or Termination of Consultancy shall remain exercisable (to the extent exercisable by such Participant immediately before such termination) for a period of three (3) months after such termination, provided that the Committee in its discretion may extend such time period to up to one (1) year from the date of the Participant’s Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated term of such Options, and provided further that unless otherwise determined by the Committee at grant, no Options that were not exercisable during the period of employment shall thereafter become exercisable.

8.	Awards and Terms of Stock Appreciation Rights

(a)          Tandem Stock Appreciation Rights.  Stock Appreciation Rights may be granted to any Participant in conjunction with all or part of any Option (a “Reference Stock Option”) granted under this Plan (“Tandem Stock Appreciation Rights”), provided that such rights may be granted only at the time of the grant of such Reference Stock Option.

(b)          Terms and Conditions of Tandem Stock Appreciation Rights.  Tandem Stock Appreciation Rights granted hereunder shall be subject to the same terms and conditions of the Reference Stock Option, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including, without limitation, Section 6(b) pursuant to which the Purchase Price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value per Share on the date the Stock Appreciation Right is granted, Section 7 and the following:

(i)           Term.  A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(ii)           Exercisability.  Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 6 and shall be subject to Section 7(b).

(iii)           Method of Exercise.  A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this subsection (b). Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

(iv)           Payment.  Except as otherwise provided in an Award Agreement or subject to the terms of an Award Agreement, upon the exercise of a Tandem Stock Appreciation Right a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(v)           Deemed Exercise of Reference Stock Option.  Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 5 on the number of shares of Common Stock to be issued under the Plan.

(vi)           Non-Transferability.  Tandem Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Option would be transferable under the Plan.

(c)          Non-Tandem Stock Appreciation Rights.  Non-Tandem Stock Appreciation Rights may also be granted without reference to any Options granted under this Plan.

(d)          Terms and Conditions of Non-Tandem Stock Appreciation Rights.  Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including, without limitation, Section 6(b) pursuant to which the Purchase Price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value per Share on the date the Stock Appreciation Right is granted, the post-termination exercise periods provided in Section 7 (unless otherwise provided in the Award Agreement) and the following:

(i)           Term.  The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(ii)           Exercisability.  Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant, including, without limitation, Section 7(b). If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Notwithstanding any other provision of the Plan to the contrary, effective on the date of the Company’s 2013 annual stockholders’ meeting, the vesting schedule with respect to any Award of Non-Tandem Stock Appreciation Rights granted on or after such date shall be no less than three years (with vesting as to no more than 1/3rd of the Non-Tandem Stock Appreciation Rights subject thereto lapsing on each of the first three anniversaries of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier vesting in the event of a Permitted Event or to the extent permitted under Section 5(e).

(iii)           Method of Exercise.  Subject to whatever installment exercise and waiting period provisions apply under subsection (ii) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(iv)           Payment.  Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

(v)           Non-Transferability.  No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

(e)          Limited Stock Appreciation Rights.  The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change of Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash and/or Common Stock, as determined by the Committee, an amount equal to the amount: (i) set forth in Section 8(b)(iv) with respect to Tandem Stock Appreciation Rights; or (ii) set forth in Section 8(d)(iv) with respect to Non-Tandem Stock Appreciation Rights.

(f)            Repricings of Stock Appreciation Rights Prohibited.  Notwithstanding any other provision of the Plan to the contrary, an outstanding Stock Appreciation Right may not be modified to reduce the Purchase Price thereof nor may a Stock Appreciation Right be surrendered, cancelled, converted, exchanged, replaced or bought out in exchange for cash, another award or Option or Stock Appreciation Right with a Purchase Price that is less than the Purchase Price of the Stock Appreciation Right (other than adjustments or substitutions in accordance with Section 5(d) hereof), unless such action is approved by the stockholders of the Company.

9.	Awards and Terms of Restricted Stock

(a)           Awards of Restricted Stock.  Restricted Stock may be issued to Key Employees or Consultants either alone or in addition to Options granted under the Plan. The Committee shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to subsection (b) below), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirements of Section 162(m) of the Code. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer shares of Restricted Stock awarded under this Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award Agreement. Notwithstanding any other provision of the Plan to the contrary, effective on the date of the Company’s 2009 annual stockholders’ meeting, the Restriction Period with respect to any Award of Restricted Stock (including an Award in the form of a restricted stock unit) granted on or after such date shall be no less than (A) one year, if the lapsing of restrictions is based (in whole or in part) on the attainment of one or more Performance Goals, and (B) three years, if the lapsing of restrictions is based solely on the continued performance of services by the Participant (with restrictions as to no more than 1/3rd of the Shares subject thereto lapsing on each of the first three anniversaries of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions in the event of a Permitted Event or to the extent permitted under Section 5(e). Notwithstanding any other provision of the Plan to the contrary, effective as of the date of the Company’s 2009 annual stockholders’ meeting, the Committee shall not be authorized to provide for the earlier lapsing of restrictions with respect to any Award of Restricted Stock (including an Award in the form of a restricted stock unit) for any reason except as permitted with respect to Permitted Events as provided in the preceding sentence, or to the extent permitted under Section 5(e).

(b)          Objective Performance Goals, Formulae or Standards.  Notwithstanding the foregoing, if the award of Restricted Stock is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code and if the grant of such Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable number of shares of Restricted Stock to be granted or the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The Performance Goals are set forth in Exhibit A hereto.

(c)          Awards and Certificates.  A Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(i)           Purchase Price.  The purchase price of Restricted Stock shall be determined by the Committee, but shall not be less than as permitted under applicable law.

(ii)           Acceptance.  Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

(iii)         Legend.  Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Henry Schein, Inc. (the “Company”) 2013 Stock Incentive Plan, as amended from time to time, and an Award Agreement entered into between the registered owner and the Company dated [insert date]. Copies of such Plan and Award Agreement are on file at the principal office of the Company.”

(iv)         Custody.  The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(v)          Rights as Stockholder.        Except as provided in this subsection and subsection (iv) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon: (A) the expiration of the applicable Restriction Period; and (B) with respect to Awards of Restricted Stock described in Section 9(b), the attainment of the Performance Goals established by the Committee with respect to such Award.

(vi)         Lapse of Restrictions.  Subject to Sections 17 and 18, if and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law.

(vii)        Termination.  Unless otherwise determined by the Committee at grant or thereafter, upon a Termination of Employment or Termination of Consultancy for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited.

(d)          Restricted Stock Units.  The Committee may grant an Award of Restricted Stock in the form of restricted stock units, which grant shall contain such terms and conditions as the Committee shall determine at grant or thereafter, subject to the terms of the Plan. A restricted stock unit is a unit of measurement equivalent to one Share, but with none of the attendant rights of a stockholder of a Share until shares of Common Stock are ultimately distributed in payment of the obligation.

10.	Nontransferability of Awards

(a)          Except as provided in Section 10(b), no Award shall be transferable by the Participant otherwise than by will or under applicable laws of descent and distribution, and during the lifetime of the Participant may be exercised only by the Participant or his or her guardian or legal representative. In addition, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any execution, attachment or similar process contrary to the provisions hereof, such Award shall immediately become null and void.

(b)          Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a non-qualified Option that is not otherwise transferable pursuant to this Section is transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. Any Option so transferred may thereafter be transferred by the transferee to any other Family Member of the Participant, and may be exercised by any permitted transferee at such times and to such extent that such Option would have been exercisable by the Participant if no transfer had occurred.

11.	Rights as a Stockholder

A Participant (or a permitted transferee of an Option pursuant to Section 10(b)) shall have no rights as a stockholder with respect to any Shares covered by such Participant’s Award until such Participant (or a permitted transferee of an Option pursuant to Section 10(b)) shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.

12.	Determinations

Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participants, HSI and its Subsidiaries, directors, officers and other employees of HSI and its Subsidiaries, and the respective heirs, executors, administrators, personal representatives and other successors in interest of each of the foregoing.

13.	Termination, Amendment and Modification

The Plan shall terminate at the close of business on May 14, 2023, unless terminated sooner as hereinafter provided, and no Award shall be granted under the Plan on or after that date. The termination of the Plan shall not terminate any outstanding Awards which by their terms continue beyond the termination date of the Plan. At any time prior to May 14, 2023, the Board or the Committee may amend or terminate the Plan or suspend the Plan in whole or in part. Notwithstanding the foregoing, however, no such amendment may, without the approval of the stockholders of HSI, (i) increase the total number of Shares that may be issued under the Plan or that may be acquired upon exercise or vesting of Awards granted under the Plan (except by operation of Section 5(d)); (ii) increase the maximum individual Participant limitations for a fiscal year under Section 5(c) (except by operation of Section 5(d)); (iii) change the types of employees, consultants or other advisors eligible to be Participants under the Plan; (iv) effect any change that would require stockholder approval under Section 162(m) of the Code, including, without limitation, alter the Performance Goals for the Award of Restricted Stock or restricted stock units; (v) reduce the Purchase Price of any outstanding Awards (except pursuant to Section 5(d)); (vi) extend the maximum option period under Section 6(d); (vii) amend the terms of outstanding Awards to reduce the exercise price of outstanding Options or Stock Appreciation Rights or to cancel, convert, exchange, replace, buyout or surrender outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right (except pursuant to Section 5(d)); (viii) award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price; or (ix) effect any change that would require stockholder approval in order for the Plan to continue to comply, to the extent applicable to Incentive Stock Options, with the applicable provisions of Section 422 of the Code, or with respect to any Award, to make any other amendment that would require stockholder approval under NASDAQ Rule 5635(c) or other such rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

Nothing contained in this Section 13 shall be deemed to prevent the Board or the Committee from authorizing amendments of outstanding Awards, so long as all Awards outstanding at any one time shall not call for issuance of more Shares than the remaining number provided for under the Plan and so long as the provisions of any amended Awards would have been permissible under the Plan if such Award had been originally granted or issued as of the date of such amendment with such amended terms; provided, however, that no outstanding Option may be amended to reduce the Purchase Price specified therein or canceled in consideration for an award having a lower exercise price without the approval of the stockholders of HSI; provided further, however, that the foregoing proviso shall not be deemed to prohibit adjustments related to stock splits, stock dividends, mergers, recapitalizations or other changes in the capital structure or business of HSI pursuant to Section 5(d).

Notwithstanding anything to the contrary contained in this Section 13, no termination, amendment or modification of the Plan may, without the consent of the Participant or the transferee of such Participant’s Award, alter or impair the rights and obligations arising under any then outstanding Award.

14.	Non-Exclusivity

Subject to the express provisions contained in the HSI Agreement, neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of HSI for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, Shares and/or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or limited in application.

15.	Use of Proceeds

The proceeds of the sale of Shares subject to Awards under the Plan are to be added to the general funds of HSI and used for its general corporate purposes as the Board shall determine.

16.	General Provisions

(a)          Right to Terminate Employment or Consultancy.  Neither the adoption of the Plan nor the grant of Awards shall impose any obligations on the Company to continue the employment or engagement as a consultant of any Participant, nor shall it impose any obligation on the part of any Participant to remain in the employ of the Company, subject however to the provisions of any agreement between the Company and the Participant.

(b)          Purchase for Investment.  If the Board determines that the law so requires, the holder of an Award granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to HSI a written statement, in form satisfactory to HSI, representing and warranting that such Participant is purchasing or accepting the Shares then acquired for such Participant’s own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a registration statement on an appropriate form under the Securities Act, which registration statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion, satisfactory in form and substance to HSI, from counsel approved by HSI as to the availability of such exception.

(c)          Trusts, etc.  Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Award thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between HSI and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by HSI in connection with the Plan shall continue to be part of the general funds of HSI, and no individual or entity other than HSI shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant’s executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from HSI pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of HSI.

(d)          Notices.  Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

(e)          Severability of Provisions.  If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

(f)          Payment to Minors, Etc.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

(g)          Headings and Captions.  The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

(h)          Controlling Law.  The Plan shall be construed and enforced according to the laws of the State of New York.

(i)          Section 409A of the Code.  To the extent applicable, the Plan is intended to comply with, or be exempt from, the applicable requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent. In the event that any arrangement provided for under the Plan constitutes a nonqualified deferred compensation arrangement under Code Section 409A, it is intended that such arrangement be designed in a manner that complies with Code Section 409A. Any amounts deferred hereunder that are subject to Code Section 409A and payable to a “specified employee” (within the meaning of such term under Code Section 409A and determined using any identification methodology and procedure selected by the Company from time to time, or, if none, the default methodology and procedure specified under Code Section 409A), except in the event of death, shall be delayed in accordance with the requirements of Code Section 409A until the day immediately following the six month anniversary of such employee’s “separation of service” within the meaning of Code Section 409A (and the guidance issued thereunder). A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of any amounts or benefits, which are subject to Code Section 409A, upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A (and the guidance issued thereunder) and, for purposes of any such provision of the Plan, references to a “resignation,” “termination,” “termination of employment,” “retirement” or like terms shall mean separation from service. Notwithstanding the foregoing, the Company does not guarantee, and nothing in the Plan is intended to provide a guarantee of, any particular tax treatment with respect to payments or benefits under the Plan, and the Company shall not be responsible for compliance with, or exemption from, Code Section 409A and the guidance issued thereunder.

(j)          Participant Loans Prohibited.  Notwithstanding any other provision of the Plan to the contrary, no loans may be made to any Participant (whether on a recourse or non-recourse basis, or with or without interest) for the purpose of enabling a Participant to exercise any Option or Stock Appreciation Right or to otherwise pay any Purchase Price that may be due with respect to an Award.

17.	Issuance of Stock Certificates; Legends and Payment of Expenses

(a)          Stock Certificates.  Upon any exercise of an Option and payment of the exercise price as provided in such Option, a certificate or certificates for the Shares as to which such Option has been exercised shall be issued by HSI in the name of the person or persons exercising such Option and shall be delivered to or upon the order of such person or persons.

(b)          Legends.  Certificates for Shares issued upon exercise or vesting of an Award shall bear such legend or legends as the Committee, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between HSI and the Participant with respect to such Shares.

(c)          Payment of Expenses.  The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

18.	Listing of Shares and Related Matters

If at any time the Board shall determine in its sole discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the award or sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board. If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may in the circumstances constitute a violation by the Participant or the Company of any provisions of any law or of any regulations of any governmental authority or any national securities exchange or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to Shares or Awards, and the right to exercise any Option or Stock Appreciation Right shall be suspended until, in the opinion of said counsel, such sale or delivery will not result in the violation of any provisions of any law or of any regulation of any governmental authority or any national securities exchange or imposition of excise taxes on the Company. Upon termination of any period of suspension under this Section 18, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all

Shares available before such suspension and as to Shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

19.	Withholding Taxes

Where a Participant or other person is entitled to receive Shares pursuant to the exercise or vesting of an Award (as applicable), HSI shall have the right to require the Participant or such other person to pay to HSI the amount of any taxes which HSI may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such Shares.

Upon the disposition of Shares acquired pursuant to the exercise of an Incentive Stock Option, HSI shall have the right to require the payment of the amount of any taxes which are required by law to be withheld with respect to such disposition.

Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any statutorily required withholding tax obligation by any of the following methods, or by a combination of such methods: (a) securing payment in cash or property in lieu of withholding; (b) authorizing HSI to withhold from the Shares otherwise payable to such Participant (1) one or more of such Shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation; or (c) delivering to HSI previously acquired Shares (none of which Shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.

20.	Section 16(b) of the Act

All elections and transactions under the Plan by persons subject to Section 16 of the Act involving Shares are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

EXHIBIT A

PERFORMANCE GOALS

Performance Goals established for purposes of the grant and/or vesting of Restricted Stock intended to be “performance-based” under Section 162(m) of the Code shall be based on one or more of the following (“Performance Goals”): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Company (or any subsidiary, division, other operational unit of the Company or administrative department); (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Company, including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, other operational unit or administrative department of the Company); (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (viii) the attainment of certain target levels of, or a specified percentage increase in, after-tax or pre-tax return on stockholder equity of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (ix) the attainment of certain target levels of, or a specified percentage increase in, market share; (x) the attainment of certain target levels in the fair market value of the shares of the Company’s Common Stock; (xi) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; (xii) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs of the Company, subsidiary, parent, division, operational unit or administrative department; or (xiii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

HENRY SCHEIN, INC. 135 DURYEA ROAD, MAIL STOP E-365 MELVILLE, NY 11747

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:	☐	☐	☐
1. Election of Directors Nominees

01 Stanley M. Bergman	02 Gerald A. Benjamin	03 James P. Breslawski	04 Mark E. Mlotek	05 Steven Paladino
06 Barry J. Alperin	07 Paul Brons	08 Donald J. Kabat	09 Philip A. Laskawy	10 Karyn Mashima
11 Norman S. Matthews	12 Carol Raphael	13 Bradley T. Sheares, PhD	14 Louis W. Sullivan, MD

The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5.		For	Against	Abstain

2.	Proposal to amend the Company’s Section 162(m) Cash Bonus Plan to extend the term of the plan to December 31, 2017 and to re-approve the performance goals thereunder.	☐	☐	☐

3.	Proposal to amend and restate the Company’s Amended and Restated 1994 Stock Incentive Plan to, among other things, increase the aggregate share reserve and extend the term of the plan to May 14, 2023.	☐	☐	☐

4.	Proposal to approve, by non-binding vote, the 2012 compensation paid to the Company’s Named Executive Officers.	☐	☐	☐

5.	Proposal to ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2013.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000171972_1    R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document, Notice & Proxy Statement is/are available at www.proxyvote.com.

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HENRY SCHEIN, INC.

135 Duryea Road, Melville, New York 11747

This proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and the Proxy Statement, hereby appoints Stanley M. Bergman and Michael S. Ettinger as proxies, each with the power to act alone and with the power of substitution and revocation, to represent the undersigned and to vote, as designated on the other side, all shares of common stock of Henry Schein, Inc. held of record by the undersigned on March 15, 2013, at the Annual Meeting of Stockholders to be held at 12:30 p.m. EDT on Tuesday, May 14, 2013 at The Carlyle Hotel, 35 East 76th Street, New York, New York and at any adjournments or postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy. The Board of Directors recommends a vote “FOR” the proposals listed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3, 4 AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000171972_2    R1.0.0.51160